UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Santander Consumer USA Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2016

Proxy Statement

& Notice of

Annual Meeting

of Stockholders

Simple	Personal	Fair

SANTANDER CONSUMER USA HOLDINGS INC.

1601 Elm St. Suite 800

Dallas, Texas 75201

(214) 634-1110

April 29, 2016

Dear Stockholders,

I am honored to chair the board of Santander Consumer USA Holdings Inc. (SC) and to represent the interests of all shareholders. It is a dynamic, growing and impressive company. On behalf of the Board of Directors, I would like to invite you to the Annual Meeting of Stockholders on June 16, 2016. The Annual Meeting will begin at 9 a.m., local time, at 1601 Elm Street, Suite 800, Dallas, Texas 75201.

A Notice of Annual Meeting of Stockholders and Proxy Statement for the meeting are attached. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

In the past year Santander Consumer USA Holdings Inc. has faced a number of challenges. Factors such as a highly regulated environment to management turnover to media characterizations of the auto finance industry as “risky” have all contributed to recent volatility in the SC share price. However, I do not believe that the recent share price reflects the true value of the Company and I remain confident in SC’s ability to generate attractive returns for its shareholders.

Every day I am reminded that our Company helps drive the American economy and helps people prosper. Countless families need vehicles to take them to work, school and to their homes. We provide a way – sometimes the only way – to make that possible.

Our Company has been transformed from an entrepreneurial startup more than 20 years ago into a seasoned, well-managed and innovative originator and servicer of automobile loans. With a focused business strategy, healthy balance sheet, impressive efficiency and continued strong access to liquidity and funding, we are well positioned for long-term success.

2015 was a transformative year for us. In addition to bringing eight new directors onto our board and implementing our succession plans with respect to several key executive positions, we also made strides in several strategic initiatives, including:

•	Continued growth in the FCA US LLC (Chrysler) relationship

•	Focusing on our core business of automotive finance

•	Diversifying and expanding our servicing capabilities through new facilities in Mesa, Arizona, and San Juan, Puerto Rico

•	Continuing our development of a robust compliance framework, including increased automation of quality assurance functions

As we look ahead to 2016, the continued transformation of the Company’s corporate governance, compliance and risk disciplines remain our key – if not our primary – focus. We continue to make progress in these areas and to partner with our bank holding company, Santander Holdings USA, Inc., and the regulatory agencies as we move forward in meeting or exceeding all legal and regulatory expectations. Our present concentration on these disciplines allows for more capacity in the future.

Our fundamentals remain strong in a shifting environment. We are focused on maintaining disciplined underwriting standards to deliver strong returns, robust profitability and value to our stockholders.

As a stockholder, your vote is important to our continued success. The Notice of Annual Meeting and Proxy Statement contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you attend the Annual Meeting you will have the opportunity to revoke your proxy and vote your shares in person. This Proxy Statement is also available at http://www.proxypush.com/SC.

We gratefully acknowledge your continued support of our business.

Sincerely,

Blythe Masters

Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander Consumer USA Holdings Inc. will be held at 1601 Elm Street, Suite 800, Dallas, Texas 75201 at 9:00 a.m., local time, on June 16, 2016, for the following purposes:

1.	To elect thirteen (13) directors to the Board of Directors;

2.	To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year;

3.	To approve the amendment and restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan; and

4.	To transact any business as may properly come before the Annual Meeting in accordance with the terms of our Third Amended and Restated Bylaws.

The Board of Directors has fixed the close of business on April 26, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Eldridge A. Burns, Jr.

Secretary

April 29, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

1601 Elm St. Suite 800

Dallas, Texas 75201

(214) 634-1110

This Proxy Statement is being mailed beginning on or around April 29, 2016 to all stockholders entitled to vote at the Annual Meeting.

SC 2016 Proxy Statement	i

ii	SC 2016 Proxy Statement

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON: June 16, 2016

Information Concerning

Solicitation and Voting

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Santander Consumer USA Holdings Inc., a Delaware corporation, for use at our 2016 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1601 Elm Street, Suite 800, Dallas, Texas 75201, at 9:00 a.m. local time, on June 16, 2016.

As used in this Proxy Statement, the terms “Company”, “us”, “we”, “our”, and “SC” refer to Santander Consumer USA Holdings Inc., and, where appropriate, Santander Consumer USA Holdings Inc., and its subsidiaries. The term “Common Stock” means shares of our common stock, par value, $.01 per share.

Stockholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on April 26, 2016, which the Board of Directors has set as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 358,169,999 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and our shares of Common Stock were held by approximately 26 stockholders of record. Each stockholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of a majority of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed proxy cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

SC 2016 Proxy Statement	1

Information Concerning Solicitation and Voting

Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•	Beneficial Owner. If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Deadline

If you are a stockholder of record on the record date, then your proxy must be received no later than 5:00 p.m., Eastern time on June 15, 2016 to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting without Attending the Annual Meeting

Whether you hold shares directly as a stockholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the proxy card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting in Person

Shares held in your name as the stockholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of thirteen (13) directors, (2) the ratification of the appointment of our independent registered public accounting firm, (3) the approval of the amendment and restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan (the “Omnibus Plan”) and (4) such other business as may properly come before the Annual Meeting.

Our Third Amended and Restated Bylaws (the “Bylaws”) provide that directors are elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat on the Board of Directors is elected for that seat. Only votes actually cast will be counted for purposes of determining whether a director nominee received the most votes for a particular seat on the Board of Directors. Abstentions and the withholding of authority by a stockholder (including broker non-votes) as to the election of directors (Proposal 1) are not treated as votes “cast” and thus have no effect on the results of the election.

Under our Bylaws, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the approval of the amended and restated Omnibus Plan (Proposal 3) must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for either Proposal 2 or Proposal 3.

2	SC 2016 Proxy Statement

Information Concerning Solicitation and Voting

Under current New York Stock Exchange (the “NYSE”) rules, a broker, bank or other nominee may exercise discretionary voting power for the ratification of the selection of our independent registered public accounting firm. However, the election of directors and the approval of the amended and restated Omnibus Plan are non-routine matters and the NYSE does not permit a broker, bank or other nominee to exercise discretionary voting power with regard to such a proposal. Therefore, if you are a beneficial owner and do not provide your broker, bank or other nominee with voting instructions on either the election of directors (Proposal 1) or the amended and restated Omnibus Plan (Proposal 3), then your vote will not count either for or against the election of the nominees or for or against the approval of the amended and restated Omnibus Plan.

As of March 31, 2016, our directors and executive officers owned or controlled the power to vote 42,188,818 shares of Common Stock eligible to be voted at the Annual Meeting (excluding options not exercisable prior to the record date), constituting approximately 11.56% of the outstanding Common Stock. In addition, Santander Holdings USA, Inc. (“SHUSA”), our controlling stockholder and a subsidiary of Banco Santander, S.A. (“Santander”), owns 210,995,049 shares of Common Stock, constituting approximately 58.92% of the outstanding Common Stock. We believe that our directors, executive officers and SHUSA will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposals 2 and 3, and therefore, the outcome of these matters is reasonably assured.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends (1) a vote for the election of José Doncel Razola, Stephen A. Ferriss, Victor Hill, Mark P. Hurley, Brian Gunn, Jason A. Kulas, Javier Maldonado, Blythe Masters, Robert J. McCarthy, Gerald P. Plush, William Rainer, Wolfgang Schoellkopf and Heidi Ueberroth to our Board of Directors, (2) a vote for the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm and (3) a vote for the approval of the amendment and restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan. In the event that any director nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the proxy card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

SC 2016 Proxy Statement	3

Corporate Governance

Proposal 1:

Election of Directors

WHAT YOU ARE VOTING ON?: At the 2016 annual meeting,

13 directors are to be elected to hold office until

the 2017 annual meeting and until their successors are elected or qualified or until the directors either resign or are removed from office.

Introduction

As of the date of our annual meeting, our Board will consist of thirteen members. The current members are José Doncel Razola, Stephen A. Ferriss, Victor Hill, Mark P. Hurley, Brian Gunn, Jason A. Kulas, Javier Maldonado, Blythe Masters, Robert J. McCarthy, Gerald P. Plush, William Rainer, Wolfgang Schoellkopf and Heidi Ueberroth.

SHUSA has the right to nominate eight members of our Board. See “—Nomination of Directors.” SHUSA has nominated Mr. Doncel Razola, Mr. Ferriss, Mr. Hill, Mr. Gunn, Mr. Kulas, Mr. Maldonado, Mr. Plush and Mr. Schoellkopf for election to the Board of Directors. The Board of Directors has nominated Mr. Hurley, Ms. Masters, Mr. McCarthy, Mr. Rainer and Ms. Ueberroth for election to the Board of Directors. The Board has determined that Mr. Ferriss, Mr. Hurley, Ms. Masters, Mr. McCarthy, Mr. Schoellkopf, Mr. Rainer and Ms. Ueberroth are independent directors.

Each of the directors elected at the Annual Meeting will be elected for a one-year term which expires at the next annual meeting and will serve until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal.

Information Concerning the Nominees

Biographical information for each nominee for election to our Board appears below. The information is based entirely upon information provided by the respective nominees.

4	SC 2016 Proxy Statement

Corporate Governance

José Doncel Razola	Director since: December 2015 Age: 55
EXPERIENCE

Mr. Doncel Razola has served as a senior executive of Santander and certain predecessor companies since 1993, most recently as Senior Executive Vice President and Director of the Accounting and Control division since October 2014, as Senior Executive Vice President and Director of the Corporate Division of Internal Audit from June 2013 to October 2014, and as Senior Executive Vice President and Director General of the Retail Banking Management Control Area from April 2013 to June 2013. He was also previously employed by Arthur Andersen Auditores, S.A., Division of Financial Institutions. He is a chairman of Banco de Albacete, S.A. and a member of the board of directors of Santander Holding Internacional, S.A., Santusa Holding, S.L., Grupo Empresarial Santander, S.L., Administración de Bancos Latinoamericanos Santander, S.L., Banco Santander (México), S.A. de C.V., Grupo Financiero Santander, S.A. de C.V., Ingeniería de Software Bancario, S.L., Geoban, S.A., Produban Servicios Informáticos Generales, S.L., Santander Consumo, S.A. de C.V., Santander Hipotecario, S.A. de C.V., Santander Vivienda, S.A. de C.V. and Casa de Bolsa Santander, S.A. de C.V. Mr. Doncel Razola holds a degree in economic and business sciences from the Universidad Complutense de Madrid. Mr. Doncel has extensive experience in leadership, finance and risk management, and we believe he is qualified to serve on our Board.

Stephen A. Ferriss	Director since: 2013 Age: 70
EXPERIENCE
Vice-Chair of the Board COMMITTEES • Audit • Executive

Mr. Ferriss has served as a director of SHUSA since 2012 and is also the chairman of the boards of Santander BanCorp and Banco Santander Puerto Rico. He is also the senior independent director of Management Consulting Group PLC, London. Mr. Ferriss was a director of Santander Bank, N.A., a wholly owned subsidiary of SHUSA (“SBNA”), from 2012 to 2015 and was also a director of Iberchem in Madrid, Spain from 2007 until 2013. Previously, he served as President and Chief Executive Officer of Santander Central Hispano Investment Services, Inc. from 1999 to 2002, and held various roles at Bankers Trust, including Managing Director and Partner of the Bankers Trust Global Investment Bank in London and New York. Prior to Bankers Trust, Mr. Ferriss spent 19 years at Bank of America. Mr. Ferriss graduated from Columbia College and received a master’s degree in Latin American international economics from Columbia University School of International and Public Affairs. Mr. Ferriss brings extensive experience in management and international finance to the Board, and we believe he is qualified to serve on our Board.

SC 2016 Proxy Statement	5

Corporate Governance

Brian Gunn	Director since: December 2015 Age: 43
EXPERIENCE
COMMITTEES • Risk	Mr. Gunn has served as the Chief Risk Officer of SHUSA since June 2015 and is responsible for overseeing all of the risk management functions for Santander in the United States. Prior to joining SHUSA, he was employed by Ally Financial Inc. since 2008, most recently as Chief Risk Officer from November 2011 to June 2015. Prior to joining Ally, Mr. Gunn was employed by GE Money serving in a variety of risk management positions, most recently as the Chief Risk Officer of GE Money Canada. He holds a bachelor’s degree in finance from Providence College and a master’s degree in business administration from Hofstra University. Mr. Gunn has extensive experience in risk management and finance, and we believe he is qualified to serve on our Board.

Victor Hill	Director since: 2015 Age: 52
EXPERIENCE
COMMITTEES • Regulatory and Compliance Oversight • Risk	Mr. Hill has served as Managing Director of Santander Consumer (UK) plc, which he founded, since July 2005 and as Managing Director of First National Motor plc, a subsidiary of Santander Consumer (UK), since February 2004. Mr. Hill joined Lombard North Central plc in 1982, remaining with the business through its change of ownership and rebranding to First National Motor plc in 1998. Mr. Hill has since held a number of executive positions at First National Motor plc, including Head of the Department – Customer Services (Motor Finance) from February 1994 to December 1999, Operations Director (Motor Finance) from January 2000 to April 2002, Group Customer Services Director from May 2002 to April 2003 and Director from April 2003 to February 2004. Mr. Hill also serves as a director of Hyundai Capital UK Ltd., Santander Consumer UK, PSA Finance plc and First National Motor plc. He has previously served as a director of several companies in the Abbey National Group from November 2003 to September 2009 and of GE Capital Bank Limited from January 2009 to May 2009. Mr. Hill has extensive experience in management and in the auto finance industry, and we believe he is qualified to serve on our Board.

6	SC 2016 Proxy Statement

Corporate Governance

Mark P. Hurley	Director since: April 2016 Age: 57
EXPERIENCE

Mr. Hurley co-founded Fiduciary Network, a specialty finance business focused on wealth management companies, and has served as its Chairman and Chief Executive Officer since 2006. Mr. Hurley served as Chairman and Chief Executive Officer of Undiscovered Managers, a mutual fund company that he founded, from 1997 until 2004, when it was sold to JPMorgan. He previously was a Managing Director at Merrill Lynch, a Vice President at Goldman Sachs and served as the Director of Resolutions at the Office of Thrift Supervision, United States Treasury Department. Mr. Hurley currently serves on the University of North Texas Foundation. He holds a bachelor’s degree in engineering and history from the United States Military Academy and a master’s degree in business administration from the Stanford Graduate School of Business. Mr. Hurley also was a Captain in the United States Army Field Artillery, serving for five years. Mr. Hurley has extensive managerial and finance experience, and we believe he is qualified to serve on our Board.

Jason A. Kulas	Director since: 2015 Age: 45
EXPERIENCE
Chief Executive Officer COMMITTEES • Executive	Mr. Kulas has served as our Chief Executive Officer since July 2015 and as our President since February 2016 having previously served as our President from November 2013 to July 2015 and our Chief Financial Officer from January 2007 to July 2015. Since July 2015, he has also served as a director, having previously served on our Board from 2007 to 2012. Prior to joining us, Mr. Kulas was a Managing Director in investment banking for JPMorgan Securities, Inc., where he was employed from 1995 to 2007. Mr. Kulas also worked as an analyst for Dun & Bradstreet and as an adjunct professor at Texas Christian University. He has served as a director of SHUSA since October 2015 and also currently serves as a member of the Board of the nonprofit Santander Consumer USA Inc. Foundation. Mr. Kulas holds a bachelor’s degree in chemistry from Southern Methodist University and a master’s degree in business administration from Texas Christian University. Mr. Kulas has extensive knowledge and experience in finance and in the consumer finance industry, and we believe he is qualified to serve on our Board.

SC 2016 Proxy Statement	7

Corporate Governance

Javier Maldonado	Director since: 2015 Age: 53
EXPERIENCE
COMMITTEES • Compensation • Regulatory and Compliance Oversight	Mr. Maldonado has served as Senior Executive Vice President, Global Head of Cost Control of Santander since October 2015. He has held numerous management positions at Santander, including Senior Executive Vice President of Santander, Head of the New General Directorate for Coordination and Control of Regulatory Projects, from September 2014 to October 2015; Executive Committee Director, Head of Internal Control and Corporate Development, for Santander (UK) plc (“Santander UK”) from May 2012 to September 2014; Vice President in Charge of Closed Funds and Complaints for Banco Santander Brazil from October 2011 to April 2012; and General Manager for Santander in the Middle East from January 2011 to September 2011. Previously, Mr. Maldonado was an attorney with Baker & McKenzie and Corporate and International Law Department Head at J.Y. Hernandez-Canut Law Firm. Mr. Maldonado has served as a director of SHUSA since April 2015 and has served as vice-chairman of the board of SHUSA since October 2015. He also currently serves as a director of Banco Santander Puerto Rico and Santander BanCorp and as a director of Saudi Hollandi Bank Riyadh. He holds law degrees from Northwestern University and UNED University. Mr. Maldonado has extensive knowledge and experience in international finance and legal and regulatory affairs, and we believe he is qualified to serve on our Board.

Blythe Masters	Director since: 2015 Age: 47
EXPERIENCE
Chair of the Board COMMITTEES • Executive (Chair)	Ms. Masters is currently the Chief Executive Officer of Digital Asset Holdings, a company engaged in cryptographically secure settlement and ledger services. Previously, Ms. Masters held senior executive roles at J.P. Morgan Chase & Co., where she served as the head of its global commodity business from 2007 to 2014, as the head of Corporate & Investment Bank Regulatory Affairs from 2012 to 2014, and as Chief Financial Officer of J.P. Morgan’s investment bank from 2004 to 2007. Ms. Masters is the former chair of both the Global Financial Markets Association (GFMA) and the Securities Industry and Financial Markets Association, and currently serves on the boards of the Breast Cancer Research Foundation and the Global Fund for Women. She received her bachelor’s degree in economics from Trinity College, Cambridge University. Ms. Masters has extensive knowledge and experience in business, finance and regulatory affairs, and we believe she is qualified to serve on our Board.

8	SC 2016 Proxy Statement

Corporate Governance

Robert J. McCarthy	Director since: 2015 Age: 62
EXPERIENCE
COMMITTEES • Audit • Compensation • Regulatory and Compliance Oversight	Mr. McCarthy has served as Chairman of Hotel Development Partners since March 2014. Mr. McCarthy joined Marriott International, Inc. in 1975, where he served in various leadership positions including Senior Vice President, Northeast Region from 1995 to 2000; Executive Vice President, Operations from 2000 to 2002; President, North America from 2003 to 2009; and Group President from 2009 to 2011, and served as Chief Operations Officer from March 2012 until February 2014. Mr. McCarthy currently is a member of the Board of Trustees at Villanova University and a member of the Board of Priton, LLC. Previously, Mr. McCarthy served as a director of the ServiceSource Foundation, as a member of the Autism Learning Center, as a member of the Dean’s Advisory Board at Cornell University School of Hotel Administration, as a member of the Dean’s Advisory Board at Villanova University School of Business and as a member of the board of managers at Avendra, LLC. Mr. McCarthy holds a bachelor’s degree in business administration from Villanova University and is a graduate of the Advanced Management Program at the Wharton School of Business at the University of Pennsylvania. Mr. McCarthy has extensive managerial and finance experience, and we believe he is qualified to serve on our Board.

Gerald P. Plush	Director since: 2014 Age: 57
EXPERIENCE
COMMITTEES • Risk	Mr. Plush has served as the Chief Administration Officer of SHUSA since April 2016. From April 2014 to April 2016, he served as Chief Financial Officer of SHUSA. From December 2011 to September 2013, Mr. Plush was a member of the board of directors and President and Chief Operating Officer of Webster Bank, where he had previously served as Chief Financial Officer and Chief Risk Officer. Before joining Webster Bank, he also served in various roles at MBNA Corporation from 1995 to 2006, most recently as senior executive vice president and managing director for corporate development. Mr. Plush also has served as a director of the Federal Home Loan Bank of Pittsburgh since November 2015. Mr. Plush has a bachelor’s degree in accounting from St. Joseph’s University in Philadelphia, Pennsylvania and is a Certified Public Accountant and Certified Management Accountant. Mr. Plush has extensive knowledge and experience in finance and risk management, and we believe he is qualified to serve on our Board.

SC 2016 Proxy Statement	9

Corporate Governance

William Rainer	Director since: 2015 Age: 70
EXPERIENCE
COMMITTEES • Audit (Chair) • Executive • Regulatory and Compliance Oversight (Chair) • Risk	Mr. Rainer has extensive experience and has held numerous leadership roles in the financial services industry. From 2001 to 2004, Mr. Rainer served as the Chairman and Chief Executive Officer of OneChicago, LLC, a regulated futures exchange. He also served as the Chairman of the Commodity Futures Trading Commission from 1999 to 2001, as Chairman of the United States Enrichment Corporation from 1994 to 1998, and as Founder of Greenwich Capital Markets, Inc. from 1981 to 1988. Previously, Mr. Rainer held various leadership positions at Kidder, Peabody & Co., Inc. From July 2015 to March 2016, he served as a director of Banco Santander International (“BSI”), an affiliate of the Company, and from December 2015 to March 2016, he served as chairman of the board of Santander Investment Securities, Inc. (“SIS”), an affiliate of the Company. Mr. Rainer served as director of IQ Funds, a family of closed-end mutual funds, from 2004 until 2010. From 1996 to 2000 and from 2004 to 2008, Mr. Rainer served as a trustee for Southern Methodist University. He has served as a member of the Dean’s Council of the Harvard Divinity School since 2003 and as its Chair from 2005 through June 2013. He is currently the Chairman of Shortridge Academy, Ltd. and New Braunfels Communications, Inc. Mr. Rainer received his bachelor’s degree in economics and master’s degree in business administration from Southern Methodist University. Mr. Rainer has extensive knowledge and experience in finance, regulatory affairs, and leadership of financial services firms, and we believe he is qualified to serve on our Board.

Wolfgang Schoellkopf	Director since: 2015 Age: 83
EXPERIENCE
COMMITTEES • Audit • Executive • Risk (Chair)

For over twenty years, Mr. Schoellkopf served in numerous management roles at Chase Manhattan Bank, N.A., including Executive Vice President and Treasurer. Mr. Schoellkopf is a former Managing Partner of Lykos Capital Management, LLC, before which, he served as the Chief Executive Officer for US Operations at Bank Austria. He has also served as Vice Chairman and Chief Financial Officer of First Fidelity Bancorp and as Executive Vice President and Director of Global Foreign Exchange at Shearson Lehmann. He has served on the boards of directors of SHUSA and of SBNA since 2009. He is a director of The Bank of N.T. Butterfield & Son Limited, and he also served as a director of the SLM Corporation (Sallie Mae) from 1998 until 2014. Mr. Schoellkopf studied economics at the University of California, Berkeley, the University of Munich and Cornell University and lectured in economics at Cornell University and Princeton University. Mr. Schoellkopf has extensive experience in finance, risk management and in the banking industry, and we believe he is qualified to serve on our Board.

10	SC 2016 Proxy Statement

Corporate Governance

Heidi Ueberroth	Director since: 2014 Age: 50
EXPERIENCE
COMMITTEES • Compensation (Chair) • Executive	Ms. Ueberroth has served in a variety of senior executive positions with the National Basketball Association from 1994 to December 2013, most recently as President of NBA International. She currently serves as a director of the Pebble Beach Company, the Monterey Peninsula Foundation, Ueberroth Family Foundation, as a trustee of the Cancer Research Institute and as a member of the Board of Visitors of the Arts and Science College of Vanderbilt University. Previously, she served on the board of directors of NBA China from 2008 through December 2013. Ms. Ueberroth holds a bachelor’s degree from Vanderbilt University. Ms. Ueberroth has extensive experience in business operations, international management and consumer marketing, and we believe she is qualified to serve on our Board.

Director Independence

Because we are a controlled company, we are exempt from the requirement in the NYSE Listed Company Rules that a majority of our directors must be independent. In addition, we are exempt from the requirements to form a Nominating and Governance Committee and that our Compensation Committee be composed solely of directors who meet additional, heightened independence standards under the NYSE Listed Company Rules and the rules of the Securities and Exchange Commission (“SEC”). However, effective January 22, 2015, the Company was subject to the requirement that all members of the Audit Committee satisfy independence requirements set forth under the NYSE Listed Company Rules and meet the additional criteria for independence of audit committee members set forth in Rule of 10A-3(b)(1) under the Exchange Act.

Under the NYSE Listed Company Rules, to be considered independent, the director must not have a disqualifying relationship, as defined in the NYSE Listed Company Rules; and the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with the Company. In making independence determinations, the Board complies with all NYSE and SEC criteria and considers all relevant facts and circumstances. The Board has determined that Mr. Ferriss, Mr. Hurley, Ms. Masters, Mr. McCarthy, Mr. Rainer, Mr. Schoellkopf and Ms. Ueberroth (the “Independent Directors”) are independent as defined by the NYSE Listed Company Rules and the SEC’s rules. In assessing the independence of the Independent Directors, the Board considered, without limitation, the following transactions, relationships and arrangements:

DIRECTOR	ORGANIZATION	RELATIONSHIP	SC TRANSACTION/ RELATIONSHIP

Mr. Ferriss	SHUSA	Director	Majority Stockholder
	SBNA	Former Director	Affiliate
	Santander Central Hispano Investment Services, Inc.	Former CEO	Affiliate
	Santander BanCorp	Director	Affiliate
	Banco Santander Puerto Rico	Chairman of the Board	Affiliate

Ms. Masters	Santander InnoVentures (“InnoVentures”)	Business Relationship	During 2016, InnoVentures, a subsidiary of Santander, invested $999,995.80 in Digital Asset Holdings, a company of which Ms. Masters serves as CEO.

Mr. Rainer	BSI	Former Director	Affiliate
	SIS	Former Chairman	Affiliate

Mr. Schoellkopf	SHUSA	Director	Majority Stockholder
	SBNA	Director	Affiliate

The Board has also determined that each member of the Audit Committee (Mr. Ferriss, Mr. McCarthy, Mr. Rainer and Mr. Schoellkopf) is an “audit committee financial expert” in accordance with the definition established by the SEC. Further, all of the directors, except for Mr. Kulas (the “Outside Directors”), qualify as outside directors as defined by the NYSE Listed Company Rules.

SC 2016 Proxy Statement	11

Corporate Governance

Board Leadership Structure and

Risk Oversight

Our Board is responsible for the oversight of management on behalf of our stockholders. The Board and its committees meet periodically throughout the year to (i) review strategy, business and financial performance, risk and control matters, and compensation and management development, and (ii) provide guidance to and oversight of, and otherwise assess and advise, the CEO and other senior executives. The Board’s leadership structure, described below, is designed to ensure that authority and responsibility are effectively allocated between the Board and management.

Our Board does not have any formal policy on whether the same person should serve as both the CEO and Chair of the Board, as the Board believes that it should have the flexibility to make the determination of the appropriate leadership for us at any given point in time. Thomas G. Dundon served as our Chairman of the Board and CEO until July 2015. Upon Mr. Dundon’s separation from the Company, our Board decided to separate the positions of Chair of the Board and CEO, and appointed Ms. Masters, an independent director, as the Chair of our Board, and Mr. Kulas as our CEO. We believe that having an independent board chair can create an environment that leads to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board to monitor whether management’s actions are in the best interests of all stockholders. As a result, at this time, we believe that Ms. Masters serving as our independent chair enhances the effectiveness of the Board as a whole.

The Chair of the Board leads our Board, sets the tone for its culture and ensures its effectiveness in overseeing the Company and its management. The Chair presides at all meetings of the Board, as well as executive sessions of outside directors and, in consultation with the CEO, other directors and management, establishes the agenda for each Board meeting. The Chair also has the power to call special meetings of the Board. Mr. Ferriss serves as our Board’s Vice Chair, who acts as Chair of the Board if Ms. Masters is absent.

The Company has established a risk governance structure that assigns responsibility for risk management among front-line business personnel, an independent risk management function, and internal audit. According to this model, business owners maintain responsibility for identifying and mitigating the risks generated through their business activities. The Chief Risk Officer (“CRO”), who reports to the CEO and is independent of any business line, is responsible for developing and maintaining a risk framework that ensures risks are appropriately identified and mitigated, and for reporting on the overall level of risk in the Company. The CRO is also accountable to the Risk Committee and to SHUSA’s Chief Risk Officer. The CRO is charged with the implementation and execution of the enterprise risk management (“ERM”) program under the oversight of the Board and its committees.

Risk management is overseen by our Board through four standing committees: the Risk Committee, the Audit Committee, the Compensation Committee and the Regulatory and Compliance Oversight Committee, each of which is chaired by an independent director. Committee chairs are responsible for calling meetings of their committees, presiding at meetings of their committees, approving agendas and materials for their committee meetings, serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO and CRO, and working directly with the senior management responsible for committee matters. Each Board committee provides regular reports to the Board regarding matters reviewed at the Board committee.

In addition to receiving and discussing reports of risks under the purview of a particular committee, the Board monitors the Company’s risk culture and reviews specific and aggregate risks the Company faces. Further, at least annually, the Board approves, at the recommendation of the Risk Committee, a Risk Appetite Statement (a “RAS”), which defines the levels and types of risks the Company is willing to assume to achieve its business plans while controlling risk exposures within the Company’s risk capacity. In addition, the RAS establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system of risk limits, escalation triggers and control programs.

The Risk Committee is charged with responsibility for establishing governance over the ERM process, providing oversight of risk policies and risk management performance. The Risk Committee monitors the Company’s aggregate risk position and reporting on the comprehensive portfolio of risk categories and the potential impact these risks can have on our risk profile. A comprehensive risk report is submitted regularly by the CRO to the Risk Committee and to the Board providing management’s view of our risk position. Further, the Risk Committee reviews and recommends for the Board’s approval the RAS and an ERM Policy along with various sub-policies governing, without limitation, enterprise risk, credit risk, information risk, market and liquidity risk, operational risk, model risk and strategic risk. The Risk Committee also provides oversight of the Company’s impact on SHUSA’s compliance with its capital adequacy assessment process, including its Comprehensive Capital and Review (“CCAR”) submissions and resolution planning. The Risk Committee also reviews and concurs in the appointment, replacement, performance and compensation of the CRO.

The Audit Committee is charged with responsibility for oversight relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of our systems of internal accounting and financial controls and internal and external auditing, including the qualifications and independence of our independent registered public accounting firm. The Audit Committee oversees the performance of the Company’s internal audit function and reviews and concurs in

12	SC 2016 Proxy Statement

Corporate Governance

the appointment, replacement, performance and compensation

of the Company’s Chief Internal Auditor and approves internal audit’s annual audit plan, charter, policies and budget. The Audit Committee also receives regular updates on the audit plan’s status and results including significant reports issued by internal audit and the status of management’s corrective actions. The Audit Committee also reviews risk management policies and procedures related to financial and accounting matters, including, without limitation, our Supplemental Statement of Ethics and Code of Ethics for the CEO and Senior Financial Officers.

The Compensation Committee works to ensure that the compensation programs covering the Company’s executives, business units and risk-taking employees appropriately balance risk with incentives such that business performance is achieved without taking imprudent or uneconomic risks. At least annually, our Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers. The assessment includes whether such compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

The Regulatory and Compliance Oversight Committee is charged with the oversight of risk relating to the effectiveness of the Company’s compliance management system. The Regulatory and Compliance Oversight Committee also oversees the Company’s progress in remediating risks identified in risk assessment findings, internal audit findings and outstanding corrective actions identified by regulators in examination reports, enforcement actions and other communications.

In addition to the Board and Board committees, the CEO and CRO delegate risk responsibility to management committees including the Enterprise Risk Management Committee (“ERMC”), which is chaired by our CRO. The ERMC is responsible for ERM governance and oversight. The ERMC maintains and monitors compliance with the RAS and the limits and escalations defined in it. The ERMC oversees implementation of risk policies across the Company with approval by the Board or the appropriate Board committee. The ERMC also reviews and reports to the Board or appropriate Board committees on key risk exposures, trends, and concentrations and significant compliance matters and provides guidance on the steps to monitor, control and report major risks.

In addition, the Asset Liability Committee (“ALCO”) is responsible for managing market, liquidity and asset and liability risks. ALCO is chaired by the CFO, and the CRO is a member of ALCO.

Board Committees

The Board has five standing committees: the Audit Committee; the Compensation Committee; the Executive Committee; the Regulatory and Compliance Oversight Committee; and the Risk Committee. As described above, the Board has determined that all of the members of the Audit Committee are independent directors as defined in the NYSE Listed Company Rules and the additional criteria for independence of audit committee members set forth in Rule of 10A-3(b)(1) under the Exchange Act. The charters for each committee may be found on SC’s website at http://investors.santanderconsumerusa.com.

NAME	AUDIT	COMPENSATION	EXECUTIVE	REGULATORY AND COMPLIANCE OVERSIGHT	RISK

Stephen A. Ferriss	•		•

Brian Gunn					•

Victor Hill				•	•

Jason A. Kulas			•

Javier Maldonado		•		•

Blythe Masters			Chair

Robert J. McCarthy	•	•		•

Gerald P. Plush					•

William Rainer	Chair		•	Chair	•

Wolfgang Schoellkopf	•		•		Chair

Heidi Ueberroth		Chair	•

SC 2016 Proxy Statement	13

Corporate Governance

The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2015.

AUDIT COMMITTEE
Audit Committee members: • Mr. Rainer (Chair) • Mr. Ferriss • Mr. McCarthy • Mr. Schoellkopf Number of Meetings in 2015: 14

Among other things, our Audit Committee:

•  Reviews financial reporting policies, procedures, and internal controls.

•  Administers the appointment, compensation, and oversight of the Company’s independent accounting firm.

•  Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent accounting firm.

•  Reviews and approves or ratifies all related-party transactions in accordance with the Company’s policies and procedures with respect to the Company’s Related Person Transactions Policy.

•  Oversees the Company’s internal audit function, including approval of the annual internal audit plan and the review of the performance of the Chief Internal Auditor.

•  Reviews certain risk management policies and procedures, certain policies, processes, and procedures regarding compliance matters, as well as our Supplemental Statement of Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

The Board has determined that each of the members is “independent” as defined by Section 10A(m)(3) of the Exchange Act, Rule 10A-3 under the Exchange Act, and the NYSE Listed Company Rules. The Board has also determined that each of the members is “financially literate” as required by Section 303A.07 of the NYSE Listed Company Rules and an “audit committee financial expert” as defined in the SEC’s rules.

COMPENSATION COMMITTEE
Compensation Committee members: • Ms. Ueberroth (Chair) • Mr. Maldonado • Mr. McCarthy Number of Meetings in 2015: 15

Among other things, our Compensation
Committee:

•  Reviews, approves and makes recommendations to the Board on the compensation of the Chief Executive Officer.

•  Reviews and approves the compensation of each executive officer other than the Chief Executive Officer.

•  Reviews and makes recommendations to the Board regarding the compensation of the Independent Directors.

•  Approves and evaluates all compensation plans, policies and programs of the Company as they affect the Company’s directors, Chief Executive Officer and other executive officers.

•  Sets performance measures and goals and verifies the attainment of performance goals under performance-based incentive compensation arrangements applicable to the Company’s executive officers.

•  Monitors and assesses whether the overall design and performance of the Company’s compensation plans, policies and programs do not encourage employees, including our named executive officers, to take excessive risk.

•  Oversees the management development, succession planning, and retention practices for our executive officers.

The Board has determined that Ms. Ueberroth, Mr. Maldonado, and Mr. McCarthy qualify as “outside” directors within the meaning of Internal Revenue Code Section 162(m) (“Section 162(m)”). The Board has determined that Ms. Ueberroth and Mr. McCarthy are “independent” as defined by the NYSE Listed Company Rules and qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). Ms. Ueberroth and Mr. McCarthy constitute a subcommittee of the Compensation Committee when considering issues governed by Rule 16b-3.

14	SC 2016 Proxy Statement

Corporate Governance

EXECUTIVE COMMITTEE
Executive Committee members: • Ms. Masters (Chair) • Mr. Ferriss • Mr. Kulas • Mr. Rainer • Mr. Schoellkopf • Ms. Ueberroth Number of Meetings in 2015: 1	Our Executive Committee acts on the Board’s behalf between Board meetings on all matters that may be lawfully delegated.
The Board has determined that Ms. Masters, Mr. Ferriss, Mr. Rainer, Mr. Schoellkopf and Ms. Ueberroth are “independent” as defined by the NYSE Listed Company Rules.

REGULATORY AND COMPLIANCE OVERSIGHT COMMITTEE
Regulatory and Compliance Oversight Committee members: • Mr. Rainer (Chair) • Mr. Hill • Mr. Maldonado • Mr. McCarthy Number of Meetings in 2015: 2

Among other things, our Regulatory and
Compliance Oversight Committee:

•  Provides oversight and assesses the effectiveness of the Company’s compliance management system.

•  Oversees the Company’s compliance function including the Chief Compliance Officer.

•  Oversees the Company’s progress in responding to internal audit findings, risk assessment findings, and outstanding corrective actions identified by regulators in examination reports, enforcement actions and other communications.

•  Reviews the Company’s regulatory correspondence and reports received from or submitted to regulators to ensure effective communication between the Company and its respective regulators.

The Board has determined that Mr. Rainer and Mr. McCarthy are “independent” as defined by the NYSE Listed Company Rules.

RISK COMMITTEE
Risk Committee members: • Mr. Schoellkopf (Chair) • Mr. Gunn • Mr. Hill • Mr. Plush • Mr. Rainer Number of Meetings in 2015: 13

Among other things, our Risk Committee:

•  Assesses and manages the Company’s enterprise risk, credit risk, market risk, operational risk, liquidity risk and other risk matters.

•  Provides oversight of the Company’s risk governance structure in order to evaluate and control the Company’s risks, including the approval of the Company’s Risk Appetite Statement.

•  Oversees the Company’s risk management function including the review of the performance of the Chief Risk Officer.

•  Oversees and manages the Company’s activities related to capital planning and analysis.

The Board has determined that Mr. Schoellkopf and Mr. Rainer are “independent” as defined by the NYSE Listed Company Rules.

SC 2016 Proxy Statement	15

Corporate Governance

Director Compensation

Effective July 24, 2014, we adopted a director compensation program that provided for the following compensation for independent members of our Board of Directors:

•	An annual cash board retainer of $80,000; plus

•	An additional annual cash retainer of $40,000 for the chair of our Audit Committee; plus

•	An additional annual cash retainer of $20,000 for being a member of our Audit Committee; plus

•	An additional annual cash retainer of $10,000 for the chair of any other committee of our Board of Directors; plus

•	An additional annual cash retainer of $10,000 for being a member of any other committee; plus

•	An annual grant of stock options or restricted stock units (“RSUs”) with a grant date fair value equal to $50,000 that vest ratably over three years.

The Compensation Committee periodically reviews the form and amount of director compensation and recommends changes to the Board, as appropriate. As a result of such review in 2015, the Compensation Committee recommended that the Board adopt a revised independent director compensation program, including increased annual cash retainers and committee chair and member retainers. These increased retainers reflect an increased workload for the Board and its committees in light of the regulatory and business challenges facing financial institutions generally and the Company specifically. The Compensation Committee also recommended a separate cash retainer for an independent Chair of the Board as the result of the decision by the Board to split the roles of CEO and Chair of the Board.

Effective July 15, 2015, the Board adopted a revised independent director compensation program that provides the following compensation for independent members of our Board of Directors:

•	An annual cash retainer of $100,000 (paid quarterly in arrears); plus

•	An annual grant of restricted stock or RSUs with a grant date fair market value equal to $50,000, vesting on the earlier of 1st anniversary of the grant date or 1st Annual Stockholder Meeting following the grant date (with the grant date occurring at or around the start of the applicable term of service); plus
•	$70,000 in cash annually if the director serves as chair of any committee of the Board (paid quarterly in arrears); plus

•	$20,000 in cash annually if the director serves as a non-chair member of any committee of the Board (paid quarterly in arrears); plus

•	$600,000 in cash annually if the director also serves as the Chair of the Board (paid quarterly in arrears).

The revised independent director compensation program was approved by the Company’s non-independent directors, who do not receive compensation for their service on the Board.

We may reimburse directors for their expenses in connection with their Board service or pay such expenses directly. We also pay the premiums on directors’ and officers’ liability insurance covering the directors.

Independent Non-Employee Director Stock Ownership Guidelines

In order to align the economic interests of our independent non-management directors with those of our stockholders, our Board has determined that our independent directors should hold a meaningful equity stake in SC. To that end, our Independent Non-Employee Director Stock Ownership Guidelines (adopted by our Board in January 2016) requires each of our independent directors to acquire and retain shares or share equivalents of our Common Stock with a target value not less than five times the annual equity retainer.

There is no required time period within which an independent director must attain the applicable stock ownership target. However, until the stock ownership target is achieved, the independent directors will be required to retain 100% of all shares of our Common Stock received under SC’s independent director compensation program, after taking into account any applicable taxes due on the vesting of those shares.

As of the date hereof, all directors are in compliance with the Independent Non-Employee Director Stock Ownership Guidelines and on track to meet the stock ownership target.

16	SC 2016 Proxy Statement

Corporate Governance

Director Compensation Table for Fiscal Year 2015

The following table provides information regarding compensation for each non-employee member of our Board in 2015.

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(2) ($)	TOTAL ($)
Roman Blanco(3)	—	—	—
John H. Corston(3)	—	—	—
Jose Garcia Cantera(4)	—	—	—
Gonzalo de Las Heras(3)	—	—	—
José Doncel Razola	—	—	—
Thomas G. Dundon(5)	—	—	—
Stephen A. Ferriss	162,174	76,712(8)	238,886
Brian Gunn	—	—	—
William P. Hendry(3)	67,800	—	67,800
Victor Hill	—	—	—
Matthew Kabaker(3)	—	—	—
Mónica López-Monís(4)	—	—	—
Javier Maldonado	—	—	—
Blythe Masters	344,783	50,000(9)	394,783
Robert McCarthy	67,663	50,000(9)	117,663
Tagar C. Olson(3)	—	—	—
Gerald P. Plush	—	—	—
William Rainer	107,962	50,000(9)	157,962
Javier San Felix(3)	—	—	—
Alberto Sánchez(6)	—	—	—
Wolfgang Schoellkopf	149,348	76,712(8)	226,060
Heidi Ueberroth	148,424	76,712(8)	225,136
Daniel Zilberman(7)	—	—	—

(1)	Under the Company’s independent director compensation program, only independent directors are compensated for their service on the Board.

(2)	To align our independent directors’ compensation with stockholder interests, each independent director is granted a RSU award upon election or re-election. In 2015, each RSU award was granted on October 26, 2015 and will vest upon the earlier of (i) the first anniversary of the grant date and (ii) the first annual stockholder meeting following the grant date. This column shows the aggregate fair value of the RSU awards calculated based on the closing price of the Company’s stock on the NYSE on the grant date.

(3)	Director did not stand for re-election at the 2015 Annual Meeting of the Stockholders and served on the Board until July 15, 2015.

(4)	Director resigned from the Board effective December 15, 2015.

(5)	Mr. Dundon became a non-management member of the Board upon his departure from his role as Chief Executive Officer effective July 2, 2015. Mr. Dundon resigned from the Board on April 1, 2016. Because Mr. Dundon was not an independent director, he did not receive compensation for his service on the Board.

(6)	Mr. Sánchez resigned from the Board effective May 31, 2015.

(7)	Mr. Zilberman resigned from the Board effective January 27, 2015.

(8)	Represents a grant of RSUs on October 26, 2015 with a grant date fair market value of (i) $50,000 for service as an independent director from the director’s election at the 2015 Annual Meeting of the Stockholders through the 2016 Annual Meeting of the Stockholders and (ii) $26,712 for service as an independent director from January 1, 2015 to July 14, 2015 (the day before the 2015 Annual Meeting of the Stockholders). The RSUs will vest the earlier of (i) the first anniversary of grant date and (ii) the first annual meeting of the stockholders following the grant date.

(9)	Represents a grant of RSUs on October 26, 2015 with a grant date fair market value of $50,000 for service as an independent director from the director’s election at the 2015 Annual Meeting of the Stockholders through the 2016 Annual Meeting of the Stockholders. The RSUs will vest the earlier of (i) the first anniversary of grant date and (ii) the first annual meeting of the stockholders following the grant date.

SC 2016 Proxy Statement	17

Corporate Governance

Nomination of Directors

The Shareholders Agreement, by and among SC, SHUSA, Mr. Dundon, and certain other holders of our Common Stock, which we refer to as the Shareholders Agreement, provides SHUSA with special rights to nominate directors to our Board of Directors. See “Certain Relationships and Related Party Transactions—Shareholders Agreement” for further information. Pursuant to the Shareholders Agreement, because SHUSA currently holds a majority of our Common Stock, SHUSA is entitled to nominate eight of our Board members. The Shareholders Agreement provides further that SHUSA may remove any director nominated by SHUSA with or without cause. In addition, SHUSA has the right to designate a replacement to fill a vacancy on our Board of Directors created by the departure of a director that was nominated by SHUSA, and we are required to take all action within our power to cause such vacancy to be filled by such designated replacement (including by promptly appointing such designee to the Board of Directors).

Also, pursuant to the Shareholders Agreement, Mr. Dundon has the right to serve on our Board so long as (i) he is the CEO of the Company or (ii) (a) he owns at least 5% of our then-outstanding shares of common stock (excluding shares acquired pursuant to any equity-based compensation plan) and (b) he has continued to comply with certain provisions of his employment agreement with the Company. Mr. Dundon has elected not to exercise this right in the Shareholders Agreement and has decided not to stand for election as a director at our 2016 Annual Meeting. On April 1, 2016, Mr. Dundon resigned from the Board.

With respect to directors not nominated by SHUSA, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage search firms to identify qualified individuals. In evaluating a director nominee, the Board considers the following factors:

•	our needs with respect to the particular talents and experience of our directors;

•	the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	whether the nominee is independent, as that term is defined under the NYSE Listed Company Rules;
•	the familiarity of the nominee with our industry;

•	the nominee’s experience in legal and regulatory affairs;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors will also consider candidates with appropriate non-business backgrounds.

The Board is also committed to diversified Board membership. The Board will not discriminate on the basis of race, national origin, gender, sexual orientation, religion, or disability in selecting nominees. Diversity and inclusion are values embedded into the Company’s culture and are fundamental to its business. In keeping with those values, when assessing a candidate, the Board considers the different viewpoints and experiences that a candidate could bring to the Board and how those viewpoints and experiences could enhance the Board’s effectiveness in the execution of its responsibilities. In addition, the Board assesses the diversity of the Board and Board committees as a part of its annual self-evaluation process.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Board may also consider such other factors as it may deem in our best interests and the best interests of our stockholders. We also believe it may be appropriate for key members of our management to participate as members of the Board.

Subject to the rights of our majority stockholder and Mr. Dundon, stockholders may nominate candidates for election to the Board. In order to nominate a candidate for election to the Board, stockholders must follow the procedures set forth in our Bylaws, including timely receipt by the Secretary of the Company of notice of the nomination and certain required disclosures with respect both to the nominating stockholder and the recommended director nominee. For complete description of the requirements and procedures for stockholder nominations, please refer to our Bylaws.

Directors may be elected by a plurality of votes cast at any meeting called for the election of directors at which a quorum is present. The presence of a majority of the holders of our Common Stock, whether in person or by proxy, constitutes a quorum. The Board did not receive any recommendations from stockholders (other than SHUSA) requesting that the Board consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received.

18	SC 2016 Proxy Statement

Executive Officers

The names, ages, and current positions of our executive officers as of the date of this proxy statement are listed in the table below. Each executive officer, including the CEO, is elected by the Board. Each executive officer holds office until his or her successor is elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

NAME	AGE	POSITION
Jason A. Kulas	45	President and Chief Executive Officer
Ismail Dawood	43	Chief Financial Officer
Richard Morrin	46	Chief Operating Officer
Christopher Pfirrman	56	Senior Chief Legal Officer and General Counsel
Kalyan Seshan	48	Chief Risk Officer
Donald Goin	45	Chief Information Officer
Christopher Willard	54	Chief Compliance Officer
Lisa VanRoekel	46	Chief Human Resources Officer
Jennifer Davis	36	Deputy Chief Financial Officer

Jason A. Kulas

President and Chief Executive Officer

Mr. Kulas’s biography is included under “—Information Concerning the Nominees” above.

Ismail Dawood

Chief Financial Officer

Mr. Dawood joined us as our Chief Financial Officer in December 2015. Prior to joining the Company, Mr. Dawood served as Executive Vice President and Chief Financial Officer of the Investment Services division of The Bank of New York Mellon Corporation (“BNY Mellon”) since April 2013, as Executive Vice President and Director of Investor Relations and Financial Planning and Analysis of BNY Mellon from June 2009 to March 2013 and as Senior Vice President and Global Head of Corporate Development and Strategy of BNY Mellon from November 2006 to May 2009. He also served in various senior roles at Wachovia Corporation, where he was employed from 1994 to 2006, including Managing Director of Structured Treasury Activities and Managing Director of Corporate Development. Mr. Dawood holds a master’s degree in business administration from the Wharton School of Business and a bachelor’s degree in finance from St. John’s University, Jamaica (Queens), New York. Mr. Dawood is a Chartered Financial Analyst (CFA) charterholder , and is a member of the boards of directors of Promontory Interfinancial Network and Leadership Pittsburgh.

Richard Morrin

Chief Operating Officer

Mr. Morrin has served as our Chief Operating Officer since February 2016, having joined our Company as our Executive

Vice President, New Business in August 2011. Prior to joining us, Mr. Morrin held a variety of management positions in 21 years of combined service at Ally Financial and General Motors Acceptance Corp. Most recently, he managed the commercial lending operations for Ally automotive dealers in the United States and Canada. Mr. Morrin holds a bachelor’s degree in economics from the University of Pennsylvania and a master’s degree in business administration from the University of Virginia.

Christopher Pfirrman

Senior Chief Legal Officer and General Counsel

Mr. Pfirrman has served as our Senior Chief Legal Officer and General Counsel since September 2015. He was previously employed by SHUSA, and most recently, served as Senior Executive Vice President and General Counsel of SHUSA and of SBNA from January 2012 to September 2015. He served as SBNA’s Senior Vice President and Deputy General Counsel from 2000 to January 2012, and he was an attorney in the law firm of Edwards & Angell, LLP (now Locke Lord LLP) from 1996 to 2000. Mr. Pfirrman serves as a member of the Association Board of The Clearing House. He received a B.A. from Fairfield University in Connecticut and a Juris Doctorate from the College of William and Mary in Virginia. He is a member of the Massachusetts and Connecticut bars.

Kalyan Seshan

Chief Risk Officer

Mr. Seshan has served as our Chief Risk Officer since September 2015. Prior to joining us, he served as Senior Vice President and Chief Risk Officer of Nationstar Mortgage from November 2013 to September 2015. Mr. Seshan was previously employed by

SC 2016 Proxy Statement	19

Executive Officers

JPMorgan Chase as Senior Vice President and Head of Default Strategies of Mortgage Capital Markets from October 2010 to November 2013; Chief Risk Officer of Mortgage Default from April 2009 to October 2010; and Chief Risk Officer of Chase Auto and Education Finance from October 2007 to April 2009. He received a master’s degree in business administration from the Indian Institute of Management and a bachelor’s degree in mathematics from Loyola College, Madras University.

Donald Goin

Chief Information Officer

Mr. Goin re-joined us as our Chief Information Officer in August 2015 having served as our Chief Information Officer from January 2003 to September 2011. He was employed by Capital One Financial Services as Digital Operations Officer from March 2014 to August 2015 and by Capital One Auto Finance as Managing Vice President, Customer Operations from March 2013 to March 2014 and as Chief Information Officer from September 2011 to March 2013. He currently serves on the St. Jude Charities Technology Advisory Council. Mr. Goin pursued graduate studies at Duke University and received a bachelor’s degree in computer science from the University of Texas in Dallas. Mr. Goin served honorably in the United States Marine Corps.

Christopher Willard

Chief Compliance Officer

Mr. Willard has served as our Chief Compliance Officer since February 2016. Prior to joining us, he was Chief Compliance Officer of United Services Automobile Association (USAA) Banks since September 2013. Previously, he was employed by Citigroup from 2004 to September 2013, most recently as Deputy Chief Compliance Officer. From 2002 to 2004, he served as Director of the Policy and Procedures Office of the

Federal Deposit Insurance Corporation from 1999 to 2002. Mr. Willard received a Juris Doctorate from Catholic University, a master’s in business administration from George Washington University and a bachelor’s degree in economics from Colgate University. He is a Certified Regulatory Compliance Manager (CRCM) and a member of the Virginia bar.

Lisa VanRoekel

Chief Human Resources Officer

Ms. VanRoekel has served as our Chief Human Resources Officer since March 2016, having previously served as our Head of Human Resources from 2006 to 2009. Previously, she served as the Interim Chief Human Resources Officer of SHUSA from December 2015 to February 2016; as the Chief Human Resources Officer of SBNA from December 2013 to February 2016; and as the Deputy Managing Director, Human Resources of SBNA from July 2012 to December 2013. Ms. VanRoekel holds bachelor’s and master’s degrees in journalism from East Texas State University. Ms. VanRoekel also holds the Senior Professional in Human Resources (SPHR) accreditation.

Jennifer Davis

Deputy Chief Financial Officer

Ms. Davis has served as our Deputy Chief Financial Officer since January 2014, having previously served as Chief Accounting Officer since April 2013 and Controller from July 2012 to April 2013. She has also served as our interim Chief Financial Officer from July 2015 to December 2015. Prior to joining the Company, she served as controller for Residential Credit Solutions, Inc., a residential mortgage servicer, from December 2010 to July 2012, and previously was a senior manager for KPMG LLP. Ms. Davis holds bachelor’s and master’s degrees in accounting from the University of Missouri, and is a Certified Public Accountant and CFA charterholder.

20	SC 2016 Proxy Statement

Audit

Proposal 2:

Ratification of Selection of

Independent Registered Public Accounting Firm

WHAT YOU ARE VOTING ON?: We are asking our stockholders

to ratify the selection of PricewaterhouseCoopers as

our independent registered public accountant for 2016.

Our Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The Audit Committee has appointed the accounting firm of PricewaterhouseCoopers (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. See “Recent Change in Auditor” below.

Recent Change in Auditor

During 2015, the Audit Committee decided to open the annual independent auditor selection process to several independent registered public accounting firms, including our current auditor, Deloitte & Touche LLP (“Deloitte”) and PwC. The Audit Committee, with the assistance of management, performed an evaluation of firms to determine the Company’s independent auditor for the 2016 fiscal year. As a result of this process, on December 9, 2015, the Audit Committee formally approved the engagement of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2016. On December 9, 2015, the Company informed Deloitte that it was being dismissed as the Company’s independent auditor.

Deloitte served as our independent auditor from 2007 to March 2016. The reports of Deloitte on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2014 and December 31, 2015, and during the subsequent interim period preceding Deloitte’s dismissal, there were: (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no “reportable” events as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting as of June 30, 2015 in connection with the preparation and review of the Company’s Condensed Consolidated Statement of Cash Flows (“SCF”) Report and as of December 31, 2015 material weaknesses in connection with the preparation of our SCF as well as in connection with our credit loss allowance methodology, our identification of loans modified as troubled debt restructurings, our credit loss allowance models and our control environment. Information regarding the material weaknesses is described in Management’s Report on Internal Controls over Financial Reporting included in Item 9A of our Annual Report on Form 10-K. Deloitte discussed these control deficiencies with the Audit Committee, and the Audit Committee has authorized Deloitte to discuss such control deficiencies with PwC and to respond fully to any inquiries of PwC regarding such control deficiencies.

During the Company’s two most recent fiscal years ended December 31, 2014 and December 31, 2015, neither the Company, nor anyone on its behalf, consulted PwC with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SC 2016 Proxy Statement	21

Audit

On December 15, 2015, we filed with the SEC a Current Report on Form 8-K disclosing the appointment of PwC as our new independent auditor and the related dismissal of Deloitte from that role.

Stockholder Ratification of Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 will be presented at the Annual Meeting. Representatives of PwC are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of PwC as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter at the Annual Meeting, whether in person or represented by proxy, will approve the proposal to ratify PwC as our independent auditors for the fiscal year ending December 31, 2016.

22	SC 2016 Proxy Statement

Audit

Audit Fees and Related Matters

Audit and Non-Audit Fees The following table presents fees for professional audit services rendered and expenses of Deloitte for the audits of our annual financial statements and the effectiveness of internal controls for the years ended December 31, 2015 and 2014, and fees billed for other services rendered and expenses of Deloitte during 2015 and 2014.		2015	2014
	Audit Fees(1)	$3,665,295	$3,004,295
	Audit-Related Fees(2)	$1,255,532	$1,820,261
	Tax Fees(3)	—	—
	All Other Fees	—	—

(1)	Represents fees billed for the audit of our financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal controls over financial reporting.

(2)	Represents fees billed for assurance and consultative related services. Such services during 2015 and 2014 principally included attestation reports required under services agreements, certain accounting consultations, consent to use its report in connection with various documents filed with the SEC, and comfort letters issued to underwriters for securities offerings and the Company’s initial public offering and certain other agreed upon procedures.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee has implemented procedures to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by Deloitte to us in 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to procedures established by the Audit Committee. The Audit Committee has determined that all non-audit services provided by Deloitte in 2015 were compatible with maintaining its independence in the conduct of its auditing functions.

SC 2016 Proxy Statement	23

Audit

Report of the Audit Committee

This report reviews the actions taken by our Audit Committee with regard to the Company’s financial reporting process during 2015 and particularly with regard to SC’s audited consolidated financial statements as of December 31, 2015 and 2014 and for the three years ended December 31, 2015.

The Audit Committee is comprised of four non-management directors. The Board has determined that each member of our Audit Committee has no material relationship with the Company under our Board’s director independence standards and that each is independent under the listing standards of the NYSE, and the SEC’s standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board that is published on the investor relations section of SC’s web site at http://investors.santanderconsumerusa.com. We annually review our written charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002.

The purpose of the Audit Committee is to assist Board oversight of (i) our independent registered public accounting firm’s qualifications and independence, (ii) the performance of the internal audit function and that of the independent registered public accounting firm, (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, (iv) the integrity of the Company’s financial statements, and (v) the compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations.

We discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees), including Deloitte’s overall audit scope and audit approach as set forth in the terms of their engagement letter; Deloitte’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. In addition, we monitor the audit, audit-related and tax services provided by Deloitte. Details of the fees paid to Deloitte can be found in this proxy statement under “Audit Fees and Related Matters”.

Deloitte provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), and we discussed and confirmed with Deloitte their independence. We have considered whether Deloitte’s provision of any non-audit services to the Company is compatible with maintaining auditor independence. We have concluded that the provision of any non-audit services by Deloitte was compatible with Deloitte’s independence in the conduct of its auditing functions.

Management is responsible for the Company’s internal control over financial reporting, the financial reporting process and the Company’s Consolidated Financial Statements. The independent auditor is responsible for performing an independent audit of the Company’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Company’s Internal Audit Department, under the Chief Internal Auditor, is responsible to the Audit Committee for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.

We regularly meet and hold discussions with the Company’s management and internal auditors and with the independent auditor, including sessions with the internal auditors and with the independent auditor without members of management present. Management represented to us that the Company’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed the Company’s Consolidated Financial Statements with management and Deloitte.

We also discussed with Deloitte the quality of the Company’s accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in the Company’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. Based on our discussions with the Company’s management, internal auditors and Deloitte, as well as its review of the representations given to us and Deloitte’s reports to us, we recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

Submitted by the Audit Committee

of the Board of Directors:

William Rainer, Chair

Stephen A. Ferriss

Robert McCarthy

Wolfgang Schoellkopf

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under The Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

24	SC 2016 Proxy Statement

Compensation

Proposal 3:

Approval of the Amendment and Restatement of the

Santander Consumer USA Holdings Inc.

Omnibus Incentive Plan

WHAT YOU ARE VOTING ON?: We are asking our stockholders

to approve this proposal to, among other things, implement best compensation governance practices and enable us to design compensation awards to be “performance-based compensation” as defined by Section 162(m). We are not proposing that any new shares be added to the Omnibus Incentive Plan at this time.

Introduction

We currently maintain the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan (the “Omnibus Plan”), which the Board of Directors originally adopted on December 28, 2013 and our stockholders originally approved on December 28, 2013, in each case prior to our initial public offering.

The purpose of the Omnibus Plan is to give us a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our common stock or be paid incentive compensation measured by reference to the value of our common stock or otherwise, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and recipients of awards under the Omnibus Plan.

The Compensation Committee and the Board have reviewed the Omnibus Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of our common stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on their review, the Compensation Committee approved and recommended to the Board, and the Board approved, an amendment and restatement of the Omnibus Plan, effective June 16, 2016 (the “Restated Plan”), subject to approval by our stockholders at the 2016 Annual Meeting. We are asking stockholders to approve the Restated Plan, which would, among other things:

•	revise the plan’s change in control provision to provide for “double trigger” vesting for employee participants instead of “single trigger” vesting;

•	add annual individual award limits under the plan for non-employee directors;

•	extend the expiration date of the plan from December 28, 2023 to June 16, 2026;

•	add a clawback provision to the plan; and

•	allow cash awards to be granted under the plan and add annual individual cash award limits under the plan.

We are also asking stockholders to approve individual award limits and business criteria that can be used in establishing performance goals for performance awards granted under the Restated Plan, in each case as described in this Proposal 3, for purposes of Section 162(m). Stockholder approval of the Restated Plan will enable the Company to design both cash-based and equity-based awards intended to be fully deductible as “performance-based compensation” under Section 162(m).

If the Restated Plan is not approved by our stockholders, the current Omnibus Plan will remain unchanged and in effect according to its current terms and we may continue to grant awards under the plan until no more shares are available for issuance.

SC 2016 Proxy Statement	25

Compensation

Restated Plan Design Highlights

The proposed Restated Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Plan awards are subject to clawback under any Company clawback policy and all applicable laws requiring the clawback of compensation.

•	Forfeiture upon Cause Termination. All plan awards held by a participant will be forfeited upon the participant’s termination for cause.

•	Forfeiture upon Violation of Restrictive Covenants. All plan awards held by a participant will be forfeited upon the participant’s violation of restrictive covenants.

•	No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The plan does not provide for automatic grants to any participant.

•	Double-Trigger Acceleration. The Company does not accelerate vesting of awards held by employee participants that are assumed or replaced by the resulting entity after a change in control unless the participant’s employment is also involuntarily terminated within two years after the change in control.

•	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

•	Dividends. The plan does not provide for dividends or dividend equivalents on stock options, SARs or unearned performance shares.

•	Multiple Award Types. The plan permits the issuance of nonqualified stock options, SARs, restricted stock units, restricted stock awards and other types of equity grants, subject to the share limits of the plan, as well as cash awards. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.
•	Tax-Deductible Awards. The plan contains provisions that are required for future awards to certain covered employees (including cash awards) to be eligible to be deductible under Section 162(m) as “performance-based compensation.”

•	Director Limits. The plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Summary

The principal features of the Restated Plan are summarized below. The following summary of the Restated Plan does not purport to be a complete description of all of the provisions of the plan. It is qualified in its entirety by reference to the complete text of the Restated Plan, which is attached to this Proxy Statement as Appendix A.

Administration

The Restated Plan will be administered by the Board or such other committee of the Board as the Board may from time to time designate, which we refer to as the “Committee.” Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Eligibility

Current and prospective directors, employees (including executive officers) and/or consultants to us and any of our subsidiaries and affiliates are eligible to participate in the Restated Plan. As of April 26, 2016, approximately 6,800 employees and consultants (including 9 executive officers) and 7 non-employee directors were eligible to receive grants under the Omnibus Plan.

Shares Subject to the Restated Plan

The aggregate number of shares of our Common Stock available for issuance under the Restated Plan is 5,192,641 shares. The maximum number of shares that may be granted pursuant to options intended to be incentive stock options is 5,192,641 shares. No new shares are being added to the Restated Plan.

The shares of Common Stock subject to grant under the Restated Plan are to be made available from authorized but unissued shares, from treasury shares, from shares purchased on the open market or by private purchase, or a combination of any of the foregoing. To the extent that any award is forfeited, terminates, expires or lapses without being exercised, or is settled for cash, the shares of Common Stock subject to such awards not delivered as a result thereof will again be available for awards under the Restated Plan. If the exercise price of any

26	SC 2016 Proxy Statement

Compensation

option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of Common Stock (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested will be deemed delivered for purposes of the limits in the Restated Plan. To the extent any shares of Common Stock subject to an award are withheld to satisfy the exercise price (in the case of a stock option) and/or the tax withholding obligations relating to such award, such shares of Common Stock will not generally be deemed to have been delivered for purposes of the limits set forth in the Restated Plan. Only the net number of shares issued upon exercise of stock appreciation rights will be counted against the shares available for awards under the Restated Plan. Awards that are granted in assumption of or in substitution for any award of a company or business acquired by us or with which we combine will not be counted against the shares available for awards under the Restated Plan.

The Restated Plan provides that in the event of certain extraordinary corporate transactions or events affecting us, the Committee will make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Restated Plan, (2) the various maximum limitations set forth in the Restated Plan, (3) the number and kind of shares or other securities subject to outstanding awards and (4) the exercise price of outstanding options and stock appreciation rights. In the case of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Individual Award Limits

For purposes of this section, the “162(m) Effective Date” means the first date on which awards under the Restated Plan do not qualify for an exemption from the deduction limitations of Section 162(m) on account of an exemption, or a transition or grandfather rule. Section 162(m) is described further in this Proposal 3 in the section below entitled “Internal Revenue Code Section 162(m).”

On and after the 162(m) Effective Date, no person may be granted options or stock appreciation rights under the Restated Plan during any calendar year with respect to more than 1,000,000 shares.

On and after the 162(m) Effective Date, no person may be granted performance awards under the Restated Plan (other than performance awards that are cash awards) that are intended to qualify as performance-based compensation under Section 162(m) during any calendar year with respect to more than 1,000,000 shares, including any related dividends or dividend equivalents with respect to such shares.

On and after the 162(m) Effective Date, no person may be granted performance awards that are cash awards that are intended to qualify as performance-based compensation under Section 162(m) during any calendar year in excess of $10,000,000.

The maximum number of shares subject to awards under the Restated Plan granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid during the fiscal year, may not exceed the following in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes): (1) $1,500,000 for the Chair of the Board of Directors and (2) $500,000 for each non-employee member of the Board other than the Chair.

Awards

As indicated above, several types of awards can be made under the Restated Plan. A summary of these awards is set forth below.

Stock Options and Stock Appreciation Rights

Stock options granted under the Restated Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. Stock appreciation rights granted under the Restated Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or stock appreciation rights under the Restated Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains and such additional limitations, terms and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Restated Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant (except for substitute awards). As of March 1, 2016, the closing price of our Common Stock on the NYSE was $10.24 per share. Award holders may pay the exercise price in cash or, if approved by the Committee, in Common Stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee. The Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights, and the extent to which they will be exercisable after the award holder’s service with the Company terminates.

SC 2016 Proxy Statement	27

Compensation

Restricted Stock

Restricted stock may be granted under the Restated Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the Restated Plan or by the Committee, upon the grant of restricted stock under the Restated Plan, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement. Dividends payable with respect to restricted stock awards that are performance rewards will be payable only to the extent that the performance goals underlying the performance awards are satisfied.

Restricted Stock Units

The Committee may grant restricted stock units payable in cash or shares of common stock, conditioned upon continued service and/or the attainment of performance goals (as described below) determined by the Committee. We are not required to set aside a fund for the payment of any restricted stock units and the award agreement for restricted stock units will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units. Dividend or dividend equivalents payable with respect to restricted stock units that are performance awards will be payable only to the extant that the performance goals are satisfied.

Stock-Bonus Awards

The Committee may grant unrestricted shares of our Common Stock, or other awards denominated in our Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Cash Awards

The Committee may grant cash awards under the Restated Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Performance Awards

Under the Restated Plan, the Committee may determine that the grant, vesting or settlement of an award granted under the Restated Plan may be subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards. However, if an award under the Restated Plan is intended to qualify as “performance-based compensation” under Section 162(m), the performance goals will be established with reference to one or more of the following (or any derivation thereof), either on a Company-wide basis, or, as relevant in respect of one or more affiliates, subsidiaries, divisions, departments or operations of the Company:

•	earnings (gross, net, pre-tax, post-tax or per share);

•	net profit after tax;

•	EBITDA;

•	gross profit;

•	cash generation;

•	unit volume;

•	market share;

•	sales;

•	asset quality;

•	earnings per share;

•	operating income;

•	revenues;

•	return on assets;

•	return on operating assets;

•	return on equity;

•	profits;

•	total stockholder return (measured in terms of stock price appreciation and/or dividend growth);

•	cost saving levels;

•	marketing spending efficiency;

•	core non-interest income;

•	change in working capital;

•	return on capital;

•	stock price;

•	customer satisfaction;

•	credit quality; or

•	implementation, completion or attainment of measurable objectives with respect to:

•	recruitment or retention of personnel or employee satisfaction,

•	compliance initiatives,

•	regulatory progress, or

•	risk management.

28	SC 2016 Proxy Statement

Compensation

Such performance goals also may be based upon the attaining of specified levels of Company, subsidiary, affiliate, divisional, departmental or operational performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries (including an index covering multiple entities) or based on growth over a specified period.

Stockholders are being asked to approve the foregoing business criteria on which performance goals may be based for purposes of Section 162(m) in this Proposal 3.

Termination of Employment

The impact of a termination of employment on an outstanding award granted under the Restated Plan, if any, will be set forth in the applicable award agreement. Unless provided to the contrary in an award agreement, upon a termination of employment for cause, any outstanding awards held by the participant under the Restated Plan, whether vested or unvested, will terminate immediately, the award will be forfeited and the participant will have no further rights thereunder.

Treatment of Outstanding Equity Awards Following a Change in Control

Under the Restated Plan, in the event of a change in control (as defined in the Restated Plan and described below), subject to the terms and conditions of the applicable award agreements, awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

•	For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•	For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms and conditions. In addition, the awards will vest if the award recipient has a termination of employment within two years after the change in control by the Company other than for “cause” or by the award recipient for “good reason” (each as defined in the applicable award agreement). For performance awards, the amount vesting upon involuntary termination within two years of a change in control will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the change in control.

A “change in control” is generally deemed to occur under the Restated Plan upon:

(1)	the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either (a) the outstanding shares of the Company’s Common Stock or (b) the combined voting power of our then outstanding voting securities, with each of clauses (a) and (b) subject to certain customary exceptions;

(2)	a majority of the directors who constituted the Board at the time the Restated Plan was adopted are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent directors then on the board of directors;

(3)	approval by our stockholders of the Company’s complete dissolution or liquidation; or

(4)	the consummation of a merger of the Company, the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any merger or business combination following which (a) the individuals and entities that were the beneficial owners of the outstanding Common Stock and the voting securities immediately prior to such business combination beneficially own more than 50% of the then-outstanding shares of Common Stock and combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such business combination in substantially the same proportions as immediately prior to such business combination, (b) no person beneficially owns 30% or more of the then-outstanding shares of Common Stock of the entity resulting from such business combination or the combined voting power of the then-outstanding voting securities of such entity and (c) at least a majority of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the transaction were members of the board of directors at the time the execution of the initial agreement providing for the transaction was approved.

Governing Law

The Restated Plan will be governed by the laws of the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Restated Plan, each participant, by virtue of receiving an award, will be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Texas and to have agreed that any related litigation will be conducted solely in the courts of Dallas County, Texas or the federal courts for the United States for the Northern District of Texas.

SC 2016 Proxy Statement	29

Compensation

Data Protection

A participant’s acceptance of an award under the Restated Plan will be deemed to constitute the participant’s acknowledgement of and consent to the collection and processing of personal data relating to the participant so that the Company can fulfill its obligations and exercise its rights and generally administer and manage the Restated Plan. This data includes data about participation in the Restated Plan and shares offered or received, purchased or sold under the plan and other appropriate financial and other data about the participant and the participant’s participation in the plan.

Clawback

All awards, amounts or benefits received or outstanding under the Restated Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A participant’s acceptance of an award under the Restated Plan will be deemed to constitute the participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the participant, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

Forfeiture

If a participant under the Restated Plan breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an award agreement or any other agreement between the participant and the Company or an affiliate, the participant will forfeit or pay to the Company:

(1)	any and all outstanding awards granted to the participant under the plan, including awards that have become vested or exercisable;

(2)	any shares held by the participant in connection with the plan that were acquired by the participant after the participant’s termination of employment and within the 12-month period immediately before the participant’s termination of employment;

(3)	the profit realized by the participant from the exercise of any stock options or SARs that the participant exercised after the participant’s termination of employment and within the 12-month period immediately before the participant’s termination of employment; and
(4)	the profit realized by the participant from the sale, or other disposition for consideration, of any shares received by the participant in connection with the plan after the participant’s termination of employment and within the 12-month period immediately before the participant’s termination of employment and where such sale or disposition occurs in such similar time period.

Amendment and Termination

The Restated Plan may be amended, altered, suspended, discontinued or terminated by the Committee, but no amendment, alteration, suspension, discontinuation or termination may be made if it would materially impair the rights of a participant (or his or her beneficiary) without the participant’s (or beneficiary’s) consent, except for any such amendment required to comply with law. The Restated Plan may not be amended, without stockholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

Federal Income Tax Consequences Relating to Awards Granted under the Restated Plan

The following is a brief summary of the U.S. federal income tax consequences of the Restated Plan generally applicable to the Company and to participants in the plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. employment or gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Incentive Stock Options

In general, a participant should realize no taxable income upon the grant or exercise of an incentive stock option (“ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

30	SC 2016 Proxy Statement

Compensation

Nonqualified Options

In general, in the case of a nonqualified stock option, the participant should not have taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant should not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.

Restricted Stock Units

A participant generally should not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Performance Awards, Stock Bonus Awards and Cash Awards

A participant generally should not recognize income, and the Company will not be allowed a tax deduction, upon the grant of unvested performance awards, stock bonus awards or cash awards. Subsequently, when the vesting conditions are satisfied and settlement is made, any cash received and the fair market value of any property received will constitute ordinary income to the participant. The Company will be entitled to a corresponding deduction in the same amount at such time.

Internal Revenue Code Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as our Chief Executive Officer and our three other most highly compensated named executive officers (excluding our Chief Financial Officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include (1) the individuals eligible to receive compensation upon achievement of performance goals, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the Restated Plan, our stockholders also will be approving the material terms of the performance goals under the Restated Plan. The material terms of the performance goals for the Restated Plan are disclosed above in this Proposal 3 under “Performance Awards.” Although stockholder approval of the Restated Plan will provide flexibility to grant awards under the Restated Plan that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Restated Plan that do not qualify as “performance-based” compensation under Section 162(m).

In addition to the “performance-based compensation” exception noted above, for companies such as us that became publicly held via an initial public offering, compensation paid according to a plan or agreement that existed during the period that the company was not publicly held is excluded from the $1 million limit during a “transition period.” The Section 162(m) transition period generally lasts until the earliest of:

•	The expiration or material modification of the plan or agreement;

•	The issuance of all employer stock or other compensation that has been allocated under the plan; and

•	The occurrence of the first annual stockholder meeting at which directors are to be elected that occurs after the close of the third calendar year following the calendar year that the initial public offering occurs.

Our initial public offering occurred in 2014, so our Section 162(m) transition period generally is scheduled to last until our 2018 annual stockholder meeting, as long as the applicable plans are not materially modified and and/or the share reserves under those plans are not exhausted before then.

Compensation received from stock options, stock appreciation rights or shares of restricted stock is covered by the

SC 2016 Proxy Statement	31

Compensation

Section 162(m) transition period if the option, stock appreciation right or restricted stock is granted before the end of the transition period, regardless of when it is exercised or vests, as applicable. Restricted stock units granted during the transition period will be excluded from the $1 million limit only if paid (i.e., shares are issued) before the transition period expires.

Note that the Section 162(m) transition period applies only to the extent that the prospectus accompanying the initial public offering disclosed information concerning the applicable plans or agreements that satisfied all applicable securities laws. Our Omnibus Plan was disclosed our initial public offering prospectus, so awards that are paid under the Omnibus Plan prior to our 2018 annual stockholder meeting should qualify for the Section 162(m) transition period. However, restricted stock units that are granted under the Omnibus Plan prior to our 2018 annual meeting, but that are not settled (i.e., shares delivered) prior to the meeting will not qualify for the Section 162(m) transition period and therefore will be subject to the $1 million deduction limit in the year settled (unless they satisfy another exception to Section 162(m), such as the “performance-based compensation” exception).

Effective Date

The Restated Plan will become effective on June 16, 2016, the date of our Annual Meeting, if approved by our stockholders, and will remain in effect until June 16, 2026, unless terminated earlier by the Committee. If the Restated Plan is not approved by our stockholders, the Company’s existing compensatory plans, including the Omnibus Plan, will remain in effect in accordance with their terms and the Company may continue to make awards under such plans.

New Plan Benefits

A new plan benefits table for the Restated Plan, and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Restated Plan if the Restated Plan was then in effect, each as described in the SEC proxy rules, are not provided because all awards made under the Restated Plan will be made at the Committee’s discretion, subject to the terms and conditions of the Restated Plan. Therefore, the benefits and amounts that will be received or allocated under the Restated Plan are not determinable at this time.

32	SC 2016 Proxy Statement

Compensation

Equity Compensation Plan Information

We currently administer one equity plan: our Omnibus Plan. We previously administered the Company’s 2011 Management Equity Plan, which expired on January 31, 2015 and under which no further awards will be made. The following table provides information as of December 31, 2015 regarding shares of our common stock that may be issued under these equity plans.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,522,706	$11.84	3,987,925
Equity compensation plans not approved by security holders	—	—	—
Total	12,522,706	$11.84	3,987,925

(1)	Weighted-average exercise price is based solely on outstanding options.

SC 2016 Proxy Statement	33

Compensation

Compensation Discussion and Analysis

Executive Summary	34

2015 Compensation Actions	35

Process for Determining Executive Compensation	38

Principal Components of Executive Compensation	40

Executive Summary

This Compensation Discussion and
Analysis (“CD&A”) describes the
material elements of compensation
awarded to, earned by, or paid to each of
our executive officers who are included in
the Summary Compensation Table, who
we collectively refer to as our “named
executive officers” or “NEOs” and focuses
on the information contained in the
following tables and related footnotes
primarily for the fiscal year ended
December 31, 2015.

For the fiscal year ended December 31,
2015, our named executive officers were:

NAMED EXECUTIVE OFFICERS
NAME	TITLE
Jason A. Kulas	President and Chief Executive Officer
Ismail Dawood	Chief Financial Officer
Jason W. Grubb	Former President and Chief Operating Officer, Originations
Richard Morrin	Chief Operating Officer
Kalyan Seshan	Chief Risk Officer
Jennifer Davis	Deputy Chief Financial Officer (and Interim Chief Financial Officer from July to December 2015)
Thomas G. Dundon	Former Chief Executive Officer

In addition, this CD&A explains the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy these objectives, and the policies underlying our 2015 compensation program.

We design our executive compensation program to be consistent with best practices, support our businesses in achieving their key goals and imperatives, and drive stockholder value. We believe that our pay programs, which are intended to comply with directives from our regulators, are governed by a set of sound principles and are designed to mitigate excessive risk-taking.

Philosophy and Objectives of Our Executive Compensation Program. The fundamental principles that we follow in designing and implementing compensation programs for the NEOs are to:

•	attract, motivate, and retain highly skilled executives with the business experience and acumen necessary for achieving our long-term business objectives;
•	link pay to performance and align, to an appropriate extent, the interests of management with those of our stockholders;

•	appropriately balance risk and financial results; and

•	support our core values, strategic mission, and vision.

We aim to provide a total compensation package that is comparable to that of other financial institutions with whom we compete for business and for talent, taking into account publicly available information provided by our independent compensation consultant. Within this framework, we consider each component of each NEO’s compensation package independently; that is, we do not evaluate what percentage each component comprises of the total compensation package. In fiscal year 2015, we took into account the Company’s performance, individual performance, level of responsibility, and track record within the organization in setting each named executive officer’s compensation.

34	SC 2016 Proxy Statement

Compensation

2015 Compensation Actions

How We Compensated our CEO.

Jason A. Kulas Age: 45 Title: President and Chief Executive Officer

INDIVIDUAL PERFORMANCE GOALS

(In addition to overall SC Bonus Pool objectives discussed below)

•  Financial – Achieve annual budget and maximize liquidity

•  Risk – Actively drive, support and enforce risk management standards

•  Leadership – Set the tone for organization

2015 COMPENSATION DECISIONS

•  Base Salary – Increased 3.0% to $916,700, effective January 1, 2015, in connection with a merit increase review for SC’s executives; Increased by 96.4% to $1,800,000, effective July 1, 2015, in recognition of his promotion to CEO

•  Annual Bonus – Annual bonus award of $1,785,216 (99% of Mr. Kulas’s target bonus award), provided in a mix of current and deferred cash and RSU awards

•  Santander PSU Award – 5,910 PSUs

•  Additional Equity Grant – 100,000 stock options in recognition of his promotion to CEO

PERFORMANCE ASSESSMENT

In addition to Mr. Kulas’s contribution toward the overall SC Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that:

Financial

•  He led a strategic review of business lines to ensure maximum profitability and initiated our announced exit from our personal lending business

•  He negotiated the increase of the monthly commitment under a significant flow agreement

•  He obtained third-party financing for certain personal lending assets

•  He negotiated asset sales with two new purchasers

•  He met specific milestones to reduce intragroup debt

•  He negotiated an increase in the percentage of SC’s profit sharing with a personal lending partner

•  He negotiated SC’s first ever sale of residual interests under the SDART platform

Risk

•  He led by example to create a culture of compliance and risk management

•  He achieved over 99% on-time completion rates for Company-wide regulatory compliance and risk training

Leadership

•  He implemented cultural initiatives to increase employee engagement and improve retention of valued employees

•  He successfully recruited several new key executives, including our CFO, CRO, General Counsel and Chief Compliance Officer

•  He focused on the development of key leaders within the organization

SC 2016 Proxy Statement	35

Compensation

How We Compensated our Other Named Executive Officers.

Ismail Dawood Age: 43 Title: Chief Financial Officer

Mr. Dawood was appointed CFO of the Company effective December 16, 2015. As such, the Compensation Committee did not conduct a review of Mr. Dawood’s performance for 2015. The Compensation Committee approved the following compensation in connection with Mr. Dawood’s appointment as CFO.

2015 COMPENSATION DECISIONS

•  Base Salary – Initially set at $650,000

•  Target Annual Bonus – 110% of his base salary. Mr. Dawood did not receive an annual bonus for 2015

•  Sign-on Cash Bonuses – In March 2016, Mr. Dawood received a one-time cash bonus of $1,221,555.37 in connection with his recruitment as CFO and a one-time cash bonus of $250,000 in lieu of certain relocation benefits and car allowances

•  Sign-on Equity Award – Mr. Dawood received a one-time award of 85,367 RSUs in December 2015 in connection with his recruitment as CFO

Jason W. Grubb Age: 50 Title: Former President and Chief Operating Officer, Originations

INDIVIDUAL PERFORMANCE GOALS

(In addition to overall SC Bonus Pool objectives discussed below)

•  Achieve blended target Return on Asset (“ROA”) in each origination channel of 5%

•  Ensure dealer performance meets expected results

2015 COMPENSATION DECISIONS

•  Base Salary – Increased by 20.0% to $800,000, effective July 1, 2015, in recognition of his promotion to President

•  Annual Bonus – Annual bonus award of $880,000 (110% of Mr. Grubb’s target bonus award), provided in a mix of current and deferred cash and RSU awards

•  Santander PSU Award – 3,843 PSUs

•  Additional Equity Grant – 40,000 stock options in recognition of his promotion to President

Mr. Grubb’s 2015 annual bonus and equity awards, as described above, were subsequently forfeited upon his departure from the Company in February 2016.

PERFORMANCE ASSESSMENT

In addition to Mr. Grubb’s contribution toward the overall SC Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that:

•  SC’s origination channels achieved a blended ROA of 6.04%

•  He implemented a dealer council of SC’s auto dealers during 2015 to establish a more robust dealer oversight, management and governance process

•  91% of SC’s dealers are meeting or exceeding targeted portfolio performance results

•  He significantly expanded a targeted dealer review process to include consumer complaints, internal escalations, suspected fraud or misrepresentation, regulatory violations and negative media coverage as well as continuance and improvement of previously implemented income monitoring and review processes

•  He instituted enhanced fair lending reviews of SC’s dealers with over 90% of dealers meeting and exceeding expected results and non-performing dealers being proactively monitored, managed or terminated

36	SC 2016 Proxy Statement

Compensation

Richard Morrin Age: 46 Title: Chief Operating Officer

INDIVIDUAL PERFORMANCE GOALS

(In addition to overall SC Bonus Pool objectives discussed below)

•  Build sales structure to execute SC’s business strategy

•  Build growth and penetration through development of comprehensive sales strategy for Chrysler Capital and volume growth strategy for non-Chrysler partners

•  Achieve blended target ROA in each origination channel of 5%

•  Ensure dealerships perform to expected levels and address fraud risk issues

2015 COMPENSATION DECISIONS

•  Base Salary – Increased by 2% to $346,800, effective January 1, 2015, in connection with a merit increase review for SC’s executives; Increased by 29.7% to $450,000, effective September 2015, in order to align to market and meet competitive demands; Increased by 15.5% to $520,000, effective February 2016, in recognition of his promotion to COO

•  Annual Bonus – Annual bonus award of $446,304 (99% of Mr. Morrin’s target bonus award), provided in a mix of current and deferred cash and RSU awards

•  Special Cash Bonus – In September 2015, Mr. Morrin received an additional special cash bonus of $401,927 in order to meet competitive demands

PERFORMANCE ASSESSMENT

In addition to Mr. Morrin’s contribution toward the overall SC Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that:

•  SC’s origination channels achieved a blended ROA of 6.04%

•  He effectively managed relationship with Chrysler and increased accountability for sales performance to further drive penetration and growth

•  He continued to develop current and potential relationships with other OEMs

•  He implemented pilot dealer rewards program to be evaluated during 2016 for growth impact

•  He contributed to significantly expanding a targeted dealer review process to include consumer complaints, internal escalations, suspected fraud or misrepresentation, regulatory violations and negative media coverage as well as continuance and improvement of previously implemented income monitoring and review process

•  He contributed to instituting enhanced fair lending reviews of SC’s dealers with over 90% of dealers meeting and exceeding expected results and non-performing dealers being proactively monitored, managed or terminated

Kalyan Seshan Age: 48 Title: Chief Risk Officer

Mr. Seshan was appointed CRO of the Company effective September 2015. As such, the Compensation Committee did not conduct a review of Mr. Seshan’s performance for 2015. The Compensation Committee approved the following compensation decisions in connection with Mr. Seshan’s appointment as CRO.

2015 COMPENSATION DECISIONS

•  Base Salary – Initially set at $490,000

•  Annual Bonus – Annual bonus award of $490,000 (100% of Mr. Seshan’s target bonus award), provided in a mix of current and deferred cash and RSU awards

•  Sign-on Cash Bonus – Mr. Seshan received a one-time cash bonus of $248,821 in connection with his recruitment as CRO

•  Sign-on Equity Award – Mr. Seshan received a one-time award of 40,000 options in connection with his recruitment as CRO

SC 2016 Proxy Statement	37

Compensation

Jennifer Davis Age: 36 Title: Deputy Chief Financial Officer (served as Interim Chief Financial Officer from July to December 2015)

INDIVIDUAL PERFORMANCE GOALS

(In addition to overall SC Bonus Pool objectives discussed below)

•  Ensure completeness, accuracy and timeliness of financial statements and other regulatory and public filings

•  Identify and implement process improvements and automation of reporting processes

2015 COMPENSATION DECISIONS

•  Base Salary – Increased by 14.3% to $220,420, effective January 1, 2015, in connection with a merit increase review for SC’s executives; Increased by 13.4% to $250,000 in July 2015 in order to align to market and meet competitive demands

•  Annual Bonus – Annual bonus award of $173,564 (139% of Ms. Davis’s target bonus award), provided in a mix of current and deferred cash and RSU awards. The Compensation Committee approved an award 39% above target in recognition of Ms. Davis’s service as Interim CFO

PERFORMANCE ASSESSMENT

In addition to Ms. Davis’s contribution toward the overall SC Bonus Pool objectives discussed below, the Compensation Committee specifically recognized that:

•  She ably assumed the role of Interim CFO from July to December 2015, including well-received contributions on earnings calls and in investor presentations

•  She contributed to the enhancement and/or automation of numerous complex processes related to accounting and financial reporting

Process for Determining Executive Compensation

Compensation Committee. Our Compensation Committee sets the compensation for our executive officers, including our NEOs, and has oversight of, among other things, adoption, modification or termination of the terms of our executive equity-based incentive plan(s) (in which our NEOs participate) and approval of amounts paid to our NEOs under our executive equity-based incentive plans. Our Compensation Committee operates under a written charter adopted by the Board that is published on the investor relations section of SC’s web site at http://investors.santanderconsumerusa.com.

The Compensation Committee conducts an in-depth assessment of each NEO’s performance against Company and individual goals and then applies its judgment to make compensation decisions. The Compensation Committee utilizes a formula to approve a bonus pool for executive officers and certain other senior members of management, see “Senior Executive Annual Bonus Plan” in this CD&A, but does not otherwise rely on a formula or matrix to make individual compensation decisions. The Compensation Committee believes this process provides accountability for performance against Company and individual goals and enables the Compensation Committee to assess effectively the quality of the performance and leadership demonstrated by each NEO. Importantly, the Compensation Committee believes that the process also differentiates among each NEO’s performance and motivates each NEO’s short-term and long-term results as well as promoting innovation and business transformation within SC.

To advise the Compensation Committee in fulfilling its duties and responsibilities, the Compensation Committee retained Frederic W. Cook & Co. Inc., (“Cook & Co.”) in October 2015 to act as its independent consultant. Cook & Co. reports directly to the Compensation Committee and performs no other work for the Company. As part of its initial review of Cook & Co, the Compensation Committee analyzed Cook & Co.’s independence from management and whether hiring Cook & Co. would raise a conflict of interest. The Compensation Committee performed this analysis by taking into consideration the following factors set forth in Section 303A.05 of the NYSE Listed Company Manual:

•	Any other services provided to the Company by Cook & Co.;

•	The amount of fees Cook & Co. received from the Company as a percentage of Cook & Co.’s total revenue;

•	Policies and procedures Cook & Co. utilizes to prevent conflicts of interest;

•	Any business or personal relationship of the individual compensation advisor of Cook & Co. with any member of the Compensation Committee or an executive officer of the Company;

•	Any SC stock owned by Cook & Co. or the Compensation Committee’s individual advisor; and

38	SC 2016 Proxy Statement

Compensation

•	Any business or personal relationship of Cook & Co. with an executive officer of the Company.

With respect to the Compensation Committee’s evaluation of Cook & Co.’s independence, the Company did not pay any fees to Cook & Co. before its appointment in October 2015, or since that time other than in connection with work performed for the Compensation Committee. The Compensation Committee determined, based on its analysis of the above factors, that Cook & Co. is independent from management and that the work of Cook & Co. and the individual compensation advisors employed by Cook & Co. as compensation consultants to the Compensation Committee have not presented any conflict of interest.

In its role of independent compensation consultant to the Compensation Committee, Cook & Co. attends Compensation Committee meetings and provides independent advice on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve compensation program effectiveness. Cook & Co. also evaluates the Company’s compensation practices in light of regulatory expectations and provides feedback on such regulatory expectations to the Compensation Committee. Cook & Co. may meet with our CEO regarding the compensation of our executive officers, including our NEOs, but does not meet with our CEO to discuss any aspect of his compensation.

Cook & Co. assisted the Compensation Committee by providing preliminary competitive market and industry information regarding compensation for our NEOs and executive officers for fiscal year 2015. In providing such information, Cook & Co. developed a Consumer Finance peer group, composed of consumer finance companies with which the Company competes directly for both business and talent and a general Banking peer group with which the Company competes for talent. In determining companies for inclusion in the peer group, Cook & Co. considered comparable industry and business model and comparable size.

In reviewing NEO pay levels, the Compensation Committee considered market data provided by Cook & Co. from both peer groups, and considered the size of the firms and the nature of their businesses in using this data.

The Compensation Committee did not aim to set target compensation at any specific positioning against the peer groups but used the peer groups as a reference point as it made compensation decisions for our NEOs and executive officers.

The following table sets forth such Consumer Finance and Banking peer groups.

PEER GROUPS
CONSUMER FINANCE	BANKING
Ally Financial Inc.	BOK Financial Corporation
Capital One Financial Corporation	CIT Group Inc.
Consumer Portfolio Services, Inc.	Citizens Financial Group, Inc.
Credit Acceptance Corp.	Comerica Incorporated
Discover Financial Services	Fifth Third Bancorp Banks
PRA Group, Inc.	Huntington Bancshares Incorporated
Springleaf Holdings, Inc.	KeyCorp. Banks
Synchrony Financial	Regions Financial Corporation
SunTrust Banks, Inc.
SVB Financial Group
The PNC Financial Services Group, Inc.
Zions Bancorporation

Our 2015 Vote on Executive Compensation. Our Compensation Committee values input from our stockholders on our executive compensation program and our principles and objectives when determining executive compensation. The Compensation Committee considered the results of our recent advisory stockholder vote on executive compensation (the “Say-on-Pay vote”) and feedback received from our stockholders in connection with the Say-on-Pay vote and throughout the year. At our 2015 Annual Meeting, a significant majority of our stockholders, or 85.53% of votes cast, approved, on an advisory basis, the compensation for our NEOs. Also at our 2015 Annual Meeting, a significant majority of our stockholders, or 83.39% of votes cast, approved, on an advisory basis, holding our Say-on-Pay vote every three years. Although our advisory Say-on-Pay vote is non-binding, the Compensation Committee considered the results of the Say-on-Pay vote and will continue to consider the results of future Say-on-Pay votes in determining the compensation of our NEOs and our executive compensation programs generally.

SC 2016 Proxy Statement	39

Compensation

Principal Components of Executive Compensation

The Compensation Committee uses the following elements of compensation to attract and retain NEOs and maintain a stable team of effective leaders, to balance the compensation of the NEOs with the short-term and long-term objectives of the Company, and to align the interests of the NEOs with the interest of all of our stockholders. For fiscal year 2015, the compensation that we paid to our NEOs consisted primarily of base salary and short- and long-term incentive opportunities, as we describe more fully below. In addition, the NEOs were eligible for participation in company-wide welfare benefits plans, and we provided the NEOs with certain welfare benefits and perquisites not available to our employees generally, as we describe more fully below. The principal elements of compensation available to the NEOs in 2015 were as follows:

ELEMENT	DESCRIPTION AND PURPOSE
Base Salary	Fixed cash compensation component that reflects the executive’s position and responsibilities. Offers security for NEOs and allows the Company to maintain a stable management team.
Annual Bonus

Annual bonus program designed to motivate and reward the achievement of Company and/or individual performance goals.

For 2015, the Compensation Committee awarded bonuses to our NEOs based upon a bonus pool methodology adopted by the Compensation Committee in January 2016.

The annual bonus is comprised of both short-term and long-term incentives. A portion of the bonus is deferred in cash and restricted stock units (“RSUs”) pursuant to the Santander Management Board Compensation Policy and Identified Staff Plan (as more fully described below), as part of a balanced design intended to appropriately balance compensation risk.

Long-Term Equity-Based Incentive Compensation

In addition to the long-term incentive components of the annual bonus, in 2015, long-term equity-based incentives consisted of time-vesting RSUs, which vest over a three-year period subject to continued service (with certain exceptions), PSUs, which vest over a three-year period subject to the performance of Santander and to continued service (with certain exceptions) and time-vesting stock options, which vest over a three-year or five-year period subject to continued service (with certain exceptions).

Aligns long-term NEO and stockholder interests and encourages retention.

Retirement Benefits; Welfare Benefits; Perquisites	Provide NEOs with security during employment and into retirement and are competitive with overall market practices.
Employment and Change in Control Agreements

Severance benefits provided to certain NEOs upon certain terminations of employment (as more fully described below).

Facilitates retention of NEOs by providing income security in the event of job loss and/or change in control.

Base Salary

Base salary reflects each NEO’s level of responsibility, leadership, tenure and the Compensation Committee’s evaluation of the NEO’s contribution to the performance and profitability of the Company. In establishing each NEO’s annual base salary, the Compensation Committee considered market salary data, our budget, achievement of performance objectives and our CEO’s assessment of the other NEO’s performance. Except for Mr. Seshan and Ms. Davis, the base salaries of the NEOs were generally set in accordance with each NEO’s employment agreement. While each such NEO’s employment agreement provides for the possibility of increases in base salary, annual increases are not guaranteed.

40	SC 2016 Proxy Statement

Compensation

The following table provides detail regarding each NEO’s base salary as of the earlier of December 31, 2015, or the last day of the NEO’s employment (if applicable):

NAME	2015 BASE SALARY ($)
Jason Kulas	1,800,000
Ismail Dawood	650,000
Jason Grubb	800,000
Richard Morrin	450,000
Kalyan Seshan	490,000
Jennifer Davis	250,000
Thomas Dundon	2,703,750

The Compensation Committee approved increases in base salaries for certain NEOs during fiscal year 2015. For more information regarding these base salary increases, please see “2015 Compensation Actions” in this CD&A.

Senior Executive Annual Bonus Plan

For 2015, the annual compensation of our executive officers included bonus payments (payable in cash and RSUs) pursuant to the Company’s Senior Executive Annual Bonus Plan (the “Bonus Plan”).

The Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to the long-term interests of our stockholders and to enable us to attract and retain highly-qualified executives. The Bonus Plan is a bonus plan under which our executive officers, including our NEOs, will be eligible to receive bonus payments with respect to a specified period (for example, our fiscal year). Bonuses under the Bonus Plan may be performance-based or discretionary.

Our Compensation Committee approved a methodology for setting the funding of Bonus Plan awards with respect to fiscal year 2015 for our executive officers, including our NEOs, and certain senior members of management (the “Bonus Pool”). This Bonus Pool methodology incorporates metrics based on the performance of both SC and Santander in order to ensure that the Bonus Plan awards (i) provide a strong link between pay and performance through the use of performance measures that are tied to our financial performance and strategic initiatives and (ii) align the pay of our executives with the pay of executives throughout the Santander group.

The Compensation Committee approved the following metrics for the Bonus Pool for 2015:

BONUS POOL METRIC	WEIGHTING OF BONUS POOL METRIC
SC Performance
SC net income for 2015 vs. budget	70%
Demonstrated regulatory progress on key capital and risk management transformation project deliverables and on certain identified regulatory remediation plans
Santander Performance
Santander’s net adjusted ordinary profit for 2015 vs. budget (includes a modifier of +/- 5% for the growth of Santander’s net adjusted ordinary profit for 2015 vs. 2014)	20%
Santander’s return on risk-weighted assets for 2015 vs. budget	10%

Also, the Compensation Committee reviewed the Company’s and Santander’s performance against the Bonus Pool metrics. For purposes of the Bonus Plan, our net income for 2015 was $827 million, a shortfall of $15 million from our 2015 budgeted net income of $842 million. The Compensation Committee also reviewed our regulatory progress on specific capital and risk management transformation project deliverables and on specific identified regulatory remediation action plans. Following this review, the Compensation Committee assigned an achievement of 98% for the SC performance metric with the resulting weighted Bonus Pool funding of 68.6% out of a target of 70%.

SC 2016 Proxy Statement	41

Compensation

For 2015, Santander’s net adjusted ordinary profit was €6.566 billion against budgeted net adjusted ordinary profit of €7.0 billion, which resulted in a weighted Bonus Pool funding of 18.8%. Also, for 2015, Santander’s net adjusted ordinary profit grew 12.9% against net adjusted ordinary profit of €5.816 for 2014. Because net ordinary profit growth exceeded 10%, this resulted in a maximum weighted modifier achievement of 1.5% and a combined weighted net adjusted ordinary profit achievement of 20.3%. In addition, Santander’s return on risk-weighted assets was 1.33% against budgeted return on risk-weighted assets of 1.32%, which resulted in a weighted Bonus Pool funding of 10.1%. As determined by the Compensation Committee, these metrics resulted in a combined achievement of 30.4% of the combined Santander performance metrics out of a target of 30%.

For 2015, after conducting its assessment of SC’s and Santander’s performance against the metrics, as described above, the Compensation Committee approved a Bonus Pool funding of 99.0% of the Bonus Pool’s target as set forth below:

BONUS POOL METRIC	BONUS POOL METRIC ACHIEVEMENT	CALCULATION OF BONUS POOL FUNDING
SC Performance
SC net income for 2015 vs. budget	98%	68.6%
Demonstrated regulatory progress on key transformation project deliverables and on certain identified regulatory remediation plans
Santander Performance
Santander’s net adjusted ordinary profit for 2015 vs. budget (includes a modifier of +/- 5% for the growth of Santander’s net adjusted ordinary profit for 2015 vs. 2014)	101.5%	20.3%
Santander’s return on risk-weighted assets for 2015 vs. budget	100.7%	10.1%
TOTAL		99.0%

As described above, the achievement under the combined SC and Santander metrics resulted in an approved funding of 99.0% of the Bonus Pool target. We multiply this Bonus Pool percentage by the applicable target bonus amount of each executive officer, including each NEO, to establish an initial starting point for such executive subject to the Bonus Pool. Each executive’s award under the Bonus Plan is subject to a discretionary adjustment, either positive or negative, based on the evaluation of such executive’s performance by the Compensation Committee, but in no event will the aggregate total of the actual bonus amounts exceed the aggregate total of the target bonus amounts. The Compensation Committee then conducted a detailed evaluation and assessment of each executive’s performance against pre-established performance measures that were tied to financial performance and strategic initiatives, including risk and compliance measures.

For 2015, following the review of the Company’s performance and each NEO’s individual performance, the Compensation Committee approved awards under the Bonus Plan for each such NEO as follows:

NAMED EXECUTIVE OFFICER	2015 BONUS PLAN AWARD ($)	PERCENTAGE OF TARGET BONUS AWARDED
Jason Kulas	1,785,216	99%
Richard Morrin	446,304	99%
Kalyan Seshan	490,000	100%
Jennifer Davis	173,564	139%

Because Mr. Dundon ceased to be our CEO in July 2015 and Mr. Grubb ceased to be our President and COO, Originations, in February 2016, they did not receive bonus awards for 2015. Mr. Dawood was not eligible to receive a bonus award for 2015 because he joined the Company in December 2015.

For fiscal year 2015, awards under the Bonus Plan were payable in cash and RSUs. The immediately payable cash amounts of the Bonus Plan awards are reflected in the “Bonus” column of the “—Summary Compensation Table.” The deferred cash amounts of the Bonus Plan awards will be reflected in the “All Other Compensation ” column of the “—Summary Compensation Table” for 2017, 2018 and 2019. The RSU portion of the Bonus Plan awards were issued from the Omnibus Plan in March 2016 and will be reflected in the “Stock Awards” column of the “—Summary Compensation Table” for 2016. For information about the requirement for our executive officers, including our NEOs, to defer a portion of their bonus awards, please see “—Santander’s Management Board Compensation Policy and Identified Staff Plan.”

42	SC 2016 Proxy Statement

Compensation

Santander Management Board Compensation Policy and Identified Staff Plan

As we are a controlled company, owned indirectly by Santander, certain of our executive officers, including our NEOs, and other identified staff are subject to Directive 2013/36/EU (“CRD IV”) promulgated by the European Parliament and Council of the European Union. Under Santander’s Management Board Compensation Policy and Identified Staff Plan, certain identified staff, including all of our executive officers and all of our NEOs, are required to defer receipt of a portion of their variable compensation (including all bonuses paid under the Bonus Plan) in order to comply with CRD IV.

Accordingly, each NEO’s aggregate award under the Bonus Plan for 2015 was payable 50% in cash (a portion of which was deferred) and 50% in the form of stock-settled RSUs (a portion of which were vested and settled immediately and a portion of which were subject to vesting). After the shares subject to the RSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year. The following table reflects the portions of each NEO’s award for the fiscal year 2015 that was payable in form of cash and RSUs:

NAMED EXECUTIVE OFFICER	CASH PORTION OF 2015 BONUS AWARD($)	RSU PORTION OF 2015 BONUS AWARD($)
Jason Kulas	892,608	892,608
Richard Morrin	223,152	223,152
Kalyan Seshan	245,000	245,000
Jennifer Davis	86,782	86,782

Receipt of deferred portion of the variable compensation for 2015 (whether in the form of cash or RSUs) is contingent on the NEO remaining employed through the applicable settlement date and subject to there being no: (a) deficient financial performance of the Company; (b) material breach by the executive of any material internal rules or regulations of the Company; (c) material negative restatement of the Company’s financial statements (other than any restatement undertaken as a result of a change in accounting standards); or (d) material negative change in the capitalization of the Company or in the Company’s risk profile prior to the applicable settlement date.

Under the Santander Management Board Compensation Policy and Identified Staff Plan, the percentage of variable compensation that was required to be deferred in 2015 was based on each NEO’s classification (as reflected in the following table) and the amount of variable compensation earned.

SANTANDER CLASSIFICATION	PERCENTAGE OF ANNUAL BONUS AWARD DEFERRED
Executive Director	60%
Senior Management	50%
Other Executives	40%

Mr. Kulas was classified as Senior Management. Accordingly, 50% of Mr. Kulas’s variable compensation for 2015 was payable immediately and the remaining 50% was deferred and will be settled over three years (2017, 2018 and 2019) in equal installments on each anniversary of the award date.

Our other executive officers, including all of our NEOs other than Mr. Kulas, were classified as Other Executives. Accordingly, 60% of their variable compensation for 2015 was payable immediately and the remaining 40% was deferred and will be settled over three years (2017, 2018 and 2019) in equal installments on each anniversary of the award date.

Our NEOs had the following amounts of their variable compensation for 2015 deferred pursuant to the Santander Management Board Compensation Policy and Identified Staff Plan, and will be entitled to the following amounts of cash and shares in respect of RSUs upon the applicable settlement date(s), in 2017, 2018 and 2019 if all applicable conditions are satisfied:

NAMED EXECUTIVE OFFICER	TOTAL AMOUNT DEFERRED ($)	CASH DEFERRED ($)	RSUs DEFERRED ($)
Jason Kulas	892,608	446,304	446,304
Richard Morrin	178,522	89,261	89,261
Kalyan Seshan	196,000	98,000	98,000
Jennifer Davis	69,426	34,713	34,713

SC 2016 Proxy Statement	43

Compensation

Long-Term Equity-Based Incentive Compensation

In addition to RSUs granted as a portion of the Bonus Plan award, which are a form of long-term equity incentive, the Compensation Committee believes that the NEOs should have a portion of their total compensation opportunity in the form of long-term equity-based incentive compensation, further linking compensation to increasing long-term stockholder value. Long-term equity-based incentive compensation encourages our NEOs to create and sustain stockholder value over longer periods because the value of this compensation is directly attributable to changes in the price of our Common Stock over time. In addition, long-term equity-based incentive compensation promotes retention because its full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years, typically, three to five years.

We previously adopted the Management Equity Plan, under which Company employees and directors (including the NEOs) were eligible to receive nonqualified stock options to purchase SC Common Stock with an exercise price of at least the fair market value of SC Common Stock on the date of grant. The Management Equity Plan also provides for the grant of premium priced stock options, which are granted with a per share exercise price in excess of the fair market value of SC Common Stock on the date of grant. The Management Equity Plan expired on January 31, 2015, and accordingly, no further awards will be made under this plan.

We have also adopted the Omnibus Plan, which provides for the grant of nonqualified and incentive stock options, SARs, restricted stock awards, RSUs and other awards that may be settled in or based upon the value of our Common Stock to eligible officers, employees, directors and consultants.

In 2015, Messrs. Kulas and Grubb received nonqualified stock options under our Omnibus Plan that (i) have an exercise price equal to the closing price of the stock on the date of grant; (ii) will vest over a five-year period in equal amounts each year; and (iii) will expire ten years after the date of grant. Each of Messrs. Kulas and Grubb received such grants in connection with each NEO’s promotion to CEO and President, respectively. In connection with his resignation in February 2016, Mr. Grubb forfeited all of the stock options in this grant. Also, in 2015, Mr. Seshan received nonqualified stock options under our Omnibus Plan that (i) have an exercise price equal to the closing price of the stock on the date of grant; (ii) will vest over a three-year period in equal amounts each year; and (iii) will expire ten years after the date of grant. Mr. Seshan received such grant in connection with his joining the Company as Chief Risk Officer.

Stock options were granted to the Company’s NEOs under the Omnibus Plan in fiscal year 2015 as set forth below:

NAMED EXECUTIVE OFFICER	OPTIONS GRANTED
Jason Kulas	100,000
Jason Grubb	40,000
Kalyan Seshan	40,000

Also, in 2015, Mr. Dawood received a grant of RSUs under our Omnibus Plan that will vest over a three-year period in equal amounts each year. Mr. Dawood received such grant in connection with his joining the Company as Chief Financial Officer.

RSUs were granted to the Company’s NEOs under the Omnibus Plan in fiscal year 2015 as set forth below:

NAMED EXECUTIVE OFFICER	RSUS GRANTED
Ismail Dawood	85,367

The Compensation Committee believes that these awards help the Company retain executives and focus attention on longer-term performance. The Compensation Committee believes that stock options are an effective motivational tool because they only have value to the extent the stock price on the date of exercise exceeds the exercise price on the grant date and are an effective element of compensation and retention only if the stock price grows over the term of the award. The Compensation Committee believes that RSUs are an effective element of compensation and retention because they have value as of the date of grant and as a motivational tool because they increase in value to the extent the stock price increases.

The Compensation Committee determined that the size and type of each grant to each of Messrs. Kulas and Grubb was appropriate to recognize each such NEO’s promotion to CEO and President, respectively, and to encourage each such NEO’s retention. The Compensation Committee also determined that the size and type of the grant to each of Messrs. Dawood and Seshan was appropriate in order to hire and retain such NEO as our Chief Financial Officer and Chief Risk Officer, respectively.

Santander Performance Awards

In June 2015, we granted certain of our executive officers and other eligible employees, including Messrs. Dundon, Kulas and Grubb, performance-based RSUs (“PSU”s) under a Santander Performance Award program. The Santander Performance Award program is a multi-year incentive plan under which the Compensation Committee grants participants PSUs under the Omnibus Plan. Payment of the PSUs will be made in the form of one share of the Company’s Common Stock for each PSU that is payable. The PSUs will vest over a three-year period in equal amounts each year, subject to continued service and certain requirements related to the performance of Santander stock as described below.

Performance is determined by the ranking of Santander’s total shareholder return (“TSR”) compared to a peer group selected by the board of directors of Santander and reviewed and approved by the Compensation Committee. Under the

44	SC 2016 Proxy Statement

Compensation

Santander Performance Award program, TSR is defined as the percentage change in value (positive or negative) over the applicable performance period as measured by dividing (i) the sum of (A) the cumulative value of dividends and other distributions in respect of the common stock for such performance period, assuming dividend reinvestment, and (B) the difference (positive or negative) between the common stock price on the first and last days of such performance period (calculated on the basis of the average of the adjusted closing prices over the thirty (30)-day trading period immediately prior to the first day of such performance period and the average of the adjusted closing prices over the thirty (30)-day trading period ending on the last day of such performance period), by (ii) the common stock price on the first day of such performance period, calculated on the basis of the average of the adjusted closing prices over the thirty (30)-day trading period immediately prior to the first day of such performance period.

In choosing the peer group, the Santander board of directors considered the firms’ market capitalization, geographic location, and the nature of the businesses. For the 2014 performance period, the Santander peer group includes the following global financial institutions:

SANTANDER PERFORMANCE PEER GROUP
HSBC Holding plc	BNP Paribas SA
Société Générale SA	JPMorgan Chase & Co.
Citigroup Inc.	Banco Bilbao Vizcaya Argentaria S.A.
Nordea Bank AB	UniCredit SpA
Intesa Sanpaolo SpA	Itaú Unibanco Holding SA
Bank of Nova Scotia	Deutsche Bank AG (USA)
Lloyds Banking Group PLC	Banco Bradesco SA
UBS Group AG (USA)

The target value of each participant’s award was 15% of the participant’s target bonus under the Bonus Program. For purposes of determining the amount of the award, the target award was multiplied by a percentage based upon Santander’s TSR ranking in 2014 as reflected on the following table.

SANTANDER’S PEER GROUP RANKING	TARGET AWARD PERCENTAGE
1st to 8th	100%
9th to 12th	50%
13th to 16th	0%

For the 2014 performance period, Santander achieved a TSR of 21.10%, and Santander’s TSR ranked 4th relative to its peer group. Therefore, the Compensation Committee determined an award of 100% of the target award for each of Messrs. Dundon, Kulas and Grubb was warranted, and PSUs under the Santander Performance Award program were granted to the following

NEOs under the Omnibus Plan in fiscal year 2015 as set forth below:

NAMED EXECUTIVE OFFICER	PSUS GRANTED
Thomas Dundon	22,500
Jason Kulas	5,910
Jason Grubb	3,843

In connection with his resignation in February 2016, Mr. Grubb forfeited all of the PSUs in this grant.

Subject to continued service on the applicable payment date, the PSUs will become earned and payable based on Santander’s TSR position relative to its peer group for the applicable performance period as set forth below.

PAYMENT DATE	PERFORMANCE PERIOD
First anniversary of the grant date	2014 through 2015
Second anniversary of the grant date	2014 through 2016
Third anniversary of the grant date	2014 through 2017

The following table reflects the percentage of PSUs that will settle in each year based upon Santander’s TSR performance relative to its peer group for the applicable performance period.

TSR RANKING	PERCENTAGE OF PSUS SETTLED
1st to 4th	100%
5th	87.5%
6th	75%
7th	62.5%
8th	50%
9th to 16th	0%

Settlement of the PSUs is also contingent on the NEO remaining employed through the applicable settlement date and subject to there being no: (a) deficient financial performance of the Company; (b) material breach by the executive of any material internal rules or regulations of the Company; (c) material negative restatement of the Company’s financial statements (other than any restatement undertaken as a result of a change in accounting standards); or (d) material negative change in the capitalization of the Company or in the Company’s risk profile prior to the applicable settlement date. After the shares subject to the PSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year.

Other Compensation

In addition to the benefits that all of our employees are eligible to receive, the NEOs are eligible to receive certain other benefits and perquisites. For fiscal year 2015, the additional benefits and perquisites included a car allowance and Company-paid annual premiums for executive medical and dental and disability

SC 2016 Proxy Statement	45

Compensation

benefits. These benefits and perquisites are generally consistent with those paid to similarly situated SC executives. Mr. Dundon’s perquisites also included financial planning expenses (including tax preparation services, accounting services and financial advisory and planning services), legal and estate planning expenses, reimbursements of certain medical expenses and club membership dues.

We paid certain expenses incurred by Mr. Dundon in the operation of his private plane when used for SC business within the contiguous 48 states of the United States. This increased the level of safety and security for Mr. Dundon and allowed Mr. Dundon to be more productive than if commercial flights were utilized, as the private plane provides a confidential and productive environment for conducting business without the scheduling constraints imposed by commercial airline service. Under this practice, the cost to the Company of the reimbursement was based on a set flight time hourly rate, and the amount of our reimbursement was not subject to a maximum cap per fiscal year. During fiscal year 2015, the average flight time hourly rate was approximately $5,800, and we paid approximately $404,000 to Meregrass Inc., a charter company affiliated with Mr. Dundon that manages this operation, under this practice.

Retirement Benefits

Each of the NEOs is eligible to participate in SC’s qualified defined contribution retirement plan (i.e., 401(k) Plan) under the same terms as other eligible SC employees, including with respect to the Company matching contribution under the 401(k) Plan. SC provides these benefits in order to foster the development of the NEOs’ long-term careers with the Company. We do not provide defined benefit pension benefits, or nonqualified or excess retirement benefits to any of our NEOs.

Employment Agreements

We have entered into employment agreements with each of the NEOs (except for Mr. Seshan and Ms. Davis), establishing key elements of compensation in addition to our generally-applicable plans and programs and that include certain restrictive covenants, such as those prohibiting post-employment competition or solicitation by the NEOs. We believe that these agreements provide stability to SC and further the objectives of our compensation program, including our objective of attracting and retaining the highest quality executives to manage and lead the Company. See “Potential Payments Upon Termination or Change of Control—Employment Agreements and Change in Control Agreements” in this Proxy Statement.

Tax Considerations

Section 162(m) generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section. However, pursuant to the transition provisions under Section 162(m), certain compensation arrangements that are entered into by a corporation before it is publicly held, and that are disclosed in the corporation’s registration statement, may not be subject to the deductibility limits of Section 162(m) for a period of approximately three years following the consummation of the corporation’s public offering (the “Exemption”).

To the extent that they are not intended to qualify for the Exemption, certain of our compensation arrangements are designed to permit us to grant awards that may qualify as “qualified performance-based compensation;” however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, the Compensation Committee believes that the tax deduction is only one of several relevant considerations in setting executive compensation and takes into account a multitude of factors in making executive compensation decisions. Accordingly, the Compensation Committee may, in certain circumstances, approve compensation arrangements that provide for compensation that is not deductible for federal income tax purposes. Please see Proposal 3 in this proxy statement regarding our request for stockholders to approve the Restated Plan, in part, to provide our Compensation Committee with additional compensation tools to address Section 162(m).

Compensation Risk Assessment

At least annually, our Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers, and whether such policies and practices created risks that were reasonably likely to have a material adverse effect on the Company. Our management compensation team and an executive-level management human resources risk committee assist our Compensation Committee with such risk assessment and help ensure our compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

We believe our compensation programs strike the appropriate balance between short-term and long-term components. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that individuals will be encouraged to undertake excessive or inappropriate risk. The Company’s compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.

Based on its assessment in early 2016, our Compensation Committee has determined, in its reasonable business judgment, that the Company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company and instead promote behaviors that support long-term sustainability and stockholder value creation.

46	SC 2016 Proxy Statement

Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on such review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Heidi Ueberroth, Chair

Javier Maldonado

Robert McCarthy

Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2015, 2014 and 2013 (if applicable) for each individual who served as our Chief Executive Officer or Chief Financial Officer during fiscal year 2015, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2015.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)		STOCK AWARDS ($)(2)		OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Jason A. Kulas, President and CEO	2015	1,392,581	446,304	(5)	540,479	(9)	764,000	—	25,541	3,168,905
	2014	890,000	510,000	(6)	—		2,728,346	—	41,954	4,170,300
	2013	400,000	275,930	(7)	3,618,440		—	1,000,000	17,544	5,311,914
Ismail Dawood(a), CFO	2015	32,500	—		1,330,018	(10)	—	—	—	1,362,518
Jason W. Grubb(b), Former President and COO, Originations	2015	792,795	—		351,329	(9)	305,600	—	12,307	1,462,031
	2014	647,059	331,500	(6)	—		454,724	—	27,899	1,461,182
	2013	350,000	240,606	(7)	603,064		—	650,000	12,381	1,856,051
Richard Morrin(c), COO	2015	391,631	535,818	(8)	127,520	(11)	—	—	27,895	1,082,864
	2014	340,000	76,500	(6)	—		—	—	36,875	453,375
	2013	255,000	205,615	(7)	—		—	255,000	19,755	735,370
Kalyan Seshan(a), CRO	2015	158,308	395,821	(12)	—		277,200	—	3,323	834,652
Jennifer Davis(a), Deputy CFO	2015	245,716	52,069	(5)	63,760	(11)	—	—	15,840	377,385
Thomas G. Dundon(d), Former CEO	2015	1,452,837	—		2,036,088	(9)	—	—	688,504	4,177,429
	2014	2,625,000	1,920,000	(6)	—		6,062,989	—	1,004,729	11,612,718
	2013	1,500,000	—		8,040,984		—	3,750,000	731,820	14,022,804

(a)	Each of Mr. Dawood, Mr. Seshan and Ms. Davis became a NEO in 2015 and was not previously a NEO. For Messrs. Dawood and Seshan, 2015 amounts reflect partial year compensation as Mr. Dawood joined the Company in December 2015 and Mr. Seshan joined the Company in September 2015. Ms. Davis was Interim CFO from July to December 2015.

(b)	Mr. Grubb resigned from the Company on February 14, 2016.

(c)	Mr. Morrin became a NEO in 2015, was not a NEO in 2014, and was previously a NEO in 2013. Mr. Morrin was appointed our COO on February 15, 2016. Previously, he was our Executive Vice President, New Business since August 2011.

(d)	2015 amounts reflect partial year compensation as Mr. Dundon was CEO through July 2, 2015, the effective date of his separation from the Company as CEO.

(1)	We base the base salary amounts in this column on actual base compensation paid or earned through the end of the applicable fiscal year.

(2)	The value of the stock awards and option awards included in the Summary Compensation Table is based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for equity-based compensation can be found in Note 1, “Description of Business, Basis of Presentation, and Significant Accounting Policies and Practices—Stock Based Compensation”, Note 16, “Employee Benefit Plans” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2015. Also, please see “Outstanding Equity Awards at Fiscal 2015 Year End” table in this proxy statement for additional information regarding the vesting parameters that are applicable to these awards.

(3)	Reflects annual cash bonuses paid to the NEOs in 2013 under the Company’s previous Executive Incentive Program.

(4)	See the “All Other Compensation Table” below for additional information.

(5)	Reflects a cash portion of the 2015 annual variable compensation under the Bonus Plan earned in 2015 and paid in 2016 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan. A portion of the cash payable under the 2015 annual variable compensation was deferred pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan and will be paid in each of 2017, 2018 and 2019 and will be reflected under “All Other Compensation” in the Summary Compensation Table for the years in which such compensation is paid. A portion of the 2015 annual variable compensation was paid in RSUs, was earned in 2015 and granted in 2016, and will be reflected under “Stock Awards” in the Summary Compensation Table for 2016.

SC 2016 Proxy Statement	47

Compensation

(6)	Reflects a portion of the cash payable under the 2014 annual variable compensation under the Bonus Plan earned in 2014 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan. A portion of the cash payable under the 2014 annual variable compensation was deferred pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan and will be paid in each of 2016, 2017 and 2018 and will be reflected under “All Other Compensation” in the Summary Compensation Table for the years in which such compensation is paid.

(7)	Reflects one-time cash retention payments (and related tax gross-ups) made to Messrs. Kulas, Grubb and Morrin in July 2013.

(8)	Reflects (a) a one-time cash retention payment (and related tax gross-ups) paid to Mr.Morrin in the amount of $401,927; and (b) $133,891 in cash payable to Mr. Morrin under the 2015 annual variable compensation under the Bonus Plan earned in 2015 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan. A portion of the cash payable under the 2015 annual variable compensation was deferred pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan and will be paid in each of 2017, 2018 and 2019 and will be reflected under “All Other Compensation” in the Summary Compensation Table for the years in which such compensation is paid. A portion of the 2015 annual variable compensation was paid in RSUs, was earned in 2015 and granted in 2016, and will be reflected under “Stock Awards” in the Summary Compensation Table for 2016.

(9)	Reflects (a) the RSU portion of the 2014 annual variable compensation under the Bonus Plan earned in 2014 and granted in 2015 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan; and (b) a grant of PSUs under the Santander Performance Award program granted in 2015.

(10)	Reflects a RSU award made to Mr. Dawood in connection to his joining the Company in December 2015.

(11)	Reflects the RSU portion of the 2014 annual variable compensation under the Bonus Plan earned in 2014 and granted in 2015 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan.

(12)	Reflects (a) a one-time cash payment (and related tax gross-ups) paid to Mr. Seshan in connection with his joining the Company in the amount of $248,821; and (b) $147,000 in cash payable to Mr. Seshan under the 2015 annual variable compensation under the Bonus Plan earned in 2015 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan. A portion of the cash payable under the 2015 annual variable compensation was deferred pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan and will be paid in each of 2017, 2018 and 2019 and will be reflected under “All Other Compensation” in the Summary Compensation Table for the years in which such compensation is paid. A portion of the 2015 annual variable compensation was paid in RSUs, was earned in 2015 and granted in 2016, and will be reflected under “Stock Awards” in the Summary Compensation Table for 2016.

All Other Compensation Table

NAME	CAR ALLOWANCE ($)	SC CONTRIBUTION TO DEFINED CONTRIBUTION PLAN ($)	MEMBERSHIP DUES ($)(a)	FINANCIAL PLANNING ($)	ESTATE PLANNING ($)	LEGAL EXPENSES ($)	EXECUTIVE DISABILITY BENEFITS ($)(b)		PRIVATE PLANE EXPENSES ($)(d)	TOTAL ($)
Jason A. Kulas	9,969	13,208	—	—	—	—	2,364		—	25,541
Ismail Dawood	—	—	—	—	—	—	—		—	—
Jason W. Grubb	9,969	—	—	—	—	—	2,338		—	12,307
Richard Morrin	9,969	15,900	—	—	—	—	2,026		—	27,895
Kalyan Seshan	3,323	—	—	—	—	—	—		—	3,323
Jennifer Davis	—	14,730	—	—	—	—	1,110		—	15,840
Thomas G. Dundon(e)	6,594	14,890	7,400	121,633	35,785	91,686	6,716	(c)	403,800	688,504

(a)	Amount represents country club dues paid by the Company on behalf of Mr. Dundon.

(b)	Amount listed represents the annual premiums paid by the Company for NEO executive life and disability benefits.

(c)	Amount listed represents the premiums paid by the Company for Mr. Dundon’s executive life and disability benefits, inclusive of an additional rider, through July 2, 2015, the date of his separation from the Company.

(d)	Amount listed represents expenses paid by the Company that were incurred by a company affiliated with Mr. Dundon in the operation of his private aircraft for Company business. See “Other Compensation” in this Compensation Discussion and Analysis for an explanation of how these expenses are derived.

(e)	Subject to limitations of banking regulators and applicable law, Mr. Dundon’s Separation Agreement provided that he would receive (i) a lump sum payment equal to two times the sum of his annual base salary and target annual cash performance bonus, (ii) a lump sum payment equal to Mr. Dundon’s current salary, prorated through his separation date, (iii) continued welfare benefits (including life, long-term disability and other fringe benefits) for Mr. Dundon and his dependents, on the same basis as provided to actively employed senior executives of the Company, until (i) the third anniversary of his separation date, or (ii) with respect to benefits under Company’s health insurance plan, the 18-month anniversary of his separation date. Because, as of the date of this proxy statement, these actions have not been approved by banking regulators, this table does not reflect the payment of these severance payments as provided in his Separation Agreement. For more information, please see “Payments Made to our Former Chief Executive Officer upon Termination” in this proxy statement.

48	SC 2016 Proxy Statement

Compensation

Fiscal 2015 Grants of Plan-Based Awards

The following table provides information regarding short-term awards and long-term awards granted to our NEOs under our Omnibus Plan during the year ended December 31, 2015.

NAME	TYPE OF AWARD(1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(5)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(6)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Jason A. Kulas	RSU	4/10/15	—	—	—	22,407	—	—	509,983
	PSU	6/17/15	2,955	5,910		5,910	—	—	30,496
	SO	7/1/15	—	—	—	—	100,000	26.48	764,000
Ismail Dawood	RSU	12/16/15	—	—	—	85,367	—	—	1,330,018
Jason W. Grubb	RSU	4/10/15	—	—	—	14,565	—	—	331,499
	PSU	6/17/15	1,922	3,843	—	3,843	—	—	19,830
	SO	7/1/5	—	—	—	—	40,000	26.48	305,600
Richard Morrin	RSU	2/27/15	—	—	—	5,660	—	—	127,520
Kalyan Seshan	SO	9/22/15	—	—	—	—	40,000	21.74	277,200
Jennifer Davis	RSU	2/27/15	—	—	—	2,830	—	—	63,760
Thomas G. Dundon	RSU	4/10/15	—	—	—	84,358	—	—	1,919,988
	PSU	6/17/15	11,250	22,500	—	22,500	—	—	116,100

(1)	Type of Award:

SO	Stock Option

RSU	Restricted Stock Unit

PSU	Santander Performance-based Restricted Stock Unit

(2)	The amounts shown under these columns represent potential aggregate threshold, target and maximum payouts for achievement by Santander of threshold, target and maximum performance levels for awards granted under the Santander Performance Award program. The “threshold” level refers to an amount equal to 50% of the NEO’s target award, or the minimum amount payable if a performance target is reached under the program, and represents the value of the PSUs that will settle based upon an achievement of TSR performance by Santander relative to its peer group of 8th out of 16. The “target” level refers to an amount equal to 100% of the NEO’s target award and represents the value of the PSUs that will settle based upon an achievement of TSR performance by Santander relative to its peer group of 1st through 4th out of 16. Such awards may not settle for an amount greater than 100% of the NEO’s target award opportunity.

(3)	This column shows the number of RSUs granted in 2015 to the NEOs. For RSUs granted under the Bonus Plan (to Mr. Morrin and Ms. Davis, on February 27, 2015, and to Messrs. Grubb, Kulas and Dundon, on April 10, 2015), such RSUs will vest and will be settled in three equal annual installments with the first installment vesting and settling one year from the grant date. After the shares subject to the RSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year. For RSUs granted to Mr. Dawood on December 16, 2015, such RSUs will vest and will be settled in three equal annual installments with the first installment vesting and settling one year from the grant date. Dividend equivalents on all such RSUs are paid out only on shares actually received.

(4)	This column shows the number of SOs granted. Options granted to Messrs. Kulas and Grubb on July 1, 2015 have a ten-year term and will vest in five equal annual installments with the first installment becoming exercisable one year from the grant date. Options granted to Mr. Seshan on September 22, 2015 have a ten-year term and will vest in three equal annual installments with the first installment becoming exercisable one year from the grant date.

(5)	The exercise price of SOs is the closing price of the Company’s common shares on the NYSE on the grant date.

(6)	This column shows the aggregate grant date fair value of SOs, RSUs and PSUs granted to the NEOs in 2015. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule as follows.

For SOs, fair value is calculated using the Black-Scholes value of each option on the grant date (resulting in a $7.64 per share value for July 1, 2015 grants and a $6.93 per share value for the September 22, 2015 grant).

For RSUs, fair value is calculated based on the closing price of the Company’s stock on the NYSE on the grant date (resulting in a $22.53 per unit value for February 27, 2015, a $22.76 per unit value for April 10, 2015, and a $15.58 per unit value for December 16, 2015).

For PSUs, the actual value of units received will depend on Santander’s performance, as described in note 2 to this table. Grant date fair value is determined using a Monte Carlo simulation that includes multiple inputs such as stock price, performance period, volatility and dividend yield (resulting in a $5.16 per unit value).

SC 2016 Proxy Statement	49

Compensation

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2015.

	OPTION AWARDS							STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(a)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(a)
Jason A. Kulas	239,096	(1)	—		—	9.21	December 2021	103,377	(b)	1,638,525	—	—
	166,019	(2)	—		—	9.21	December 2021	17,925	(c)	284,111	—	—
	73,252	(2)	—		—	12.10	December 2021	—		—	5,910(d)	93,674
	68,380	(3)	273,518		—	24.00	January 2024	—		—	—	—
	—		100,000	(4)	—	26.48	July 2025	—		—	—	—
Ismail Dawood	—		—		—	—	—	85,367	(e)	1,353,067	—	—
Jason W. Grubb	171,944	(1)	—		—	9.21	December 2021	17,229	(b)	273,080	—	—
	148,432	(2)	—		—	9.21	December 2021	11,652	(c)	184,684	—	—
	65,493	(2)	—		—	12.10	December 2021	—		—	3,843(d)	60,912
	11,397	(3)	45,586		—	24.00	January 2024	—		—	—	—
	—		40,000	(4)	—	26.48	July 2025	—		—	—	—
Richard Morrin	59,112	(1)	26,870		—	9.21	December 2021	2,264	(c)	35,884	—	—
	22,391	(2)	—		37,314	9.21	December 2021	—		—	—	—
	9,880	(2)	—		16,464	12.10	December 2021	—		—	—	—
Kalyan Seshan	—		40,000	(5)	—	21.74	September 2025	—		—	—	—
Jennifer Davis	2,642	(6)	17,619		—	9.21	July 2022	1,132	(c)	17,942	—	—
	1,833	(7)	—		12,233	9.21	July 2022	—		—	—	—
	807	(7)	—		5,398	12.10	July 2022	—		—	—	—
	4,000	(8)	15,998		—	24.00	January 2024	—		—	—	—
	1,334	(9)	—		5,332	24.00	January 2024	—		—	—	—
Thomas G. Dundon*	1,486,488	(1)	—		—	9.21	December 2021	306,304	(b)	4,854,918	—	—
	3,141,680	(2)	—		—	9.21	December 2021	50,614	(c)	802,232	—	—
	1,459,438	(2)	—		—	12.10	December 2021	—		—	22,500(d)	356,625(7)
	151,955	(3)	607,818		—	24.00	January 2024	—		—	—	—

Except as otherwise noted, exercisability of option awards and vesting of stock awards are subject to continuous service with the Company, except that unvested awards may vest upon death, disability, termination without “cause” or change of control of the Company as more fully described in “Potential Payments Upon Termination or Change of Control” in this proxy statement.

*Note Relating to Option Awards and Stock Awards of Mr. Dundon

Subject to the receipt of applicable bank regulatory approvals and applicable law, Mr. Dundon’s Separation Agreement provided that (i) his unvested restricted stock awards would vest in full in accordance with their terms, (ii) his unvested stock options would vest in full and (iii) any service-based vesting requirements that were applicable to Mr. Dundon’s outstanding RSUs in respect of his 2014 annual bonus were waived, and such RSUs continue to vest and be settled in accordance with the underlying award agreement. Further, on July 2, 2015, Mr. Dundon provided notice of his exercise of his options; the settlement of such options is subject to the receipt of all required bank regulatory and other approvals. Because, as of the date of this proxy statement, these actions have not yet been approved by banking regulators, this table does not reflect the vesting of the foregoing awards or the cash settlement of his options as provided in his Separation Agreement. For more information, please see “Payments Made to our Former Chief Executive Officer upon Termination” in this proxy statement.

Notes Relating to Option Awards

(1)	These options were granted under the Management Equity Plan on January 31, 2011 and vest and become exercisable over five years in equal installments on the anniversaries of the grant date. With respect to the options held by Messrs. Dundon, Kulas and Grubb, our board of directors accelerated the vesting of such options effective upon our initial public offering completed in January 2014.
(2)	These options were granted under the Management Equity Plan on January 31, 2011. These options vest and become exercisable over five years in equal annual installments on the anniversaries of the grant date, subject to our achieving annual ROE targets over the vesting period of 27.5% for each of 2012 and 2013 and 18% for each of the years 2014 through 2016. If we do not achieve the applicable threshold ROE target with respect to a measurement date, the portion of the options that would have vested had the ROE target been met will remain outstanding and will vest if, at any point prior to the earlier of the end of the five-year performance period, we achieve an average ROE target of 25.0%. With respect to the options held by Messrs. Dundon, Kulas and Grubb, our board of directors approved the acceleration of the vesting of such options (including the waiver of performance conditions) effective as of, and subject to, the occurrence of our initial public offering.

50	SC 2016 Proxy Statement

Compensation

(3)	These options were granted under the Management Equity Plan on January 24, 2014 and vest and become exercisable over five years in equal installments on the anniversaries of the grant date.
(4)	These options were granted under the Omnibus Plan on July 1, 2015 and vest and become exercisable over three years in equal installments on the anniversaries of the grant date.
(5)	These options were granted under the Omnibus Plan on September 22, 2015 and vest and become exercisable over five years in equal installments on the anniversaries of the grant date.
(6)	These options were granted under the Management Equity Plan on July 16, 2012 and vest and become exercisable over five years in equal installments on the anniversaries of the grant date.
(7)	These options were granted under the Management Equity Plan on July 16, 2012. These options vest and become exercisable over five years in equal annual installments on the anniversaries of the grant date, subject to our achieving annual ROE targets over the vesting period of 27.5% for each of 2012 and 2013 and 18% for each of the years 2014 through 2016. If we do not achieve the applicable threshold ROE target with respect to a measurement date, the portion of the options that would have vested had the ROE target been met will remain outstanding and will vest if, at any point prior to the earlier of the end of the five-year performance period, we achieve an average ROE target of 25.0%.
(8)	These options were granted under the Management Equity Plan on January 22, 2014 and vest and become exercisable over five years in equal installments on the anniversaries of the grant date.
(9)	These options were granted under the Management Equity Plan on January 22, 2014. These options vest and become exercisable over five years in equal annual installments on the anniversaries of the grant date, subject to our achieving annual ROE targets over the vesting period of 24.0% for each of 2014 and 2015 and 23.0% for each of the years 2016 through 2018. If we do not achieve the applicable threshold ROE target with respect to a measurement date, the portion of the options that would have vested had the ROE target been met will remain outstanding and will vest if, at any point prior to the earlier of the end of the five-year performance period, we achieve an average ROE target of 25.0%.

Notes Relating to Stock Awards

(a)	The market value of the stock awards is based on the closing price per share of our common stock on the NYSE on December 31, 2015, which was $15.85.
(b)	These stock awards are restricted shares granted under the Omnibus Plan in December 31, 2013 and vest over five years in equal installments on the anniversaries of the grant date.
(c)	These stock awards are RSUs granted under the Omnibus Plan (to Mr. Morrin and Ms. Davis, on February 27, 2015, and to Messrs. Grubb, Kulas and Dundon, on April 10, 2015) and reflects the RSU portion of the 2014 annual variable compensation under the Bonus Plan earned in 2014 and granted in 2015 pursuant to Santander’s Management Board Compensation Policy and Identified Staff Plan. For the award to Mr. Kulas, 50% of the RSUs vested and settled immediately, and 50% of the RSUs vest and settle over three years in equal installments on the anniversaries of the grant date. For the other NEOs, 60% of the RSUs vested and settled immediately, and 40% of the RSUs vest and settle over three years in equal installments on the anniversaries of the grant date. After the shares subject to the RSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year.
(d)	These stock awards are PSUs granted under the Omnibus Plan on June 17, 2015 and vest and settle over three years in equal installments on the anniversaries of the grant date, subject to Santander achieving a certain TSR position relative to its peer group for the applicable performance period. After the shares subject to the PSUs are settled, they will remain subject to transfer and sale restrictions for a period of one year.
(e)	This stock award is a grant of RSUs under the Omnibus Plan on December 16, 2015 and vests over three years in equal installments on the anniversaries of the grant date.

SC 2016 Proxy Statement	51

Compensation

Fiscal 2015 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and shares acquired by our NEOs upon the vesting of restricted stock and restricted stock units held by our NEOs in 2015.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($)
Jason A. Kulas	187,190	2,685,723	34,459		546,175	(2)
	—	—	4,482		102,010	(2)
	—	—	1,647	(4)	12,040	(5)
Jason W. Grubb	209,184	2,278,238	5,743		91,027	(2)
	—	—	2,913		66,300	(2)
	—	—	761	(4)	5,563	(5)
Richard Morrin	—	—	3,396		76,512	(2)
Jennifer Davis	31,731	449,180	1,698		38,256	(2)
Thomas G. Dundon(3)	7,146,320	100,967,824	33,744		768,013	(2)
	—	—	17,284	(4)	126,346	(5)

(1)	Amounts reflect the aggregate difference between the market price of our Common Stock at the exercise date and the exercise price of the options.

(2)	Amounts reflect the market value of our Common Stock on the day on which the restricted stock and restricted stock units vested.

(3)	Subject to the limitations of applicable banking laws and regulations and other applicable laws, Mr. Dundon’s Separation Agreement provided that (i) his unvested restricted stock awards would vest in full in accordance with their terms, (ii) his unvested stock options would vest in full and (iii) any service-based vesting requirements that were applicable to Mr. Dundon’s outstanding RSUs in respect of his 2014 annual bonus were waived, and such RSUs continue to vest and be settled in accordance with the underlying award agreement. As of July 2, 2015, Mr. Dundon held (a) 306,304 unvested shares of restricted stock, which had an aggregate value of $8,025,165 (based on the closing price per share of our Common Stock on July 2, 2015 of $26.20), (b) options to purchase 6,847,379 shares of our Common Stock (of which, options to purchase 607,818 shares of our Common Stock were unvested) and (c) unvested RSUs in respect of 73,114 shares of our Common Stock, which had an aggregate value of $1,915,587 (based on the closing price per share of our Common Stock on July 2, 2015 of $26.20). Further, on July 2, 2015, Mr. Dundon provided notice of his exercise of his options; the settlement of such options is subject to the receipt of all required bank regulatory and other approvals. Subject to such approvals, Mr. Dundon elected to have each option settled for a cash payment equal to $26.48, the price per share of our Common Stock on July 1, 2015 (the date preceding the date he gave notice), less the applicable exercise price, or $102,799,417 in the aggregate. Because, as of the date of this proxy statement, these actions have not yet been approved by banking regulators, this table does not reflect the vesting of the foregoing awards or the cash settlement of his options as provided in his Separation Agreement. For more information, please see “Payments Made to our Former Chief Executive Officer upon Termination” in this proxy statement.

(4)	Reflects certain deferred bonus amounts with respect to 2011 bonuses that were paid-out in shares of Santander common stock in 2015.

(5)	Valuation based on per share closing price of Santander common stock on the vesting date. The price of such stock was converted from Euro to the U.S. Dollar equivalent based on the currency exchange rate in effect on such date.

52	SC 2016 Proxy Statement

Compensation

Potential Payments Upon Termination or Change of Control

Employment Agreements and Change in Control Agreements

The Company is party to employment agreements with each NEO, except for Mr. Seshan and Ms. Davis. These agreements provide each NEO with, among other things, payments and benefits in the event of termination of employment under the various circumstances described below.

A Change in Control does not affect the timing or amount of severance payments to the NEOs under their employment agreements. See “—Employment Agreement with Thomas Dundon” and “—Employment Agreements with Jason A. Kulas, Jason W. Grubb and Richard Morrin.”

Under the Management Equity Plan, vesting of awards is subject to acceleration upon a Change in Control. Specifically, unless otherwise provided by our Compensation Committee, (i) time-vesting options will automatically vest and become exercisable, and (ii) performance-vesting options will vest to the extent that the Company achieves the applicable average return on equity target starting at the beginning of a pre-established five-year performance period and ending upon the date of the Change in Control.

Under the Management Equity Plan, “Change in Control” is defined as an event upon which (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision), other than Santander and its affiliates or Sponsor Auto Finance Holdings (“Sponsor Auto”) and its affiliates, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), directly or indirectly, of more than 20% of the outstanding shares of our Common Stock (such person or group, the “Change in Control Owner”) or (ii) an event upon which Santander and its affiliates become the beneficial owners, directly or indirectly, of fewer shares of our Common Stock than the Change in Control Owner.

In the event of a Change in Control, unless otherwise provided by the Compensation Committee, the Omnibus Plan provides that, among other things, (i) all options that are not then exercisable and vested shall become fully exercisable and vested, (ii) any restricted stock that was forfeitable prior to such Change in Control will become nonforfeitable, shall become free of all restrictions and become fully vested, and (iii) any RSUs shall become earned and payable in full, any restrictions on such RSUs shall lapse and such RSUs shall be settled as promptly as is practicable. Any performance-based awards under the Omnibus Plan will vest only to the extent that the applicable performance targets are met starting from the beginning of the pre-established performance period and ending upon the date of the Change in Control.

A “Change in Control” is generally deemed to occur under the Omnibus Plan upon:

1.	the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 30% or more of either (a) the outstanding shares of our Common Stock or (b) the combined voting power of our then outstanding voting securities, with each of clauses (a) and (b) subject to certain customary exceptions;

2.	a majority of the directors who constituted our board of directors at the time the Omnibus Plan was adopted are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent directors then on the board of directors;

3.	approval by our stockholders of the Company’s complete dissolution or liquidation; or

4.	the consummation of a merger of the Company, the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any merger or business combination following which (a) the individuals and entities that were the beneficial owners of the outstanding common stock and the voting securities immediately prior to such business combination beneficially own more than 50% of the then-outstanding shares of common stock and combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such business combination in substantially the same proportions as immediately prior to such business combination, (b) no person beneficially owns 30% or more of the then-outstanding shares of common stock of the entity resulting from such business combination or the combined voting power of the then-outstanding voting securities of such entity and (c) at least two-thirds of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the transaction were members of the board of directors at the time the execution of the initial agreement providing for the transaction was approved.

Employment Agreements with Jason A. Kulas, Jason W. Grubb and Richard Morrin

The Company entered into employment agreements with Messrs. Kulas, Grubb and Morrin on May 1, 2009, which set forth the terms and conditions of Messrs. Kulas’, Grubb’s and Morrin’s employment with the Company. All of the employment agreements have an initial term of three years and, unless earlier terminated, will automatically extend annually for additional one-year terms following that time, unless any party provides

SC 2016 Proxy Statement	53

Compensation

written notice at least three months prior to such anniversary date that such party did not agree to renew the employment agreement.

Subject to their execution of a general release and waiver, if any of Messrs. Kulas, Grubb and Morrin’s employment is terminated by us without “cause” (but excluding death or disability), or if he resigns because of a reduction in his base salary or target bonus opportunity, each of Messrs. Kulas, Grubb and Morrin will be entitled to:

•	salary continuation for the longer of 12 months or the balance of the employment agreement term;

•	full annual performance bonus for the calendar year in which the termination of employment occurs;

•	certain deferred bonus payments;

•	accelerated vesting and settlement of equity-related awards; and

•	continuation of medical and dental insurance under COBRA and continuation of life insurance coverage, in each case, for the longer of 12 months or the balance of the employment agreement term.

If any of Messrs. Kulas, Grubb and Morrin’s employment is terminated as a result of “disability” (generally defined by reference to SC’s disability plans), he will be entitled to (i) a payment in lieu of short-term salary continuation benefits (only in the event that they are not eligible for short-term benefits due to lack of service with the Company), and (ii) prorated portions of his annual cash performance bonus for the year of termination and, in certain cases, for subsequent years.

If any of Messrs. Kulas, Grubb and Morrin’s employment is terminated as a result of death, their estates will be entitled to (i) 12 months of salary continuation, (ii) full annual cash performance bonus for the calendar year in which the termination of employment occurs, and (iii) continuation of medical and dental insurance for their dependents for the longer of 12 months or the balance of the employment agreement term.

Pursuant to the terms of their employment agreements, each of Messrs. Kulas, Grubb and Morrin is subject to the following restrictive covenants: (i) perpetual confidentiality; (ii) non-solicitation of employees of the Company or its affiliates during the term of employment and for one year thereafter; (iii) non-competition during the term of employment and for any period thereafter that he is receiving severance payments; (iv) cooperation in the context of litigation involving the Company or its affiliates during the term of employment and for the pendency of any such litigation or other proceeding; and (v) perpetual non-disparagement of the Company, its affiliates, or their officers or directors.

Messrs. Kulas, Grubb and Morrin’s employment agreements each define “Cause” as (i) dishonesty; (ii) embezzlement, fraud, or other conduct which would constitute a felony,

(iii) unauthorized disclosure of confidential information, (iv) failure to obey a material lawful directive that is appropriate to the executive’s position and from executive(s) in the executive’s reporting line; (v) material breach of the agreement; or (vi) failure (except in the event of disability) or refusal to substantially perform material obligations under the agreement.

Employment Agreement with Ismail Dawood

On December 1, 2015, Mr. Dawood entered into a Letter Agreement with the Company, which sets forth the terms and conditions of Mr. Dawood’s employment with the Company. Under the Letter Agreement, in the event that Mr. Dawood’s employment is terminated other than for “Cause” , “Death” or “Disability”, or if he was not hired within 30 days of his appointment as CFO or he resigns with “Good Reason” (in each case, as defined in the Letter Agreement), he will be entitled to receive termination benefits, contingent on his execution of a release of claims, which include the following: (i) a lump sum payment equal to 225% of his annual base salary; and (ii) if elected, 12 months of company-paid healthcare coverage for Mr. Dawood and his eligible dependents.

Further, if Mr. Dawood’s employment was terminated other than for “Cause”, “Death” or “Disability”, or he resigned with “Good Reason”, he was entitled to receive a cash payment equal to (i) his “Initial Annual RSU Award” in the amount of $330,000, (ii) his “Cash Sign-On Bonus” in the amount of $1,221,555 and a “Relocation Bonus” (in each case, as defined in the Letter Agreement) in the amount of $250,000. The Relocation Bonus was paid in March 2015 in lieu of any relocation benefits, car allowances or any reimbursement of legal fees in connection with joining us. The Cash Sign-On Bonus was paid in March 2015 in recognition of forfeited incentive awards with Mr. Dawood’s past employer.

Mr. Dawood’s Letter Agreement with us defines “Cause” as (i) willful dishonesty; (ii) embezzlement, fraud, crime of dishonesty, or other willful misconduct that, in each case, constitutes a felony; (iii) willful and unauthorized disclosure of material confidential information of the Company or any of its affiliates; (iv) willful failure to obey a material lawful directive that is appropriate to his position from the CEO or from the Board; (v) willful and material breach of any employment or similar agreement with the Company or any of its affiliates; (vi) willful and material breach of the Company’s material policies and procedures; (vii) willful and material breach of any rule, regulation, or law to which Mr. Dawood or the Company is subject; or (viii) willful failure (except in the event of Disability) or refusal to substantially perform Mr. Dawood’s material obligations to the Company or any of its affiliates.

Mr. Dawood’s Letter Agreement with us defines “Good Reason” as occurrence of any of the following events without his prior written consent: (i) any significant diminution in duties, authorities, titles or offices; (ii) any change in the reporting

54	SC 2016 Proxy Statement

Compensation

structure; (iii) any relocation of his own principal place of employment to a location more than 30 miles from Dallas, Texas; or (iv) any material breach by the Company or any of its affiliates of any material obligation to Mr. Dawood. No termination for Good Reason shall be effective as a termination with Good Reason unless (x) Mr. Dawood gives written notice to the Company, within 60 days after first learning of the event(s) that constitute Good Reason, describing such event(s) in reasonable detail and requesting cure, (y) such event(s) are not fully cured within 30 days after Mr. Dawood gives such notice, and (z) Mr. Dawood terminates his employment within 60 days after the cure period expires.

Mr. Dawood’s Letter Agreement with us defines “Disability” as having become entitled to long-term disability benefits under the Company’s Executive Disability Plan or long-term disability plan.

Payments Made to our Former Chief Executive Officer upon Termination

Santander and the Company entered into an employment agreement with Mr. Dundon on December 31, 2011, which amended and restated the obligations of the parties under a prior agreement, dated September 23, 2006, as amended (the “Dundon Employment Agreement”). Under the Dundon Employment Agreement, subject to Mr. Dundon’s execution of a general release and waiver, if Mr. Dundon’s employment was terminated by us for any reason other than “cause”, Mr. Dundon would become entitled to:

•	an amount equal to two times the sum of his then-current base salary and the target annual cash performance bonus then in effect, payable in a lump sum;

•	a lump sum payment equal to his then-current base salary, prorated through the date of termination; and

•	continuation of welfare benefits (including life, long-term disability and other fringe benefits) for Mr. Dundon and his dependents, on the same basis as provided to our actively employed senior executives, until (i) the third anniversary of Mr. Dundon’s termination of employment, or (ii) with respect to benefits under our health insurance plan, the 18-month anniversary of Mr. Dundon’s termination of employment.

Pursuant to the terms of the Dundon Employment Agreement, Mr. Dundon is subject to the following restrictive covenants: (i) perpetual confidentiality; (ii) non-solicitation of our or our affiliates’ employees, customers, suppliers or vendors during the term of employment and for a period of two years thereafter (subject to certain exceptions described in this paragraph, the “Dundon Restricted Period”); (iii) non-competition during the term of employment and for the Dundon Restricted Period; (iv) cooperation in the context of litigation involving us or our affiliates; and (v) non-disparagement of us, our affiliates, or our products, services or operations, officers, directors or employees during the term of employment and for the Dundon Restricted Period. Pursuant to the Dundon Employment

Agreement, the Dundon Restricted Period would be reduced to 18 months in the event the Dundon Employment Agreement was terminated by us for cause.

On July 2, 2015, Mr. Dundon entered into a Separation Agreement with the Company, DDFS LLC (“DDFS”), SHUSA and Santander, under which his roles as Chairman of the Board and CEO were terminated effective as of July 2, 2015 (the “Termination Date”). The Separation Agreement provided, among other things, that Mr. Dundon resign as Chairman of the Board, as CEO of the Company and as an officer and/or director of any of the Company’s subsidiary companies. The Separation Agreement further provided that Mr. Dundon’s resignation be treated as a termination “other than for Cause” or “without Cause,” as applicable, for purposes of the Dundon Employment Agreement and any of his equity awards.

The Separation Agreement confirmed that Mr. Dundon would receive, subject to the receipt of applicable bank regulatory approvals and applicable law, the following payments and benefits, each of which is provided for under the existing terms of the Dundon Employment Agreement, as described above:

•	a lump sum payment equal to two times the sum of Mr. Dundon’s annual base salary and target annual cash performance bonus;

•	a lump sum payment equal to Mr. Dundon’s current salary, prorated through the Termination Date;

•	continued welfare benefits (including life, long-term disability and other fringe benefits) for Mr. Dundon and his dependents, on the same basis as provided to actively employed senior executives of the Company, until (i) the third anniversary of the Termination Date, or (ii) with respect to benefits under Company’s health insurance plan, the 18-month anniversary of the Termination Date; and

•	any accrued unpaid base salary, business expense reimbursement, and vacation through the Termination Date.

In addition to the payments and benefits to which Mr. Dundon was entitled under the Dundon Employment Agreement, the Separation Agreement confirmed that, upon his termination of employment, Mr. Dundon’s unvested restricted stock awards would vest in full in accordance with their terms, and provides that his outstanding stock options would vest in full (to the extent they were unvested) and that all shares acquired upon the exercise of stock options awarded to Mr. Dundon in December 2011 would become freely transferable and free of any restrictions on sale. Pursuant to the Separation Agreement, Mr. Dundon’s outstanding stock options remain exercisable until the third anniversary of his resignation, and prior to September 30, 2015, Mr. Dundon would be permitted to exercise such options in whole, but not in part, and settle such options for a cash payment equal to the difference between the closing trading price of a share our Common Stock on the NYSE as of the date immediately preceding such exercise and the exercise price of such option. Mr. Dundon exercised this cash

SC 2016 Proxy Statement	55

Compensation

settlement option on July 2, 2015. In addition, pursuant to the Separation Agreement, any service-based vesting requirements that were applicable to Mr. Dundon’s outstanding restricted stock units and deferred cash award in respect of his 2014 annual bonus were waived on the Termination Date, and such awards continue to vest and be settled in accordance with the underlying award agreements.

Each of these actions pursuant to the Separation Agreement is subject to the receipt of applicable bank regulatory approvals and applicable law. As of the date of this proxy statement, approval of such actions from banking regulators has not been granted. For more information on the Seperation Agreement and related transactions, please see “Related Party Transactions” in this proxy statement.

56	SC 2016 Proxy Statement

Compensation

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following table provides information regarding the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a Change in Control. Except as otherwise noted, the amounts shown are (i) estimates only and (ii) assume that the applicable termination of employment was effective, or that the Change in Control occurred, as of December 31, 2015. For amounts illustrated for Mr. Dundon below, the amounts shown are payments and benefits to which Mr. Dundon is entitled under the Separation Agreement as of July 2, 2015, subject to the receipt of applicable bank regulatory approvals regulators and applicable law.

NAME	CASH ($)(1)		EQUITY ($)(3)	PERQUISITES/ BENEFITS ($)		TOTAL ($)
Jason A. Kulas
Termination due to Death	3,600,000		2,016,310	35,880	(5)	5,652,190
Termination due to Disability	1,800,000	(2)	2,016,310	—		3,816,310
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	3,600,000		2,016,310	41,160	(6)	5,657,470
Termination by the NEO for Good Reason	—		2,016,310	—		2,016,310
Change in Control (no termination of employment)	—		2,016,310	—		2,016,310
Termination by the NEO without Good Reason	—		—	—		—
Termination for Cause	—		—	—		—
Ismail Dawood
Termination due to Death	—		1,353,067	—		1,353,067
Termination due to Disability	—		1,353,067	—		1,353,067
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	3,014,055		1,353,067	22,178		4,389,300
Termination by the NEO for Good Reason	3,014,055		1,353,067	22,178		4,389,300
Change in Control (no termination of employment)	—		1,353,067	—		1,353,067
Termination by the NEO without Good Reason	—		—	—		—
Termination for Cause	—		—	—		—
Jason W. Grubb
Termination due to Death	1,680,000		518,675	36,034	(5)	2,234,709
Termination due to Disability	880,000	(2)	518,675	—		1,398,675
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	1,680,000		518,675	43,714	(6)	2,242,389
Termination by the NEO for Good Reason	—		518,675	—		518,675
Change in Control (no termination of employment)	—		518,675	—		518,675
Termination by the NEO without Good Reason	—		—	—		—
Termination for Cause	—		—	—		—
Richard Morrin
Termination due to Death	951,000		369,051	18,352	(5)	1,338,403
Termination due to Disability	501,000	(2)	369,051	—		870,051
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	951,000		35,884	21,942	(6)	1,008,826
Termination by the NEO for Good Reason	51,000		35,884	—		86,884
Change in Control (no termination of employment)	—		523,806	—		523,806
Termination by the NEO without Good Reason	—		—	—		—
Termination for Cause	—		—	—		—

SC 2016 Proxy Statement	57

Compensation

NAME	CASH ($)(1)	EQUITY ($)(3)	PERQUISITES/ BENEFITS ($)		TOTAL ($)
Kalyan Seshan
Termination due to Death	—	—	—		—
Termination due to Disability	—	—	—		—
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	—	—	—		—
Termination by the NEO for Good Reason	—	—	—		—
Change in Control (no termination of employment)	—	—	—		—
Termination by the NEO without Good Reason	—	—	—		—
Termination for Cause	—	—	—		—
Jennifer Davis
Termination due to Death	25,500	127,173	—		152,673
Termination due to Disability	25,500	127,173	—		152,673
Termination without Cause, resignation due to reduction in base salary or target bonus opportunity	25,500	17,942	—		43,442
Termination by the NEO for Good Reason	25,500	17,942	—		43,442
Change in Control (no termination of employment)	—	236,402	—		236,402
Termination by the NEO without Good Reason	—	—	—		—
Termination for Cause	—	—	—		—
Thomas G. Dundon
Termination due to Death	—	—	—		—
Termination due to Inability to Perform	—	—	—		—
Termination for Good Reason	—	—	—		—
Termination without Cause	13,315,171	11,554,377	151,633	(4)	25,021,181
Termination without Cause or for Good Reason in Connection with a Change in Control	—	—	—		—
Change in Control (no termination of employment)	—	—	—		—
Termination by the NEO without Good Reason	—	—	—		—
Termination for Cause	—	—	—		—

(1)	Represents cash severance and, for Mr. Morrin, Ms. Davis and Mr. Dundon, the vesting of long-term cash awards with an aggregate value of $51,000, $25,500 and $1,152,000, respectively. For severance payment calculation, and time and form of such payments. See “—Potential Payments Upon Termination or Change of Control – Employment Agreements and Change in Control Agreements.”

(2)	Assumes that: (i) NEO first receives compensation under the Company’s short-term salary continuation program thirteen weeks prior to December 31, 2015 and begins receiving compensation and benefits under the Company’s long-term and individual disability insurance program on December 31, 2015, (ii) target level of annual cash performance bonus is achieved in fiscal year 2015 and no bonus is payable for subsequent years due to the NEO receiving compensation and benefits under the Company’s long-term and individual disability insurance program, and (iii) NEO is eligible for the Company’s short-term salary continuation benefits. See “—Potential Payments Upon Termination or Change of Control—Employment Agreements and Change in Control Agreements.”

(3)	Represents value of accelerated vesting of stock options with respect to our Common Stock as provided under the Management Equity Plan and the Omnibus Plan and accelerated vesting of restricted stock as provided under the Omnibus Plan. All unvested stock options as of December 31, 2015 that were granted to our NEOs in 2014, and 2015 and for which accelerated vesting would occur upon termination or a change-of-control, have a value of zero for purposes of disclosure in this table, as the per share price of our Common Stock was less than the exercise price of these options at December 31, 2015. Assumes that all applicable performance targets with respect to any performance-vesting stock options are achieved. See “—SC 2011 Management Equity Plan,” “—SC Omnibus Incentive Plan” and “—Equity Compensation Plans Information.”

(4)	Represents continuation of medical and dental benefits, disability and life insurance coverage, and car allowance. Assumes no increase in the cost of welfare benefits. For welfare continuation payment calculation, and time and form of such payments, see “—Potential Payments Upon Termination or Change of Control—Employment Agreements and Change in Control Agreements.”

(5)	Represents continuation of medical and dental benefits. Assumes no increase in the cost of welfare benefits. For welfare continuation payment calculation, and time and form of such payments, see “—Potential Payments Upon Termination or Change of Control—Employment Agreements and Change in Control Agreements.”

(6)	Represents continuation of medical and dental benefits and life insurance coverage. Assumes no increase in the cost of welfare benefits. For welfare continuation payment calculation, and time and form of such payments, see “—Potential Payments Upon Termination or Change of Control—Employment Agreements and Change in Control Agreements.”

58	SC 2016 Proxy Statement

Compensation

Compensation Committee Interlocks and Insider Participation

During 2015, our Compensation Committee consisted of Heidi Ueberroth, Stephen A. Ferriss, Roman Blanco, Javier Maldonado and Robert McCarthy. No member of the Compensation Committee was during that time or in the past an officer or employee of the Company or any of its subsidiaries. In addition, none of our executive officers served on the compensation committee of any other entity, for which any executive officers of such other entity served on either our Board or on our Compensation Committee, and no member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

During 2015, Mr. Dundon, our former Chairman and CEO, and Mr. Kulas, our CEO, served on the board of directors of SHUSA, our majority stockholder, and Roman Blanco, SHUSA’s former CEO, served on our Compensation Committee.

SC 2016 Proxy Statement	59

Additional Governance Information

Related Party Transactions

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. Under our written policy, our directors and director nominees, executive officers and holders of more than 5% of our Common Stock, including their immediate family members, will not be permitted to enter into a related party transaction with us, as described below, without the consent of our Audit Committee. Any request for us to enter into a transaction in which the amount involved exceeds $120,000 and any such party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented to our Audit Committee for review, consideration and approval. Management will be required to report to our Audit Committee any such related party transaction and such related party transaction will be reviewed and approved or disapproved by the disinterested members of our Audit Committee.

The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors (including nominees), 5% or greater stockholders and any of their immediate family members or entities affiliated with them. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Initial Public Offering and

Subsequent Offering

On January 23, 2014, the Company completed an IPO in which certain stockholders sold 85,242,042 shares of Common Stock at a public offering price of $24.00 per share. We received no net proceeds from the offering. On September 8, 2014, we completed a secondary offering of 10,047,954 shares of Common Stock by Sponsor Auto, an investment vehicle jointly owned by investment funds affiliated with certain entities, including Warburg Pincus LLC and Kohlberg Kravis Roberts & Co. L.P. at a public offering price of $18.68 per share. Sponsor Auto received all of the proceeds from the secondary offering.

Shareholders Agreement

In connection with the IPO, we entered into the Shareholders Agreement, with SHUSA, DDFS, Sponsor Auto and Mr. Dundon. The Shareholders Agreement, as amended, provides these shareholders, among other things, certain rights related to director nominations, approvals over certain actions taken by us and registration rights.

Board Composition

The Shareholders Agreement provides that SHUSA has the right to nominate a number of directors equal to the product (rounded up to the nearest whole number of directors) of (i) a fraction, the numerator of which is the number of shares of our Common Stock then-held by SHUSA and the denominator of which is the total number our then-outstanding shares of Common Stock and (ii) the number of directors constituting our entire Board if there were no vacancies.

The Shareholders Agreement also provides that Mr. Dundon will have the right to serve as a director for so long as (x) he is our CEO or (y) he owns at least 5% of our then-outstanding shares of Common Stock (excluding shares acquired by DDFS or Mr. Dundon pursuant to any equity-based compensation plan) and has continued to comply with certain provisions of his employment agreement with the Company. Mr. Dundon has elected not to exercise this right in the Shareholders Agreement and has decided not to stand for election as a director at our 2016 Annual Meeting. On April 1, 2016, Mr. Dundon resigned from the Board.

The Shareholders Agreement provides that the Company will take all action within its power to cause the individuals nominated pursuant to the provisions of the Shareholders Agreement to be included in the slate of nominees recommended by the Board to our stockholders for election as directors at each annual meeting of our stockholders and to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. Each of SHUSA and DDFS has committed under the terms of the Shareholders Agreement to vote all shares of our Common Stock owned by such stockholder to cause the election or re-election of the individuals nominated pursuant to the provisions of the Shareholders Agreement described above. In addition, SHUSA has the right to designate a replacement to fill a vacancy on our board of directors created by the departure of a director that was nominated by SHUSA, and we are required to take all action within our power to cause such vacancy to be filled by such designated replacement (including by promptly appointing such designee to the Board).

Approval Rights

The Shareholders Agreement also provides that the following actions by us will require the approval of a majority of the directors nominated by SHUSA for so long as SHUSA’s share ownership is greater than 20% of our outstanding shares of Common Stock:

•	except as required by changes in law or GAAP, any change to the material accounting policies of the Company;

•	except as required by changes in law or changes which are consistent with changes to the tax policies or positions of affiliates of Santander in the United States, any change to the material tax policies or positions of the Company; and

•	any change in the principal line of business of the Company or certain of our material subsidiaries.

60	SC 2016 Proxy Statement

Additional Governance Information

Put and Call Rights

The Shareholders Agreement also provides that DDFS and SHUSA have certain put and call rights relating to the shares of Common Stock owned by DDFS. On July 2, 2015, Mr. Dundon entered into a Separation Agreement with the Company, DDFS, SHUSA and Santander, under which his roles as Chairman of the Board and CEO were terminated effective as of July 2, 2015. The Separation Agreement provided, among other things, that Mr. Dundon resign as Chairman of the Board, as CEO of the Company and as an officer and/or director of any of the Company’s subsidiary companies. Also, in connection with, and pursuant to, the Separation Agreement, on July 2, 2015, Mr. Dundon, the Company, DDFS, SHUSA and Santander entered into an amendment to the Shareholders Agreement (“Second Amendment’). The Second Amendment amended, for purposes of calculating the price per share to be paid in the event that a put or call option was exercised with respect to the shares of Company Common Stock owned by DDFS in accordance with the terms and conditions of the Shareholders Agreement, the definition of the term “Average Stock Price” to mean $26.83.

Pursuant to the Separation Agreement, SHUSA was deemed to have delivered as of July 3, 2015 an irrevocable notice to exercise a call option with respect to all 34,598,506 shares of our Common Stock owned by DDFS and consummate the transactions contemplated by such call option notice, subject to the receipt of required bank regulatory approvals and any other approvals required by law (the “Call Transaction”). Because the Call Transaction was not consummated prior to October 15, 2015 (the “Call End Date”) as a result of a failure to obtain required regulatory approvals, DDFS is free to transfer any or all shares of our Common Stock it owns, subject to the terms and conditions of the Amended and Restated Loan Agreement, dated as of July 16, 2014, between DDFS and Santander (the “Loan Agreement”). The Loan Agreement provides for a $300,000,000 revolving loan which as of March 1, 2016 has an unpaid principal balance of approximately $290,000,000. Pursuant to the Loan Agreement, 29,598,506 shares of our Common Stock owned by DDFS are pledged as collateral under a related pledge agreement (the “Pledge Agreement”). Because the Call Transaction was not completed on or before the Call End Date, interest will accrue on the price paid per share in the Call Transaction at the overnight LIBOR rate on the third business day preceding the consummation of the Call Transaction plus 100 basis points with respect to any shares of our Common Stock ultimately sold in the Call Transaction. The Shareholders Agreement further provides that Santander may, at its option, become the direct beneficiary of the Call Option. If consummated in full, DDFS would receive $928,277,915.98 plus interest that has accrued since the Call End Date. To date, the Call Transaction has not been consummated and remains subject to receipt of applicable regulatory approvals.

Pursuant to the Loan Agreement, if at any time the value of the Common Stock pledged under the Pledge Agreement is less than 150% of the aggregate principal amount outstanding under the Loan Agreement, DDFS has an obligation to either (a) repay a portion of such outstanding principal amount such that the value of the pledged collateral is equal to at least 200% of the outstanding principal amount, or (b) pledge additional shares of our Common Stock such that the value of the additional shares of Common Stock, together with the 29,598,506 shares already pledged under the Pledge Agreement, is equal to at least 200% of the outstanding principal amount. As of the date of this proxy statement, the value of the pledged collateral is less than 150% of aggregate principal amount outstanding under the Loan Agreement, and DDFS has not taken any of the collateral posting actions described in clauses (a) or (b) above. If Santander declares the borrower’s obligations under the Loan Agreement due and payable as a result of an event of default (including with respect to the collateral posting obligations described above), under the terms of the Loan Agreement and the Pledge Agreement Santander’s ability to realize upon the shares of our Common Stock subject to the Pledge Agreement is, subject to certain exceptions, limited to the exercise by SHUSA and/or Santander of the right to deliver the call option notice and to consummate the Call Transaction at the price specified in the Shareholders Agreement. If the borrower fails to pay obligations under the Loan Agreement when due, including because of Santander’s declaration of such obligations as due and payable as a result of an event of default, a higher default interest rate will apply to such overdue amounts.

In connection with, and pursuant to, the Separation Agreement, on July 2, 2015, DDFS and Santander entered into an amendment to the Loan Agreement and an amendment to the Pledge Agreement that provide, among other things, that outstanding balance under the Loan Agreement shall become due and payable upon the consummation of the Call Transaction and that the amount otherwise payable to DDFS under the Call Transaction shall be reduced by the amount outstanding under the Loan Agreement, including principal, interest and fees, and further that any net cash proceeds received by DDFS on account of sales of our Common Stock after the Call End Date shall be applied to the outstanding balance under the Loan Agreement. The loan has a final maturity date of July 14, 2016.

Other

The Shareholders Agreement provides that neither SHUSA nor we are permitted to take any action that would cause DDFS or Sponsor Auto to be required to register as a bank holding company. The Shareholders Agreement also provides that the SHUSA, DDFS and Sponsor Auto have preemptive rights to purchase their respective proportionate shares of any issuance by the Company of equity securities, securities convertible into or exercisable for equity securities or securities that include an equity component, subject to certain exceptions.

SC 2016 Proxy Statement	61

Additional Governance Information

Other Arrangements

Guarantees

Santander has provided guarantees on the covenants, agreements, and our obligations under the governing documents of our warehouse facilities and privately issued amortizing notes. These guarantees are limited to our obligations as servicer. Beginning in fiscal year 2015, we have agreed to pay Santander and SHUSA a fee of 12.5 basis points on such facilities and notes in exchange for providing such guarantees. For the fiscal year 2015, we incurred $2.3 million in fees under this arrangement.

Currently Outstanding Borrowing Arrangements

Santander has extended various credit facilities (the Santander Credit Facilities) to us.

Santander Consumer Funding 3 LLC (a subsidiary of ours) has a committed facility in an initial amount of $1,750 million established with the New York Branch of Santander in December 2011. In 2014, the largest outstanding principal balance on this facility was $1,750 million, and as of December 31, 2014, the balance of the line was $1,750 million. In 2014, we paid $39.8 million in interest and fees on this line of credit. In 2015, the largest outstanding principal balance on this facility was $1,750 million, and as of December 31, 2015, the balance of the line was $1,000 million. In 2015, we paid $42.5 million in interest and fees on this line of credit. The effective interest rate on this facility in 2015 and 2014 was 2.61% and 2.33%, respectively. The current maturity of the facility is December 31, 2016. On March 4, 2016, this facility was amended to reduce the committed amount from $1,750 million to $1,000 million.

Santander Consumer Funding 5 LLC (a subsidiary of ours) has a committed facility in an initial amount of $1,750 million established with the New York Branch of Santander in December 2011. In 2014, the largest outstanding principal balance on this facility was $1,750 million, and as of December 31, 2014, the balance of the line was $1,140 million. In 2014, we paid $36.1 million in interest and fees on this line of credit. In 2015, the largest outstanding principal balance on this facility was $1,750 million and as of December 31, 2015, the balance of the line was $800 million. In 2015, we paid $38.7 million in interest and fees on this line of credit. The effective interest rate on this facility in 2015 and 2014 was 2.84% and 2.85%, respectively. The current maturity of the facility is December 31, 2018. On March 4, 2016, this facility was amended to reduce the committed amount from $1,750 million to $1,000 million.

Santander Consumer Captive Auto Funding LLC (a subsidiary of ours) has a committed facility of $500 million established with the New York branch of Santander on May 31, 2013. In 2014, the largest outstanding principal balance on this facility was $500 million, and as of December 31, 2014, the balance of the line was $500 million. In 2014, we paid $14.3 million in interest and fees on this line of credit. In 2015, the largest outstanding principal balance on this facility was $500 million, and as of December 31, 2015, the balance of the line was $500 million. In 2015, we paid

$12.6 million in interest and fees on this line of credit. The effective interest rate on this facility in 2015 and 2014 was 2.65% and 2.46%, respectively. The current maturity of the facility is December 31, 2016.

Santander Consumer Captive Auto Funding 5 LLC (a subsidiary of ours) has a committed facility of $500 million established with the New York branch of Santander on May 31, 2013. In 2014, the largest outstanding principal balance on this facility was $300 million and as of December 31, 2014, the balance of the line was zero. In 2014, we paid $2.2 million in interest and fees on this line of credit. In 2015, the largest outstanding principal balance on this facility was $425 million and as of December 31, 2015, the balance of the line was zero. In 2015, we paid $1.2 million in interest and fees on this line of credit. The effective interest rate on this facility in 2015 and 2014 was 3.48% and 3.11%, respectively. The current maturity of the facility is December 31, 2018.

Santander Consumer ABS Funding 2, LLC (a subsidiary of ours) has a committed facility of $300 million established with SHUSA on March 6, 2014. In 2014, the largest outstanding principal balance on this facility was $300 million, and as of December 31, 2014, the balance of the line was $300 million. In 2014, we paid $4.2 million in interest and fees on this line of credit. In 2015, the largest outstanding principal balance on this facility was $300 million, and as of December 31, 2015, the balance of the line was $300 million. In 2015, we paid $5.3 million in interest and fees on this line of credit. The effective interest rate on this facility in 2015 and 2014 was 1.88% and 1.71%, respectively. The current maturity of the facility is March 5, 2017.

The Company has a committed facility of $1,500 million established with SHUSA on March 4, 2016. In 2016, the largest outstanding principal balance on this facility was $200 million, and as of March 31, 2016, we had not paid any interest or fees on this line of credit. The current maturity of this facility is March 1, 2019.

Any secured drawings outstanding under the Santander Credit Facilities at the time of the facilities’ maturity will amortize to match the maturities and expected cash flows of the corresponding collateral. The current maturity of each facility is listed above. Santander has the option to allow us to renew these facilities. These facilities currently permit unsecured borrowing.

Previously Outstanding Borrowing Arrangements

We previously had a $500 million letter of credit facility with Santander’s New York Branch. We did not use the letter of credit facility during 2015 or 2014. In 2014, we incurred $507,000 in fees on this facility. This facility expired on December 31, 2014.

Servicing Arrangements

We are under contract with SBNA to service the bank’s retail and recreational vehicle loan portfolio, which had a balance of $896 million and $692 million as of December 31, 2014 and

62	SC 2016 Proxy Statement

Additional Governance Information

2015, respectively. For 2014 and 2015, SBNA paid $10.0 million and $2.5 million, respectively, to us with respect to this agreement.

Through September 30, 2014, we were under contract with SBNA to service the bank’s portfolio of Chrysler dealer loans either purchased from us or originated under a flow agreement with us. Effective October 1, 2014, this contract was terminated and replaced with a new contract which transferred the servicing of all Chrysler dealer loans to SBNA from us and required SBNA to pay us a one-time fee of $607,000 related to the transfer of such servicing. For 2014 and 2015, SBNA paid $8.9 million and $7.0 million (relationship management fee income), respectively, in servicing fees to us related to these loans. SBNA paid us a $9 million referral fee in June 2013 in connection with the flow agreement.

We service all Chrysler Capital consumer vehicle leases originated under a flow agreement with, or sold to, SBNA. As of December 31, 2014, this portfolio of serviced leases had a balance of $1,990 million. For 2014, SBNA paid us $27.5 million in origination and servicing fees related to these leases. As of December 31, 2015, this portfolio of serviced leases had a balance of $2,199 million. For 2015, SBNA paid us $15.4 million in origination and servicing fees related to these leases.

Employment of Family Members of Directors or Executive Officers

From time to time, we may employ individuals who are immediate family members of our directors or executive officers, but only if they are at least as qualified as other applicants.

We have employed Kenneth Dundon as our Senior Vice President, Originations. Kenneth Dundon is the brother of our former director and CEO, Thomas Dundon. For 2015, Kenneth Dundon received compensation having an aggregate value of $358,763, and for 2014, received compensation having an aggregate value of $349,856. We believe that the compensation paid to Kenneth Dundon is comparable to the compensation we pay to other employees in equivalent positions with similar levels of performance, skill and experience.

Other Agreements

We have had a strategic finance relationship with Bluestem Brands, Inc. (“Bluestem”) since April 2013. In November 2014, Capmark Financial Group Inc. (“Capmark”), a company of which affiliates of Centerbridge Partners, L.P. (“Centerbridge”) own an approximately 32% interest, acquired Bluestem. Before our IPO in January 2014, Centerbridge, through Sponsor Auto, was a major stockholder of ours. Further, Mr. Kabaker, a member of our board of directors until July 2015, is a member of Centerbridge management and also serves on the board of directors of Capmark. We originated approximately $343 million and $293 million in loans during 2014 and 2015, respectively, under our agreement with Bluestem.

Produban Servicios Informaticos Generales, S.L., a Santander affiliate, is under contract with us to provide a videoconferencing system. Expenses incurred totaled $135,000 and $161,000 for the years ended December 31, 2014 and 2015, respectively.

On June 30, 2014, we entered into an indemnification agreement with SBNA whereby we indemnify SBNA for any credit or residual losses on a pool of $48.2 million in leases originated under a flow agreement with SBNA. At the time of the indemnification agreement, we established a $48.2 million collateral account with SBNA in restricted cash that will be released over time to SBNA, in the case of losses, and to us, in the case of payments and sale proceeds. As of December 31, 2015 and 2014, the balance in the collateral account was $34.5 million and $44.8 million, respectively. For the years ended December 31, 2015, 2014, and 2013, the Company recognized indemnification expense of $3.1 million, zero, and zero, respectively. As of December 31, 2015 and 2014, the Company had a recorded liability of $2.7 million and zero, respectively, related to the residual losses covered under the indemnification agreement.

We periodically sell loan and lease contracts to affiliates under certain agreements. Although no such sales occurred during the year ended December 31, 2015, we sold leases to SBNA with a depreciated net capitalized cost of $369.1 million and a net book value of $317.3 million in Chrysler Capital leases. This sale was effected through the transfer of a special unit of beneficial interest (SUBI) in our titling trust. Proceeds from the sale of leases were $322.9 million for a gain of $4.6 million for the year ended December 31, 2014. We retained servicing rights on the leases sold in this transaction.

On September 16, 2014, we sold $18.2 million of receivables from dealers to SBNA, resulting in a gain of $347,000. We were entitled to additional proceeds on this sale totaling $694 thousand if certain conditions, including continued existence and performance of the sold loans, are met at the first and second anniversaries of the sale. At the first anniversary date of the sale, which occurred during the year ended December 31, 2015, we received $346 thousand in additional proceeds related to the sale due to the satisfaction of conditions specified at the time of the sale.

In December 2015, we formed a new wholly-owned subsidiary, Santander Consumer International PR, LLC (“SCI”), and SCI opened deposit accounts with Banco Santander Puerto Rico. As of December 31, 2015, SCI had cash of $4.9 million on deposit with Banco Santander Puerto Rico. The deposit accounts were entered into in the ordinary course of business and on substantially the same terms as Banco Santander Puerto Rico’s other account holders.

During 2015, SIS purchased a portion of Class B notes of SDART 2013-3, a consolidated securitization Trust, with a principal balance of $725 thousand. In 2015, SIS was paid $5 thousand in interest on the Class B notes. In 2015, the largest outstanding

SC 2016 Proxy Statement	63

Additional Governance Information

principal balance of the Class B notes was $725 thousand, and as of December 31, 2015, the outstanding principal balance of the Class B notes was $510 thousand. The effective interest rate of the Class B notes in 2015 was 1.19%. The current maturity of the Class B Notes is May 15, 2018.

In addition, SIS purchased an investment in the Class A3 notes of CCART 2013-A, a securitization Trust formed by us in 2013. Although CCART 2013-A is not a consolidated entity of the Company, we continue to service the assets of the associated trust. In 2015, SIS was paid $9 thousand in interest on the Class A3 notes. In 2015, the largest outstanding principal balance of the Class A3 notes was $1.99 million, and as of December 31, 2015, the outstanding principal balance of the Class A3 notes was $743 thousand. The effective interest rate of the Class A3 notes in 2015 was 0.91%. The current maturity of the Class A3 notes is April 16, 2018.

SIS also serves as co-manager on certain of our securitizations. Amounts paid to SIS as co-manager for the years ended December 31, 2015, 2014, and 2013 totaled $550 thousand, $350 thousand and $200 thousand, respectively. The payments to SIS as co-manager of our securitizations were made in the ordinary course of business and on substantially the same terms as our other co-managers of our securitizations.

We have entered into interest rate swaps and caps with Santander and its affiliates with a notional value of approximately $16.3 billion and $13.9 billion as of December 31, 2014 and 2015, respectively. Interest expense on these agreements includes amounts totaling $44.4 million and $58.0 million for the years ended December 31, 2014 and 2015, respectively.

On December 21, 2012, we entered into a Master Services Agreement with a company in which we have a cost method investment and hold a warrant to increase our ownership if certain vesting conditions are satisfied. The Master Services Agreement enables us to review credit applications of retail store customers. We began reviewing applications under terms of this Agreement on October 24, 2013 and originated $17.4 million and $23.5 million in loans in 2014 and 2015, respectively, under this agreement.

We pay certain expenses incurred by Mr. Dundon in the operation of his private plane when used for Company business within the contiguous 48 states of the United States. Under this practice, payment is based on a set flight time hourly rate. During 2014, the average flight time hourly rate was approximately $5,800, and we paid approximately $577,000 to Meregrass, Inc. During 2015, the average flight time hourly rate was approximately $5,800, and we paid approximately $404,000 to Meregrass, Inc., a 135 charter company affiliated with Mr. Dundon that manages this operation, under this practice.

Two of the funds that invested in Sponsor Auto, CCP II Auto Holdings LLC and KKR 2006 Auto Holdings I LLC, also were the equity investors in two LLCs that were formed in 2011 and were consolidated in our financial statements due to our being the primary beneficiary of the entities. On August 30, 2013, the funds abandoned their interests in the entities, resulting in our having full ownership of the entities, which continue to be consolidated in our financial statements. Each fund’s investment in each LLC was $5,000. At the time the LLCs were formed, we entered into indemnification agreements with each of the funds whereby we reimbursed the funds, on a grossed-up basis, for all taxes they incurred related to their investments in the LLCs. Payments under these indemnification agreements have totaled $28,080,000, all of which was paid during the year ended December 31, 2012. In 2013, 2014 and 2015, we recovered $18,265,651, $3,099,105 and $31,414, respectively, of the reimbursed amounts as a result of tax refunds to the funds. At December 31, 2015, we had a receivable of $5,169,832, representing the remaining amount of the indemnification payments that we expect to recover as the funds receive additional tax refunds. Additionally, one of the funds served as the managing member of the VIEs until the abandonment.

On October 21, 2013, we entered into a lease for approximately 373,000 square feet at a property that now serves as our corporate headquarters, and in which property Mr. Dundon, Mr. Kulas and Mr. Sanchez, a former director, each have a minority equity investment. As of December 31, 2015, future minimum lease payments for the 12-year term of the lease total approximately $75.4 million. For 2014 and 2015, we made $144 thousand and $5.035 million in lease payments on this property, respectively.

64	SC 2016 Proxy Statement

Additional Governance Information

Stock Ownership Information

The following table provides information regarding the beneficial ownership of our Common Stock as of March 31, 2016 (unless otherwise noted) by (i) each person known to beneficially own more than 5% of our Common Stock; (ii) each of our directors and director nominees; (iii) each of our NEOs; and (iv) all current directors and director nominees and executive officers as a group.

For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vesting stock options or SARs, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16.

To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based upon 358,108,351 shares of Common Stock outstanding as of March 31, 2016. Number of shares held by beneficial owners of more than 5% of our Common Stock are as of the date of the applicable SEC filings made by those owners (unless otherwise noted), however, percentages have been recalculated as of March 31, 2016.

NAME OF BENEFICIAL OWNER	SHARES OWNED
	NUMBER	PERCENTAGE
Beneficial owners of 5% or more of our Common Stock:
DDFS LLC(1)(2)	34,598,506	9.66%
Santander Holdings USA, Inc.(2)(3)	210,995,049	58.92%
Directors, Director Nominees and Named Executive Officers:
Jason A. Kulas(4)	802,342	*
Ismail Dawood	—	*
Jason W. Grubb(5)	8,346	*
Richard Morrin(6)	147,221	*
Kalyan Seshan	—	*
Jennifer Davis(7)	23,685	*
Thomas G. Dundon(8)	41,213,340	11.50%
Jose Doncel Razola	—	*
Mark P. Hurley	—	*
Brian Gunn	—	*
Stephen A. Ferriss	2,083	*
Victor Hill	—	*
Javier Maldonado	—	*
Blythe Masters	—	*
Robert J. McCarthy	—	*
Gerald Plush	—	*
William Rainer	—	*
Wolfgang Schoellkopf	—	*
Heidi Ueberroth(9)	1,469	*
All executive officers, directors and director nominees as a group (22 persons)	42,188,818	11.56%

*	Less than 1% of the outstanding beneficial ownership

(1)	Represents shares owned by DDFS LLC, 2100 Ross Avenue, Suite 800, Dallas, Texas 75201, a Delaware limited liability company solely owned by our director and former CEO, Thomas G. Dundon.

(2)

DDFS and SHUSA (which collectively owned 245,593,555 shares, or 68.58% of our outstanding Common Stock as of March 31, 2016), are parties to the Shareholders Agreement, which provides certain board nomination rights to SHUSA and certain voting obligations in connection with those rights. Due to these

SC 2016 Proxy Statement	65

Additional Governance Information

board nomination rights and voting obligations, each of DDFS and SHUSA may be deemed to beneficially own all shares beneficially owned by each other party which are subject to such voting obligations. Pursuant to the Separation Agreement, SHUSA was deemed to have delivered as of July 3, 2015 an irrevocable notice to exercise a call option with respect to all the shares of our Common Stock owned by DDFS and consummate the Call Transaction, subject to the receipt of required bank regulatory approvals and any other approvals required by law. The table does not reflect shares which may be deemed to be beneficially owned by DDFS or SHUSA solely by virtue of the Shareholders Agreement or the consummation of the Call Transaction. 29,598,506 shares owned by DDFS are pledged as security for a line of credit extended to DDFS by an affiliate of Santander. For more information, please see “Related Party Transactions-Shareholders Agreement-Put and Call Rights” in this proxy statement.

(3)	Represents shares owned by SHUSA, 75 State Street, Boston, Massachusetts 02109, a wholly owned subsidiary of Santander.

(4)	Includes 621,101 shares of Common Stock that Mr. Kulas has the right to acquire within 60 days upon the exercise of stock options or the vesting of restricted stock units.

(5)	Mr. Grubb was a NEO for 2015, but was not an executive officer on March 31, 2016 due to his resignation on February 14, 2016.

(6)	Includes 118,272 shares of Common Stock that Mr. Morrin has the right to acquire within 60 days upon the exercise of stock options or the vesting of restricted stock units.

(7)	Includes 23,431 shares of Common Stock that Ms. Davis has the right to acquire within 60 days upon the exercise of stock options or the vesting of restricted stock units.

(8)	Includes 34,598,506 shares owned by DDFS and 68,969 shares of Common Stock, 306,304 shares of restricted stock and 6,239,561 vested and outstanding options held by Mr. Dundon. Subject to receipt of applicable bank regulatory approvals and applicable law, Mr. Dundon’s Separation Agreement provided that (i) his unvested restricted stock awards would vest in full in accordance with their terms, (ii) his unvested stock options would vest in full and (iii) any service-based vesting requirements that were applicable to Mr. Dundon’s outstanding RSUs in respect of his 2014 annual bonus were waived, and such RSUs continue to vest and be settled in accordance with the underlying award agreement. Further, on July 2, 2015, Mr. Dundon provided notice of his exercise of his options, provided that such options will not be settled unless and until approved by banking regulators. Because, as of the date of this proxy statement, these actions have not been approved by banking regulators, this table does not reflect the vesting of the foregoing awards or the cash settlement of his options as provided in his Separation Agreement. For more information, please see “Payments Made to our Former Chief Executive Officer upon Termination” in this proxy statement.

(9)	Includes 1,469 shares of Common Stock that Ms. Ueberroth has the right to acquire within 60 days upon the exercise of stock options.

Code of Conduct and Ethics

We have adopted our Business Conduct Statement as our Code of Conduct and Ethics applicable to all officers, directors and employees. The Business Conduct Statement is publicly available on our web site at http://investors.santanderconsumerusa.com.

Corporate Governance Guidelines

In performing its role, our Board is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the Board and the management of our Company. The guidelines were adopted by the Board and reflect regulatory requirements and broadly recognized governance best practices, including the NYSE corporate governance listing standards. They are reviewed regularly and updated as appropriate. The full text can be found on our website at http://investors.santanderconsumerusa.com.

Director Attendance

During 2015, the Board of Directors held 14 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which he or she served. The outside directors met regularly in executive sessions, with our independent Chair of the Board chairing the sessions of outside directors. We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting. None of the incumbent directors or director nominees attended our 2015 Annual Meeting, except for Mr. Kulas.

Stockholder Communications

Every effort is made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to Santander Consumer USA Holdings Inc., Attn: (name of Board member(s)), Office of the Secretary, 1601 Elm Street, Suite 800, Dallas, Texas 75201, or e-mail the Office of the Secretary at corporate.secretary@santanderconsumerusa.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our Common Stock to file reports with the SEC with respect to their ownership of Common Stock. Directors, executive officers and persons owning more than 10% of our Common Stock are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2015 all such reports required to be filed by our directors and executive officers were filed.

66	SC 2016 Proxy Statement

Other Information

Costs of Proxy Solicitation

Proxies will be solicited from our stockholders by mail and through the Internet. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may engage a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

Stockholder Proposals for the 2017 Annual Meeting of Stockholders

Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2017 proxy statement and acted upon at our 2017 Annual Meeting (the “2017 Annual Meeting”) must be received by us at our executive offices at 1601 Elm St., Suite 800, Dallas, Texas 75201, Attention: Office of the Secretary, no later than 120 calendar days before the one-year anniversary of the date of our proxy statement released to stockholders in connection with the 2016 Annual Meeting. If, however, the 2017 Annual Meeting takes place more than 30 days before or after June 16, 2017, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2017 proxy statement and acted upon at our 2017 Annual Meeting shall be a date that we determine to be a reasonable time before we begin to print and send our Proxy Materials. In this event, we will disclose this deadline in a public filing with the SEC.

Stockholder proposals submitted for consideration at the 2017 Annual Meeting but not submitted pursuant to SEC Rule 14a-8, including stockholder nominations for candidates for election as directors, generally must be delivered to the Secretary at our executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2016 Annual Meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than February 16, 2017 and no later than March 18, 2017. However, if the date of the 2017 Annual Meeting occurs more than 30 days before or more than 60 days after June 16, 2017, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and no later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

Householding

If you and other persons in your household own shares of our Common Stock as the beneficial owner, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our annual report and Proxy Statement would be sent to your address (however, each stockholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees.

Any stockholder who wishes to receive his or her own set of our annual reports and proxy statements, or who shares an address with another stockholder of the Company and together would like to receive only one set of annual disclosure documents, should contact us at 1601 Elm St., Suite 800, Dallas, Texas 75201 Attention: Corporate Secretary, being sure to supply the names of all stockholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (214) 634-1110. The revocation of consent to householding should be effective 30 days after the notice is received.

By Order of the Board of Directors,

Eldridge Burns

Chief Legal Officer and Corporate Secretary

SC 2016 Proxy Statement	67

Appendix A

SANTANDER CONSUMER USA HOLDINGS INC.

OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective as of June 16, 2016)

1.	Purpose

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock or otherwise, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between Stockholders and these persons.

So that the appropriate incentives can be provided, the Plan provides for granting Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Awards and Stock Bonus Awards, Cash Awards or any combination of the foregoing.

2.	Definitions

For purposes of the Plan, the following terms are defined as set forth below:

(a) “162(m) Effective Date” means the first date on which respective Awards do not qualify for an exemption from the deduction limitations of Section 162(m) on account of an exemption, or a transition or grandfather rule.

(b) “Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls or is under common control with such specified entity.

(c) “Applicable Exchange” means the New York Stock Exchange or such other nationally recognized securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Stock Award, Stock Bonus Award or Cash Award, in each case granted under the Plan.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms of a specific Award.

(f) “Beneficial Ownership” shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means an Award granted under Section 12.

(i) “Cause” has the meaning set forth in any employment agreement of the Participant with the Company that is in effect as of the date of Participant’s Termination of Service, to the extent such term is defined therein, and if no such employment agreement exists at the time of Participant’s Termination of Service, “Cause” means, unless otherwise provided in an Award Agreement, (i) the Participant’s breach of any written agreement entered into with the Company or any of its Affiliates or Subsidiaries, in any material respect; (ii) the Participant’s gross negligence or willful, material malfeasance, misconduct or insubordination in connection with the performance of his or her duties; (iii) the Participant’s willful refusal or recurring failure to carry out written directives or instructions of the Board that are consistent with the scope and nature of the Participant’s duties and responsibilities; (iv) the Participant’s willful repeated failure to adhere in any material respect to any material written Company policy or code of conduct; (e) the Participant’s willful misappropriation of a material business opportunity of the Company, including attempting to secure or securing, any personal profit in connection with any transaction entered into on behalf of the Company; (v) the Participant’s willful misappropriation of any of the Company’s funds or material property; (vi) the Participant’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof, any other crime involving fraud or theft or any other crime with respect to which imprisonment is a possible punishment or the indictment (or its procedural equivalent) for a felony involving fraud or theft; or (vii) prior to a Change in Control, such other events as shall be determined by the Committee. A Termination of Service for Cause shall be deemed to include a determination by the Committee or its designee following a Participant’s Termination of Service that circumstances existing prior to such Termination of Service would have entitled the Company or any of its Subsidiaries or Affiliates to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Committee or its designee, or during any negotiations between the Committee or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

(j) “Change in Control” shall, unless in the case of a particular Award where the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be the first to occur following the Restatement Effective Date of:

(i) the acquisition by any individual, entity or Group (a “Person”) of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then-outstanding Shares (the “Outstanding Shares”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(j)(i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition directly from the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (IV) any acquisition by any Person that complies with clauses (A), (B) and (C) of Section 2(j)(iv);

(ii) individuals who, on the Restatement Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Restatement Effective Date, whose election or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual was a member of the Incumbent Directors; provided, further, that, for this purpose, no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) approval by the Stockholders of a complete dissolution or liquidation of the Company; or

(iv) the consummation of a merger, consolidation, statutory share exchange or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) following the consummation of the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For the avoidance of doubt, in no event shall (y) the Company’s (or a successor’s) public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, or (z) any transactions in connection with the Company’s (or its successor’s) public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, including any reorganization transaction or similar corporate transaction whereby the Company merges with and into an Affiliate, in the case of each of clause (i), (ii), (iii) and (iv) of this Section 2(j), constitute or be deemed to constitute a Change in Control, nor shall it be taken into account in determining whether a Change in Control occurred for purposes of the Plan or any Award Agreement.

(k) “Code” means the Internal Revenue Code of 1986.

(l) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. While the Company is subject to the Exchange Act, unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time the Committee takes any action with respect to an Award, be an Eligible Director; provided that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(m) “Common Stock” means the common stock, par value $0.01 per share, of the Company, and any stock into which such common stock may be converted or into which it may be exchanged.

(n) “Company” means Santander Consumer USA Holdings Inc.

(o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement.

(p) “Disability” has the meaning set forth in any employment agreement of the Participant with the Company that is in effect as of the date of Participant’s Termination of Service, to the extent such term is defined therein, and if no such employment agreement exists at the time of Participant’s Termination of Service, “Disability” means, unless otherwise provided in an Award Agreement, and shall be deemed to have occurred if the Participant has been determined under the Company’s long-term disability plan as in effect from time to time to be eligible for long-term disability benefits. In the absence of the Participant’s participation in such a plan, “Disability” means that the Participant is unable to perform any of the material duties of his or her regular position because of an illness or injury for (i) 80% or more of the normal working days during six consecutive calendar months or (ii) 50% or more of the normal working days during 12 consecutive calendar months.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company or its Affiliates).

(r) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m); provided, however, that clause (ii) shall apply only on and after the 162(m) Effective Date and only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) if such clause did not apply.

(s) “Eligible Person” means any director, officer, employee or consultant (who qualifies as a consultant or advisor under Form S-8) of the Company or any of its Subsidiaries or Affiliates, or any prospective director, officer, employee or consultant who has accepted an offer of service, employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934.

(u) “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code Sections 409A and 422(c)(1).

(v) “Group” shall have the meaning given in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(w) “Incentive Stock Option” or “ISO” means an Option that is designated in the applicable Award Agreement as an incentive stock option as described in Code Section 422 and that in fact so qualifies.

(x) “Nonqualified Deferred Compensation” means “nonqualified deferred compensation” under Section 409A.

(y) “Nonqualified Stock Option” means an Option that is not designated as an ISO.

(z) “Option” means an Award granted under Section 7.

(aa) “Option Period” means the period described in Section 7(c).

(bb) “Option Price” means the exercise price for an Option as described in Section 7(a).

(cc) “Parent” means any parent of the Company, as defined in Code Section 424(e).

(dd) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

(ee) “Performance Awards” means Restricted Stock Awards, RSUs, Stock Bonus Awards or Cash Awards, the grant of which is contingent upon the attainment of specified Performance Goals, or the vesting of which is subject to a risk of forfeiture if the specified Performance Goals are not met within the Performance Period.

(ff) “Performance-Based Compensation” means “performance-based compensation” under Section 162(m).

(gg) “Performance Goals” means the performance objectives of the Company or an Affiliate thereof during a Performance Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for a Performance Period or a Restricted Period. To the extent an Award is intended to qualify as Performance-Based Compensation, (i) the Performance Goals shall be established with reference to one or more of the following (or any derivation thereof), either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, Subsidiaries, divisions, departments or operations of the Company: earnings (gross, net, pre-tax, post-tax or per share), net profit after tax, EBITDA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, book value per share, return on equity, profits, total shareholder return (measured in terms of stock price appreciation or dividend growth), cost saving levels, premiums, losses, expenses, marketing spending efficiency, core non-interest income, change in working capital, return on capital, strategic development, stock price, customer satisfaction, credit quality, or implementation, completion or attainment of measureable objectives with respect to recruitment or retention of personnel or employee satisfaction, compliance initiatives, regulatory progress or risk management, in each case with respect to the Company or any Subsidiary, Affiliate, division, department or operation of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m). Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, divisional, departmental or operations performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries (including an index covering multiple entities) or based on growth over a specified period.

(hh) “Performance Period” means that period of time determined by the Committee at the time of any grant over which performance is measured for the purpose of determining a Participant’s right to, and the payment value of, any Performance Award.

(ii) “Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

(jj) “Plan” means this Santander Consumer USA Holdings Inc. Omnibus Incentive Plan.

(kk) “Restatement Effective Date” means June 16, 2016, the date of the 2016 annual meeting of Stockholders.

(ll) “Restricted Period” means, with respect to any Share of Restricted Stock or any RSU, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9.

(mm) “Restricted Stock” means Shares issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

(nn) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 9.

(oo) “Restricted Stock Unit” or “RSU” means a hypothetical investment equivalent to one Share granted in connection with an Award made under Section 9.

(pp) “Section 162(m)” means Code Section 162(m).

(qq) “Section 409A” means Code Section 409A.

(rr) “Securities Act” means the Securities Act of 1933.

(ss) “Share” means a share of Common Stock.

(tt) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may authorize for use under the Plan.

(uu) “Stockholder” means a stockholder of the Company.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8.

(ww) “Stock Award” means an Award of the right to purchase Stock under Section 11.

(xx) “Stock Bonus” means an Award granted under Section 10.

(yy) “Stock Option Agreement” means the Award Agreement between the Company and a Participant who has been granted an Option that defines the rights and obligations of the parties as required in Section 7(d).

(zz) “Strike Price” means, in respect of an SAR, (i) in the case of a Tandem SAR, the Option Price of the related Option, or (ii) in the case of a Free-Standing SAR, an amount determined by the Committee not less than the Fair Market Value on the Date of Grant.

(aaa) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(bbb) “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or Subsidiary thereof or with which the Company or an Affiliate or Subsidiary thereof combines.

(ccc) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and each of its Subsidiaries and Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors terminates but the Participant continues to provide services to the Company or its Subsidiaries or Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes Nonqualified Deferred Compensation, “Termination of Service” shall mean a “separation from service” as defined under Section 409A.

(ddd) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d)(ii).

3.	Effective Date, Duration and Stockholder Approval

(a) The Plan is effective as of the Restatement Effective Date. The validity and exercisability of any and all Awards that are intended to qualify as Performance-Based Compensation granted on and after the 162(m) Effective Date is contingent upon approval of the Plan by the Stockholders in a manner intended to comply with the stockholder approval requirements of Section 162(m). No Option shall be treated as an ISO unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(i); provided that any Option intended to be an ISO shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(b) The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the 10th anniversary of the Restatement Effective Date (the “Expiration Date”); provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Awards outstanding as of the Expiration Date shall not be affected or impaired by the termination of the Plan.

4.	Administration

(a) The Plan shall be administered by the Board directly, or if the Board elects, by the Committee, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms of the Plan, the Committee shall have absolute authority to:

(i) select the Eligible Persons to whom Awards may be granted;

(ii) determine whether and to what extent ISOs, Nonqualified Stock Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, Stock Bonus Awards and Cash Awards or any combination thereof are to be granted;

(iii) determine the number of Shares to be covered by each Award;

(iv) approve the form of any Award Agreement and determine the terms of any Award, including the exercise price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any

Subsidiary or Affiliate thereof) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) modify, amend or adjust the terms of any Award at any time, including Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any award intended to qualify as Performance-Based Compensation;

(vi) determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award shall be deferred;

(viii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable;

(ix) establish any “blackout” period that the Committee deems necessary or advisable;

(x) interpret the Plan and any Award (and any Award Agreement relating thereto);

(xi) decide all other matters that must be determined in connection with an Award; and

(xii) otherwise administer the Plan.

(b) Procedures

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Any determination made by the Committee or pursuant to delegated authority under the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the Plan shall be final, binding and conclusive on all Persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award. Notwithstanding the foregoing or the terms of any Award Agreement, following a Change in Control, any determination by the Committee or its delegate as to whether “Cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists shall be subject to de novo review.

(d) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) The terms of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the Date of Grant of the Award. Award Agreements may be amended only in accordance with Section 17(b) or as otherwise permitted by the Award Agreement.

(f) Awards may, as determined by the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any Affiliate or Subsidiary thereof, or any business entity to be acquired by the Company or any Affiliate or Subsidiary thereof, or any other right of a Participant to receive payment from the Company or any Affiliate or Subsidiary thereof. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 4(g), the Committee shall have the right to make Awards in substitution or exchange for any other award under another plan of the Company or any Affiliate or Subsidiary thereof, or any business entity to be acquired by the Company or any Affiliate or Subsidiary thereof. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate or Subsidiary thereof, in which the value of Shares subject to the Award is equivalent in value to the cash compensation.

(g) Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or Strike Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or Strike Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5.	Grant of Awards; Shares Subject to the Plan

The Committee may grant Awards to one or more Eligible Persons subject to each of the following terms.

(a) Subject to Section 15, the aggregate number of Shares in respect of which Awards may be granted is 5,192,641. The maximum number of Shares that may be granted pursuant to Options intended to be ISOs shall be 5,192,641.

(b) To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards.

(c) If the Option Price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of Shares available for grant under the Plan. To the extent any Shares subject to an Award are not delivered because such Shares are withheld to satisfy the Option Price (in the case of an Option) or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for grant under the Plan. Only the net number of Shares issued upon exercise of an SAR shall be counted against the Shares available for Awards.

(d) In the case of any Substitute Award, such Substitute Award shall not be counted against the Shares available for Awards.

(e) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase or a combination of the foregoing.

(f) On and after the 162(m) Effective Date, no person may be granted Options or SARs during any calendar year with respect to more than 1,000,000 Shares; provided that such number shall be adjusted pursuant to Section 15, and Shares otherwise counted against such number, only in a manner that will not cause the Awards to fail to qualify as Performance-Based Compensation.

(g) On and after the 162(m) Effective Date, no Eligible Person may be granted Performance Awards (other than Performance Awards that are Cash Awards) that are intended to qualify as Performance-Based Compensation during any calendar year with respect to more than 1,000,000 Shares, including any related dividends or dividend equivalents (whether accrued as cash or additional Shares of equivalent value) with respect to such Shares, if applicable; provided that such number shall be adjusted pursuant to Section 15, and Shares otherwise counted against such number, only in a manner that will not cause such Performance Awards to fail to qualify as Performance-Based Compensation.

(h) On and after the 162(m) Effective Date, no Eligible Person may be granted Performance Awards that are Cash Awards that are intended to qualify as Performance-Based Compensation during any calendar year in excess of $10,000,000.

(i) The maximum number of Shares subject to Awards granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the fiscal year, shall not exceed the following in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes): (i) $1,500,000 for the Chair of the Board and (ii) $500,000 for each non-employee member of the Board other than the Chair.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more ISOs or Nonqualified Stock Options to any Eligible Person; provided, however, that no ISO shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary

(within the meaning of Code Section 424(f)). Each Option so granted shall be subject to the following terms, or to such other terms as may be reflected in the applicable Stock Option Agreement.

(a) Option Price. The Option Price per Share for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a Share at the Date of Grant (except for Options that constitute Substitute Awards).

(b) Manner of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options that have become exercisable shall be exercised by delivery of written notice of exercise to the Company accompanied by payment of the Option Price. The Option Price shall be payable in cash or Shares or both valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); provided that such Shares are not subject to any pledge or other security interest, and have such other characteristics as may be determined by the Committee. In addition, the Option Price may be payable by such other method as the Committee may allow, including by way of a “net exercise” pursuant to which a Participant, without tendering the Option Price, is paid Shares representing the excess of (i) the Fair Market Value on the date of exercise of the Shares as to which the Option is being exercised over (ii) the aggregate Option Price.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may accelerate the exercisability of any Option; and provided, further, that, subject to Section 14(m), the Option Period shall automatically be tolled if the Participant cannot exercise the Option because such an exercise would violate an applicable law, or would jeopardize the ability of the Company to continue as a going concern, provided that the period during which the Option may be exercised shall not be extended more than 30 days after the exercise of the Option first would no longer violate an applicable law or would first no longer jeopardize the ability of the Company to continue as a going concern. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement—Other Terms. Each Option shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option shall be subject to the following terms.

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) The Option Price for each Option exercised shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Participant purchases the Share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 14(l), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation(s) prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an ISO shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the ISO or (B) one year after the date the Participant acquired the Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence subject to complying with any instructions from such Participant as to the sale of such Stock.

(e) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Parent or

Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights

Any Option may include SARs, either at the Date of Grant or, except in the case of an ISO, by subsequent amendment (SARs that are granted in conjunction with an Option are referred to in the Plan as “Tandem SARs”). The Committee also may award SARs to Eligible Persons independent of any Option (SARs that are granted independent of any Option are referred to in the Plan as “Free-Standing SARs”). An SAR shall be subject to such terms not inconsistent with the Plan as the Committee shall impose as set forth in an Award Agreement, including the following.

(a) Vesting, Transferability and Expiration. Tandem SARs shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. Free-Standing SARs shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional Shares shall be settled in cash.

(c) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Company, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(d) Expiration. Except as otherwise provided in the case of Tandem SARs, a SAR shall expire on a date designated by the Committee; provided, however, that, subject to Section 14(m), the SAR exercise period shall automatically be tolled if the Participant cannot exercise the SAR because such an exercise would violate an applicable law, or would jeopardize the ability of the Company to continue as a going concern, provided that the period during which the SAR may be exercised shall not be extended more than 30 days after the exercise of the SAR first would no longer violate an applicable law or would first no longer jeopardize the ability of the Company to continue as a going concern.

9.	Restricted Stock Awards and Restricted Stock Units

(a) Award of Restricted Stock and RSUs.

(i) The Committee shall have the authority (A) to grant Restricted Stock Awards and RSUs to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants and (C) to establish terms applicable to Restricted Stock Awards and RSUs, including (i) the Restricted Period, (ii) the time or times at which Restricted Stock Awards or RSUs shall be granted or become vested, including upon the attainment of performance conditions (whether or not such conditions are Performance Goals) or upon both the attainment of performance conditions (whether or not such conditions are Performance Goals) and the continued service of the applicable Participant and (iii) the number of Shares to be covered by or subject to each such Award.

(ii) Subject to the restrictions set forth in Section 9(b) and any restrictions provided in an Award Agreement, the Participant generally shall have the rights and privileges of a Stockholder as to Restricted Stock, including the right to vote such Restricted Stock. The Award Agreement for a Restricted Stock Award shall specify whether, to what extent and on what terms the applicable Participant shall be entitled to receive current or deferred payments of cash and/or Stock dividends on the class or series of Stock that is subject to the Restricted Stock, including whether any such dividends will be held subject to the vesting of the underlying Restricted Stock; provided, however, that dividends payable with respect to Restricted Stock Awards that are Performance Awards shall in all events be payable only to the extent that the Performance Goals applicable to the underlying Performance Awards are satisfied.

(iii) Restricted Stock Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms applicable to such Award, substantially in the following form:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SANTANDER CONSUMER USA HOLDINGS INC. OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT UNDER THE PLAN. A COPY OF SUCH RESTRICTED STOCK AWARD AGREEMENT IS ON FILE AT THE OFFICES OF SANTANDER CONSUMER USA HOLDINGS INC.

THE COMMITTEE MAY REQUIRE THAT THE CERTIFICATES EVIDENCING SUCH SHARES BE HELD IN CUSTODY BY THE COMPANY UNTIL THE RESTRICTIONS THEREON SHALL HAVE LAPSED AND THAT, AS A CONDITION OF ANY RESTRICTED STOCK AWARD, THE APPLICABLE PARTICIPANT SHALL HAVE DELIVERED A STOCK POWER, ENDORSED IN BLANK, RELATING TO THE COMMON STOCK COVERED BY SUCH AWARD.

(iv) No Shares shall be issued at the time an RSU is granted and the Company will not be required to set aside a fund for the payment of any such Award. The Award Agreement for RSUs shall specify whether, to what extent and on what terms the applicable Participant shall be entitled to receive current or deferred payments of cash, Stock or other property corresponding to the dividends payable on the Stock, including whether any such dividends will be held subject to the vesting of the underlying RSUs; provided, however, that dividends or dividend equivalents payable with respect to RSUs that are Performance Awards shall in all events be payable only to the extent that the Performance Goals applicable to the underlying Performance Awards are satisfied.

(b) Restrictions

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms as may be set forth in the applicable Award Agreement: (A) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and (B) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement and, to the extent such Shares are forfeited, the stock certificates shall be returned to the Company and all rights of the Participant to such Shares and as a Stockholder shall terminate without further obligation on the part of the Company.

(ii) RSUs awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such RSUs are forfeited, all rights of the Participant to such RSUs shall terminate without further obligation on the part of the Company and (B) such other terms as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on Restricted Stock Awards and RSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant of the Restricted Stock Awards or RSUs, such action is appropriate, provided that any such Awards intended to qualify as Performance-Based Compensation shall remain subject to the applicable Performance Goals to the extent required under Section 162(m).

(c) Restricted Period. The Restricted Period of Restricted Stock Awards and RSUs shall commence on the Date of Grant and shall expire from as to that part of the Restricted Stock Award and RSUs indicated in a schedule established by the Committee in the applicable Award Agreement.

(d) Delivery of Restricted Stock and Settlement of RSUs

(i) Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock and/or the satisfaction of any applicable Performance Goals without prior forfeiture, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement and unlegended certificates (to the extent certificates are delivered) for such Shares shall be delivered to the Participant upon surrender of the legended certificates, if any.

(ii) RSUs. Upon the expiration of the Restricted Period and the satisfaction of any applicable Performance Goals without prior forfeiture with respect to any outstanding RSUs, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding RSU (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may elect to (A) pay cash or part cash and part Stock in lieu of delivering only Shares for Vested Units or (B) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the

Restricted Period. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, whether paid in cash or Shares (valued at Fair Market Value as of the date of payment), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms as the Committee shall determine. Stock Bonus Awards shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Stock Bonus Awards made on and after the 162(m) Effective Date and intended to qualify as Performance-Based Compensation, the Committee shall establish and administer Performance Goals in the manner described in Section 13 as an additional condition to the vesting and/or payment of such Stock Bonus Awards. The Stock Bonus Award for any Performance Period to any Participant may be reduced or eliminated by the Committee.

11.	Stock Awards

(a) General. Stock Awards may be granted at any time on or prior to the Expiration Date. Each Stock Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms of the Stock Award, including the number of Shares covered by the Stock Award, the purchase price for such Shares and the deadline for the purchase of such Shares.

(b) Purchase Price; Payment. The price (the “Purchase Price”) at which each Share covered by the Stock Award may be purchased upon exercise of a Stock Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue certificates evidencing Stock purchased under this Section 11 unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Purchase Price of any Shares subject to a Stock Award must be paid in full at the time of the purchase.

12.	Cash Awards

The Committee may issue Cash Awards to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms as the Committee shall determine. Cash Awards shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Cash Awards made on and after the 162(m) Effective Date and intended to qualify as Performance-Based Compensation, the Committee shall establish and administer Performance Goals in the manner described in Section 13 as an additional condition to the vesting and/or payment of such Cash Awards. The Cash Award for any Performance Period to any Participant may be reduced or eliminated by the Committee.

13.	Applicability of Section 162(m) to Performance Awards

(a) General. With respect to Performance Awards that are granted on and after the 162(m) Effective Date and are intended to qualify as Performance-Based Compensation, the terms of such Performance Awards (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and the determination of the Award) shall be implemented by the Committee in a manner designed to qualify such Awards as Performance-Based Compensation. Notwithstanding anything herein to the contrary, the Committee may provide for Performance Awards that are not intended to qualify as Performance-Based Compensation.

(b) Adjustments. Performance Goals may be subject to such objective adjustment factors as shall be set by the Committee in accordance with Section 162(m) at the time that the goals and related performance targets are set for the applicable Performance Period, including adjustments to include or exclude the impact of: charges for restructuring, discontinued operations, debt redemption or retirement; asset write downs; litigation or claim judgments or settlements; acquisitions or divestitures; foreign exchange gains and losses; other unusual, infrequently occurring or non-recurring items; and the cumulative effects of tax or accounting changes.

(c) Negative Discretion. The Committee may reduce the amount of a settlement otherwise to be made in connection with a Performance Award, but for Performance Awards intended to qualify as Performance-Based Compensation, the Committee may not exercise discretion to increase the amount otherwise payable for a Performance Award to the extent prohibited by Section 162(m).

14.	General

(a) Additional Terms of an Award

(i) Awards also may be subject to such other terms (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including terms (A) for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, (B) giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such shares, (C) allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, provided such terms comply with Section 409A and (D) to comply with federal and state securities laws and federal and state tax withholding requirements. Any such terms shall be reflected in the applicable Award Agreement.

(ii) Except as otherwise specifically provided in an Award Agreement, upon a Termination of Service for Cause, any outstanding Award held by the Participant so terminated, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

(c) Conditions for Issuance. The obligation of the Company to settle Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Stock on the Applicable Exchange; (ii) any registration or other qualification of such Stock of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding

(i) No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company or any Affiliate thereof shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award (but no more than the minimum required withholding liability or, if permitted by the Committee, such other rate as will not result in adverse accounting or tax consequences) or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(ii) Without limiting the generality of Section 14(d)(i), the Committee may permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability or, if permitted by the Committee, such other rate as will not result in adverse accounting or tax consequences) by (A) delivery of Shares owned by the Participant, provided that such Shares are not subject to any pledge or other security interest and have such other characteristics as may be determined by the Committee) with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise or settlement of the Award, a number of Shares with a Fair Market Value equal to such withholding liability.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Stock with respect to dividends to Participants holding RSUs, shall only be permissible if sufficient Shares are available under Section 5 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 14(e).

(f) Claim to Awards and Employment Rights. No employee of the Company or its Subsidiaries or Affiliates, or other Person, shall have any claim or right to be granted an Award or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, constitute a contract of employment or service or limit the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any employee or other service provider at any time.

(g) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be determined by the laws of descent and distribution.

(h) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her guardian or legal representative or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Texas and to have agreed that any related litigation shall be conducted solely in the courts of Dallas County, Texas or the federal courts for the United States for the Northern District of Texas, where the Plan is made and/or to be performed, and no other courts.

(k) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Nontransferability

(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and its Subsidiaries and Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may permit Awards other than ISOs to be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the

Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Committee or (2) as provided in the applicable Award Agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement.

The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company, or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(m) Section 409A. The Plan is intended to comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Termination of Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee shall have any liability to any Participant for such tax or penalty.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate thereof except as otherwise specifically provided in such other plan.

(o) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate thereof from adopting other or additional compensation arrangements for its employees or other service providers.

(p) Subsidiary Employee. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(q) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory.

(r) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(s) Plan Construction. In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

(t) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.	Changes in Capital Structure

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Option Price, Strike Price or Purchase Price (or term of similar meaning) of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Company (each, a “Stock Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards and (iv) the Option Price, Strike Price or Purchase Price (or term of similar meaning) of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any Stock Change and any Corporate Transaction and any unusual, infrequently occurring or nonrecurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings; provided that with respect to Awards granted on and after the 162(m) Effective Date that are intended to qualify as Performance-Based Compensation, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(e) Any adjustment under this Section 15 need not be the same for all Participants.

16.	Effect of Change in Control

Unless otherwise provided in the applicable Award Agreement and subject to Sections 14(m) and 15, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control:

(a) for outstanding Awards held by non-employee members of the Board, all such Awards that may be exercised shall become fully exercisable, all restrictions with respect to such Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target; and

(b) for outstanding Awards held by Participants other than non-employee members of the Board, either of the following provisions shall apply, depending on whether, and the extent to which, such Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

(i) to the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, (A) such outstanding Awards that may be exercised shall become fully exercisable, (B) all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and non-forfeitable and (C) for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of (1) an assumed achievement of all relevant Performance Goals at the “target” level or (2) the actual level of achievement of all relevant Performance Goals against target as of the Change in Control and such Performance Awards shall become vested pro rata based on the portion of the applicable Performance Period completed through the date of the Change in Control; or

(ii) to the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the Change in Control, the Participant has a Termination of Service either by the Company other than for Cause or by the Participant for “good reason” (as defined in the applicable Award Agreement), then (A) such outstanding Awards that may be exercised shall become fully exercisable, (B) all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and non-forfeitable and (C) for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned and vested as of the Termination of Service based upon the greater of (1) an assumed achievement of all relevant Performance Goals at the “target” level or (2) the actual level of achievement of all relevant Performance Goals against target as of the Change in Control.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

17.	Amendments and Termination

(a) Amendment and Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rules, including Section 409A, Applicable Exchange listing standards and accounting rules. In addition, no amendment to the Plan shall be made without the approval of the Stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange. The Plan will terminate on the Expiration Date, but Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(b) Amendment of Award Agreements. Subject to Section 7(a), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

18.	Clawback

All Awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted prior to or following the Restatement Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

19.	Breach of Restrictive Covenants

Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if a Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or any Affiliate thereof, whether during the Participant’s service or after the Participant’s Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law or otherwise, the Participant shall forfeit or pay to the Company the following:

(a) any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) any shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the 12-month period immediately before the Participant’s Termination of Service;

(c) the profit realized by the Participant from the exercise of any Options or SARs that the Participant exercised after the Participant’s Termination of Service or within the 12-month period immediately before the Participant’s Termination of Service, which profit is the difference between the Option Price of the Option or Strike Price of the SAR and the Fair Market Value of any shares or cash acquired by the Participant upon exercise of such Option or SAR; and

(d) the profit realized by the Participant from the sale, or other disposition for consideration, of any shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the 12-month period immediately before the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.

20.	Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and its Subsidiaries and Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

*        *         *

ANNUAL MEETING OF SANTANDER CONSUMER USA HOLDINGS INC.

Date: June 16, 2016
Time: 9:00 A.M. (Local Time)
Place: 1601 Elm Street, Suite 800, Dallas, TX 75201
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.
1:	Election of Directors				Directors Recommend ä
		For		Withhold
	01 José Doncel Razola	☐		☐	For
	02 Stephen A. Ferriss	☐		☐	For
	03 Brian M. Gunn	☐		☐	For
	04 Victor Hill	☐		☐	For
	05 Mark P. Hurley	☐		☐	For
	06 Jason A. Kulas	☐		☐	For
	07 Javier Maldonado	☐		☐	For
	08 Robert J. McCarthy	☐		☐	For
	09 Blythe Masters	☐		☐	For
	10 Gerald P. Plush	☐		☐	For
	11 William Rainer	☐		☐	For
	12 Wolfgang Schoellkopf	☐		☐	For
	13 Heidi Ueberroth	☐		☐	For
2:	To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year.	For ☐	Against ☐	Abstain ☐	For
3:	The approval of the amendment and restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan.	☐	☐	☐	For
4:	To transact any business as may properly come before the Annual Meeting in accordance with the terms of our Third Amended and Restated Bylaws.
Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here	Please Date Above

	Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Santander Consumer USA Holdings Inc. to be held on Thursday, June 16, 2016 for Holders as of April 26, 2016 This proxy is being solicited on behalf of the Board of Directors
INTERNET Go To www.proxypush.com/sc	VOTE BY:	TELEPHONE 855-782-8499

• Cast your vote online.		OR	•	Use any touch-tone telephone.
• View Meeting Documents.			•	Have your Proxy Card/Voting Instruction Form ready.
		MAIL	•	Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Eldridge A. Burns, Jr. and Jason A. Kulas, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Santander Consumer USA Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 5:00 P.M., Eastern Time, June 15, 2016.

PROXY TABULATOR FOR
SANTANDER CONSUMER USA HOLDINGS INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Santander Consumer USA Holdings Inc.
Annual Meeting of Stockholders
June 16, 2016 9:00 A.M. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Eldridge A. Burns, Jr. and Jason A. Kulas (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Santander Consumer USA Holdings Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Santander Consumer USA Holdings Inc., at 1601 Elm Street, Suite 800, Dallas, Texas 75201, on June 16, 2016 at 9:00 A.M. (Local Time) and all adjournments thereof.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director, and “FOR” proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.